Sales Report:Supplement No. 174 dated Apr 12, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 443393
This series of Notes was issued and sold upon the funding of the borrower loan #41718, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Apr-05-2010
				Auction end date:	Apr-09-2010

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$127.91
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$127.57

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	11%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 8	Length of status:	10y 3m
Credit score:	700-719 (Apr-2010)	Total credit lines:	34	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$6,824	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	48%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	kendale10	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Renovation almost complete
Purpose of loan:
I just bought my property and?would like to request?this amount to complete my home improvement/renovation.

My financial situation:
I have a great paying steady?career with the Department of?Defense and?have proven to be a responsible individual.?The only thing that may cause?strain is my inquiries, I'm always looking for the best deal (ie. interest rates, terms, etc..) so unfortunately I have?assume the risk of inquiries being posted on my credit report. I had a 30 day late notice pop up on my credit report from Feb 2009. Bottom line: While I re-deployed back to the US from Iraq, I provided all my creditors with a forwarding address here in the states. I suspect that Capital One did not receive my forwarding address. At the time I left Iraq which was in 2008, I had a zero balanace on my CC with Capital One. I did not give it much thought, I overlooked the fact that Capital One had a yearly membership fee ($35/40) dollars. I found out in Feb 0f 2009 that I had owed Capital One my membership fee plus a late fee. I acted swiftly to ensure I would pay that balance off which I did. Unfortunately Capital One was not very understanding in this apparent oversight on both of our parts. They refused to remove the 30 day late notice from my credit report. Hope this answers your concerns in advance

Monthly net income: $ 4900

Monthly expenses: $
??Housing: $ 780.00
??Insurance: $ 75.00
??Car Payment: $ 408.00
??Utilities: $?80.00
??Phone, cable, internet: $?200.00
??Food, entertainment: $ 175.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 680.00
? Child Support: $1200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

favorable-order8	$25.00	$25.00	4/5/2010 4:34:45 PM
kenji4861	$25.00	$25.00	4/5/2010 4:37:59 PM
fairwealth	$25.00	$25.00	4/5/2010 4:34:18 PM
BookandLaw	$25.00	$25.00	4/5/2010 4:40:48 PM
mizon291	$50.00	$50.00	4/5/2010 4:48:00 PM
radforj22	$25.00	$25.00	4/5/2010 4:54:22 PM
Phantom99	$25.00	$25.00	4/5/2010 4:55:39 PM
credit-investor5	$76.93	$76.93	4/5/2010 4:56:25 PM
grampy48	$25.00	$25.00	4/5/2010 4:56:41 PM
Tai	$25.00	$25.00	4/5/2010 4:57:16 PM
Emgolda	$25.00	$25.00	4/5/2010 4:57:41 PM
cash-merry-maker	$25.00	$25.00	4/5/2010 4:58:01 PM
Nerdster1	$25.00	$25.00	4/5/2010 4:58:12 PM
nickel-ferret	$25.00	$25.00	4/5/2010 4:57:40 PM
honorable-yield	$50.00	$50.00	4/5/2010 4:59:45 PM
life-is-great	$25.00	$25.00	4/5/2010 4:59:20 PM
delicious-social132	$40.00	$40.00	4/5/2010 5:00:18 PM
bonus-adventure3	$50.00	$50.00	4/5/2010 5:00:27 PM
auction-turbine4	$50.00	$50.00	4/5/2010 5:02:17 PM
lost-money-so-far-on-these	$25.00	$25.00	4/5/2010 4:56:14 PM
revmax	$25.00	$25.00	4/5/2010 4:56:23 PM
TK4	$25.00	$25.00	4/5/2010 4:56:37 PM
paladin847	$25.00	$25.00	4/5/2010 5:03:42 PM
Thunderswan	$50.00	$50.00	4/5/2010 4:57:07 PM
heavenly-repayment4	$25.00	$25.00	4/5/2010 5:03:07 PM
MrDavid	$50.00	$50.00	4/5/2010 5:03:16 PM
integrity-doctor	$100.00	$100.00	4/5/2010 5:03:36 PM
stable-nickel	$200.00	$200.00	4/5/2010 5:04:01 PM
skuba	$50.00	$50.00	4/5/2010 5:04:10 PM
steady-funds6	$25.00	$25.00	4/5/2010 5:04:52 PM
kchen486	$25.00	$25.00	4/5/2010 4:59:44 PM
Holtavious	$25.00	$25.00	4/5/2010 5:05:34 PM
Dreamconnection	$25.00	$25.00	4/5/2010 4:59:54 PM
jengachamp	$25.00	$25.00	4/5/2010 5:05:40 PM
inspired-contract9	$50.00	$50.00	4/5/2010 5:00:11 PM
studious-bonus7	$50.00	$50.00	4/5/2010 5:07:34 PM
AF-Chief	$27.00	$27.00	4/5/2010 5:06:31 PM
dinero-speaker	$25.00	$25.00	4/5/2010 5:02:12 PM
trustworthy-fairness	$25.00	$25.00	4/5/2010 5:07:49 PM
sloak	$25.00	$25.00	4/5/2010 5:02:54 PM
Barak	$40.00	$40.00	4/5/2010 5:03:00 PM
mikeandcat	$100.00	$100.00	4/5/2010 5:04:46 PM
unclejaef	$25.00	$25.00	4/5/2010 5:05:41 PM
350DGRZ	$25.00	$25.00	4/5/2010 5:06:49 PM
don8ter	$60.00	$60.00	4/5/2010 5:08:48 PM
morpholog	$25.00	$25.00	4/5/2010 5:09:05 PM
nhm	$50.00	$28.64	4/5/2010 5:09:13 PM
dontscrewmeover1	$25.00	$25.00	4/5/2010 7:20:14 PM
site_ml	$25.00	$25.00	4/6/2010 6:37:21 AM
the-profit-oracle	$25.00	$25.00	4/6/2010 3:09:28 PM
springpanda	$25.00	$25.00	4/6/2010 4:41:44 PM
grampy48	$25.00	$25.00	4/8/2010 8:28:19 AM
sunshinysmiles	$25.00	$25.00	4/8/2010 1:15:42 PM
interstellar	$50.00	$50.00	4/8/2010 1:41:48 PM
usd1027	$25.00	$25.00	4/8/2010 6:15:34 PM
ddamenace	$25.00	$25.00	4/9/2010 9:32:12 AM
nhambley	$38.00	$38.00	4/9/2010 12:21:30 PM
freeroll14	$45.00	$45.00	4/9/2010 12:02:33 PM
KandKLegacyInvestments	$25.00	$25.00	4/5/2010 4:35:17 PM
woodenshoes	$25.00	$25.00	4/5/2010 4:34:47 PM
kid8549	$25.00	$25.00	4/5/2010 4:42:37 PM
langdonx	$25.00	$25.00	4/5/2010 4:56:18 PM
credit-coach118	$40.00	$40.00	4/5/2010 4:56:46 PM
GenerousGentleMan	$50.00	$50.00	4/5/2010 4:56:16 PM
BiggestG	$25.00	$25.00	4/5/2010 4:56:19 PM
BankOfFrankFairness	$50.00	$50.00	4/5/2010 4:56:30 PM
djs81	$25.00	$25.00	4/5/2010 4:59:25 PM
ideal-penny8	$25.00	$25.00	4/5/2010 5:00:05 PM
WHEREISTHEMOON	$25.00	$25.00	4/5/2010 4:59:37 PM
Avala	$50.00	$50.00	4/5/2010 5:01:24 PM
CarDealer3070	$25.00	$25.00	4/5/2010 5:00:42 PM
stensonb	$25.00	$25.00	4/5/2010 4:56:22 PM
rjblack	$50.00	$50.00	4/5/2010 4:56:28 PM
salala	$25.00	$25.00	4/5/2010 5:02:35 PM
xyzlmno	$25.00	$25.00	4/5/2010 5:02:39 PM
danfrphils	$25.00	$25.00	4/5/2010 4:56:50 PM
community-saver158	$50.00	$50.00	4/5/2010 5:03:55 PM
careful-note	$50.00	$50.00	4/5/2010 5:04:06 PM
supreme-hope	$25.00	$25.00	4/5/2010 4:57:26 PM
investment-network	$25.00	$25.00	4/5/2010 4:57:52 PM
rescue	$100.00	$100.00	4/5/2010 5:03:46 PM
mmckune	$25.00	$25.00	4/5/2010 5:05:18 PM
hrubinst	$25.00	$25.00	4/5/2010 5:00:33 PM
credit-wheel7	$25.00	$25.00	4/5/2010 5:07:42 PM
torion	$25.00	$25.00	4/5/2010 5:01:17 PM
money-floret	$100.00	$100.00	4/5/2010 5:06:54 PM
ddog0224	$25.00	$25.00	4/5/2010 5:01:55 PM
euro-starter	$25.00	$25.00	4/5/2010 5:07:28 PM
shrewd-deal	$25.00	$25.00	4/5/2010 5:09:11 PM
maldok1	$25.00	$25.00	4/5/2010 5:02:30 PM
meenan	$25.00	$25.00	4/5/2010 5:02:48 PM
discrete-asset	$25.00	$25.00	4/5/2010 5:08:14 PM
Rivervale_Westwood	$25.00	$25.00	4/5/2010 5:08:43 PM
bchen78875	$50.00	$50.00	4/5/2010 5:04:35 PM
TeamRamRod	$25.00	$25.00	4/5/2010 5:05:01 PM
RJN	$25.00	$25.00	4/5/2010 5:05:46 PM
cablenews	$25.00	$25.00	4/5/2010 5:05:53 PM
logical-reward8	$25.00	$25.00	4/5/2010 5:06:23 PM
yield-seeker	$25.00	$25.00	4/5/2010 5:07:15 PM
bayareainv	$66.94	$66.94	4/5/2010 5:08:19 PM
reueljw	$25.00	$25.00	4/5/2010 5:08:50 PM
rjsdsu	$25.00	$25.00	4/6/2010 8:13:20 AM
webfeet	$25.00	$25.00	4/6/2010 12:36:37 PM
Dap2005	$100.00	$100.00	4/6/2010 1:54:30 PM
drtomc	$100.00	$100.00	4/8/2010 8:47:46 AM
duke12	$37.49	$37.49	4/8/2010 2:01:06 PM
zippy-revenue8	$25.00	$25.00	4/8/2010 5:49:35 PM
dreamhope	$25.00	$25.00	4/9/2010 7:15:46 AM
ryan6853	$25.00	$25.00	4/9/2010 9:10:51 AM
109 bids
Borrower Payment Dependent Notes Series 451577
This series of Notes was issued and sold upon the funding of the borrower loan #41700, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Mar-23-2010
				Auction end date:	Mar-30-2010

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 16.16%	Starting monthly payment:	$170.89
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$159.46

Auction yield range:	4.04% - 13.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1996	Debt/Income ratio:	6%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	7y 0m
Credit score:	740-759 (Mar-2010)	Total credit lines:	14	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$177
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	17
Screen name:	Enjoying_Life	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	740-759 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	760-779 (Nov-2009) 760-779 (Aug-2009)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	3
Description
Dream Vacation
The purpose of this loan is to finance a long overdue vacation. We are hoping to plan a summer vacation to Hawaii on Princess Cruise Lines. This will be my second Prosper loan and I have found the process to be far more convenient than a conventional Bank.?

My personal situation:

I am currently retired and have an annual income of $42,000 ($3,500.00 per month). My income source is the Railroad Retirement Board and a Union sponsored retirement plan. Both are well funded and backed by the Federal Government. I have $43,000 in available credit of which I am currently using less than?two percent. I am seeking this loan in lieu of using a high-rate credit card. I do not currently own a car. Where I live public transportation is plentiful and more than adequate. If I really need a car I find that it is far cheaper to rent for a day or two a month than to buy and maintain a personal vehicle.??

Expenses:

Rent:???????????????????????$325.00 per month
Transportation:??????????$ 71.00 per month
Utilities:???????????????????$100.00 per month (that?s a high ? lower in summer)
Insurance:????????????????$ 72.00 per month (two life and one renters policy)
Cable and Internet:????$160.00 per month
Entertainment:??????????$100.00 per month
Food:???????????????????????$200.00 per month
Medical:?????????????????? $ 30.00 per month (as a wounded veteran I have VA co-pays only)

The balance of my income goes into long-term savings account which I desire to maintain as a security cushion and for a future down payment on a condo.

Also, when I reach my down payment goal I am going to want a higher credit score. Because my only source of credit is derived from credit cards I find it has been difficult to increase my scores. This loan should help.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AF-Chief	$27.00	$27.00	3/23/2010 3:49:38 PM
rescue	$75.22	$75.22	3/23/2010 3:48:52 PM
fightinjoe	$25.00	$25.00	3/23/2010 3:52:12 PM
bonus-adventure3	$25.00	$25.00	3/23/2010 3:53:52 PM
integrity-doctor	$50.00	$50.00	3/23/2010 3:54:57 PM
Clambake	$50.00	$50.00	3/23/2010 3:52:56 PM
credit-force5	$25.00	$25.00	3/23/2010 3:53:24 PM
personal-lender	$25.00	$25.00	3/23/2010 3:53:45 PM
bigballer105	$50.00	$50.00	3/23/2010 3:54:35 PM
restless-currency	$25.00	$25.00	3/23/2010 3:55:04 PM
Avala	$50.00	$50.00	3/23/2010 3:53:12 PM
skvat	$25.00	$25.00	3/23/2010 3:57:46 PM
chestnut4	$25.00	$25.00	3/23/2010 3:55:52 PM
HedgeFund	$40.00	$40.00	3/23/2010 3:56:12 PM
goodguy2000	$25.00	$25.00	3/23/2010 3:58:28 PM
payment-gusto	$25.00	$25.00	3/23/2010 3:58:21 PM
versatile-platinum4	$25.00	$25.00	3/23/2010 4:00:33 PM
aurorafinancial	$50.00	$50.00	3/23/2010 3:59:01 PM
ddog0224	$25.00	$25.00	3/23/2010 3:56:28 PM
HHP	$25.00	$25.00	3/23/2010 3:57:08 PM
gain-seagull9	$25.00	$25.00	3/23/2010 4:00:28 PM
trade-cello	$25.00	$25.00	3/23/2010 4:00:43 PM
hrubinst	$25.00	$25.00	3/23/2010 4:01:01 PM
trident9	$25.00	$25.00	3/23/2010 4:01:55 PM
important-ore	$50.00	$50.00	3/23/2010 4:04:23 PM
wacko82	$25.00	$25.00	3/23/2010 4:04:52 PM
harmonious-revenue7	$50.00	$50.00	3/23/2010 4:00:11 PM
Dreamconnection	$25.00	$25.00	3/23/2010 4:03:47 PM
chicco	$56.00	$56.00	3/23/2010 4:01:04 PM
blackberry9	$25.00	$25.00	3/23/2010 4:05:40 PM
responsible-investment0	$50.00	$50.00	3/23/2010 4:01:32 PM
honorable-yield	$50.00	$50.00	3/23/2010 4:01:53 PM
CarDealer3070	$25.00	$25.00	3/23/2010 4:02:11 PM
KandKLegacyInvestments	$25.00	$25.00	3/23/2010 4:02:29 PM
resource777	$25.00	$25.00	3/23/2010 4:14:02 PM
exchange-fountain	$25.00	$25.00	3/23/2010 4:03:52 PM
Floridian71	$25.00	$25.00	3/23/2010 4:54:03 PM
ladderskibum	$25.00	$25.00	3/23/2010 4:54:31 PM
balance6	$25.00	$25.00	3/23/2010 4:54:43 PM
TMillard	$25.00	$25.00	3/23/2010 4:55:05 PM
yenlowang	$25.00	$25.00	3/23/2010 4:55:34 PM
enigma1337	$25.00	$25.00	3/23/2010 4:55:39 PM
wampum-reaction2	$25.00	$25.00	3/23/2010 4:55:42 PM
flexible-return297	$25.00	$25.00	3/23/2010 4:55:50 PM
first-upright-payout	$25.00	$25.00	3/23/2010 4:55:56 PM
vault893	$26.99	$26.99	3/23/2010 4:56:19 PM
Diver26	$25.00	$25.00	3/23/2010 4:53:55 PM
ryanplays311	$25.00	$25.00	3/23/2010 4:53:58 PM
iflyforfun	$25.00	$25.00	3/23/2010 4:54:40 PM
compassion-lotus5	$25.00	$25.00	3/23/2010 4:54:44 PM
psztnrw	$67.03	$67.03	3/23/2010 4:54:51 PM
orgy63	$25.00	$25.00	3/23/2010 4:54:54 PM
junctionking	$25.00	$25.00	3/23/2010 4:55:01 PM
interest-satellite	$25.00	$25.00	3/23/2010 4:05:39 PM
interest-exec9	$25.00	$25.00	3/23/2010 4:55:38 PM
jga516	$25.00	$25.00	3/23/2010 4:55:44 PM
forthright-dedication	$50.00	$50.00	3/23/2010 4:55:47 PM
tripnosis	$25.00	$25.00	3/23/2010 4:55:51 PM
trade-charmer5	$25.00	$25.00	3/23/2010 4:56:13 PM
Tahoeguy	$50.00	$50.00	3/23/2010 4:14:08 PM
independent-investment	$25.00	$25.00	3/23/2010 4:53:56 PM
rooosta	$25.00	$25.00	3/23/2010 4:54:41 PM
happy-return4	$25.00	$25.00	3/23/2010 4:55:10 PM
yachtmaster45	$25.00	$25.00	3/23/2010 4:55:30 PM
ghinga	$30.00	$30.00	3/23/2010 4:55:36 PM
mizon291	$50.00	$50.00	3/23/2010 4:55:43 PM
natural-greenback6	$25.00	$25.00	3/23/2010 4:55:51 PM
unrivaled-justice	$25.00	$25.00	3/23/2010 4:55:58 PM
Tallac-Capital	$25.00	$25.00	3/23/2010 4:56:14 PM
uncleubb	$25.00	$25.00	3/26/2010 1:44:32 PM
Frosty	$25.00	$25.00	3/27/2010 10:21:24 AM
kenji4861	$50.00	$50.00	3/23/2010 3:49:12 PM
delicious-social132	$40.00	$40.00	3/23/2010 3:52:39 PM
torion	$25.00	$25.00	3/23/2010 3:52:57 PM
skuba	$50.00	$50.00	3/23/2010 3:52:11 PM
AFairDeal	$25.00	$25.00	3/23/2010 3:54:39 PM
lender987654321	$25.00	$25.00	3/23/2010 3:55:13 PM
inspired-contract9	$50.00	$50.00	3/23/2010 3:51:07 PM
unforgettable-order9	$100.00	$100.00	3/23/2010 3:55:29 PM
TakeCare	$50.00	$50.00	3/23/2010 3:55:46 PM
lendersf	$95.00	$95.00	3/23/2010 3:53:58 PM
kchen486	$25.00	$25.00	3/23/2010 3:56:56 PM
successful-euro	$75.00	$75.00	3/23/2010 3:54:49 PM
aldenrains	$25.00	$25.00	3/23/2010 3:59:43 PM
responsibility-mulberry	$25.00	$25.00	3/23/2010 3:59:47 PM
radforj22	$25.00	$25.00	3/23/2010 3:58:44 PM
loan-warrior	$25.00	$25.00	3/23/2010 3:56:06 PM
Railbird	$25.00	$25.00	3/23/2010 4:00:48 PM
MarinLoans	$25.00	$25.00	3/23/2010 3:56:22 PM
contract-lotus	$25.00	$25.00	3/23/2010 3:57:16 PM
studious-bonus7	$50.00	$50.00	3/23/2010 3:57:54 PM
pawnshopman	$25.00	$25.00	3/23/2010 4:01:19 PM
credit-magician	$25.00	$25.00	3/23/2010 4:01:27 PM
transparency-halo	$25.00	$25.00	3/23/2010 3:58:09 PM
fishtale	$25.00	$25.00	3/23/2010 4:01:41 PM
Havana21	$50.00	$50.00	3/23/2010 4:04:25 PM
authentic-diversification	$25.00	$25.00	3/23/2010 3:59:40 PM
Attract	$25.00	$25.00	3/23/2010 4:04:39 PM
desertoasis	$50.00	$50.00	3/23/2010 4:03:05 PM
rhightower003	$25.00	$25.00	3/23/2010 4:05:10 PM
GAOGERAM_BANK	$25.00	$25.00	3/23/2010 4:04:03 PM
goodbob	$25.00	$25.00	3/23/2010 4:04:07 PM
Panna	$25.00	$25.00	3/23/2010 4:05:16 PM
r0b3m4n	$25.00	$25.00	3/23/2010 4:05:21 PM
gnuey	$50.00	$50.00	3/23/2010 4:04:35 PM
Supernick	$50.00	$50.00	3/23/2010 4:05:35 PM
economy-producer	$25.00	$25.00	3/23/2010 4:05:04 PM
bigdogsafety1	$25.00	$25.00	3/23/2010 4:05:50 PM
asset-professor	$75.00	$75.00	3/23/2010 4:02:12 PM
shrewd-deal	$25.00	$25.00	3/23/2010 4:03:40 PM
stable-nickel	$120.00	$120.00	3/23/2010 4:13:30 PM
life-is-great	$25.00	$25.00	3/23/2010 4:43:16 PM
BristolEnterprises	$25.00	$25.00	3/23/2010 4:03:58 PM
CASHGIRL	$25.00	$25.00	3/23/2010 4:54:00 PM
newyork6264	$25.00	$25.00	3/23/2010 4:54:15 PM
reueljw	$25.00	$25.00	3/23/2010 4:54:41 PM
cberthiaume	$25.00	$25.00	3/23/2010 4:54:45 PM
chomper969	$25.00	$25.00	3/23/2010 4:55:32 PM
Fortuno_per_commodo	$50.00	$50.00	3/23/2010 4:55:36 PM
Malkial	$25.00	$25.00	3/23/2010 4:55:40 PM
impeccable-transparency	$57.70	$57.70	3/23/2010 4:55:45 PM
treasure-bliss	$100.00	$100.00	3/23/2010 4:04:46 PM
Banker7371	$25.00	$25.00	3/23/2010 4:55:52 PM
adir1	$25.00	$25.00	3/23/2010 4:56:17 PM
maintenanceboss	$25.00	$25.00	3/23/2010 4:04:58 PM
new-marketplace-lyrics	$25.00	$0.84	3/23/2010 4:56:22 PM
JKEnterprises	$25.00	$25.00	3/23/2010 4:53:57 PM
ptjg	$38.16	$38.16	3/23/2010 4:54:42 PM
Downs108	$25.00	$25.00	3/23/2010 4:54:48 PM
theprince	$25.00	$25.00	3/23/2010 4:54:53 PM
Rick7925	$25.00	$25.00	3/23/2010 4:54:55 PM
tucksta	$25.00	$25.00	3/23/2010 4:54:57 PM
Frugal	$25.00	$25.00	3/23/2010 4:55:31 PM
transparent-money2	$25.00	$25.00	3/23/2010 4:55:35 PM
wonderful-balance7	$25.00	$25.00	3/23/2010 4:55:39 PM
Marathoner	$25.00	$25.00	3/23/2010 4:05:45 PM
whynormal	$25.00	$25.00	3/23/2010 4:55:43 PM
108lender	$25.00	$25.00	3/23/2010 4:55:47 PM
gracej	$25.00	$25.00	3/23/2010 4:55:49 PM
ClearLake	$25.00	$25.00	3/23/2010 4:55:54 PM
PaulHenry	$25.00	$25.00	3/23/2010 4:56:16 PM
brewman	$25.00	$25.00	3/23/2010 4:43:30 PM
acrocoach	$25.00	$25.00	3/23/2010 4:54:14 PM
reward-motion	$25.00	$25.00	3/23/2010 4:54:43 PM
samo102us	$25.00	$25.00	3/23/2010 4:55:06 PM
MoneyU4IA	$25.00	$25.00	3/23/2010 4:55:41 PM
benefit-squirrel	$30.00	$30.00	3/23/2010 4:55:53 PM
Glovez2	$27.48	$27.48	3/23/2010 4:56:13 PM
peso-colonel	$43.58	$43.58	3/23/2010 4:56:20 PM
the-profit-oracle	$25.00	$25.00	3/29/2010 2:53:06 PM
Grandmahoneybee	$50.00	$50.00	3/30/2010 3:36:56 PM
wwwUniversal	$25.00	$25.00	3/30/2010 2:20:41 PM
152 bids
Borrower Payment Dependent Notes Series 451763
This series of Notes was issued and sold upon the funding of the borrower loan #41712, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Mar-25-2010
				Auction end date:	Apr-01-2010

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$159.88
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$159.46

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	10 / 8	Length of status:	0y 7m
Credit score:	780-799 (Mar-2010)	Total credit lines:	64	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	respectful-money8	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
a lifelong dream
My twin brother and I have recently decided to follow our lifelong dream. We have always wanted to design and produce our own video game. The popularity of casual gaming on Facebook has made this dream attainable. We have each already spent $45,000 of our own money to our game. Now, we're entering our final phase of development and we each need to pony up another $10,000. I have chosen to use Prosper as my lender.

I am a very responsible individual... I've never had any problems with credit. I have a PhD in Educational Psychology with a research interest in social gaming, so this is an area in which I have expertise. I have a steady job, but i'm hoping to own my own business.

Thank you for help!

if you're interested in the game, check us out at www.qunify.com!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AF-Chief	$28.00	$28.00	3/25/2010 3:56:44 PM
studious-bonus7	$50.00	$50.00	3/25/2010 4:01:27 PM
responsibility-mulberry	$25.00	$25.00	3/25/2010 4:01:43 PM
hrubinst	$25.00	$25.00	3/25/2010 4:02:20 PM
asset-professor	$75.00	$75.00	3/25/2010 4:02:55 PM
rhightower003	$25.00	$25.00	3/25/2010 4:03:45 PM
Clambake	$50.00	$50.00	3/25/2010 4:05:34 PM
torion	$25.00	$25.00	3/25/2010 4:05:41 PM
desertoasis	$25.00	$25.00	3/25/2010 4:04:03 PM
chekat	$25.00	$25.00	3/25/2010 4:04:19 PM
Avala	$50.00	$50.00	3/25/2010 4:05:52 PM
chestnut4	$25.00	$25.00	3/25/2010 4:07:14 PM
ahansen	$25.00	$25.00	3/25/2010 4:09:12 PM
HHP	$25.00	$25.00	3/25/2010 4:07:48 PM
cello1	$25.00	$25.00	3/25/2010 4:10:33 PM
goodbob	$25.00	$25.00	3/25/2010 4:10:59 PM
decisive-marketplace3	$25.00	$25.00	3/25/2010 4:08:49 PM
economy-producer	$25.00	$25.00	3/25/2010 4:03:32 PM
MAKEITAUTOMATIC	$25.00	$25.00	3/25/2010 4:12:02 PM
WHEREISTHEMOON	$25.00	$25.00	3/25/2010 4:10:17 PM
successful-euro	$50.00	$50.00	3/25/2010 4:11:44 PM
bonus-adventure3	$25.00	$25.00	3/25/2010 4:06:34 PM
shellcollector	$25.00	$25.00	3/25/2010 4:31:31 PM
diversification-medalist	$25.00	$25.00	3/25/2010 4:41:05 PM
details	$25.00	$25.00	3/25/2010 4:24:40 PM
dinero-speaker	$25.00	$25.00	3/25/2010 4:13:09 PM
auction-turbine4	$25.00	$25.00	3/25/2010 4:13:36 PM
Strand_Investments	$25.00	$25.00	3/25/2010 5:05:30 PM
tallmon	$25.00	$25.00	3/25/2010 5:56:23 PM
VPRLLC	$25.00	$25.00	3/25/2010 8:28:16 PM
LenderExtraordinaire	$25.00	$25.00	3/25/2010 8:28:28 PM
zeraphm	$25.00	$25.00	3/25/2010 8:29:00 PM
redrock007	$25.00	$25.00	3/25/2010 8:29:31 PM
shiny-revenue	$25.00	$25.00	3/25/2010 8:29:37 PM
top-silver-american	$25.00	$25.00	3/25/2010 8:29:42 PM
macjp123	$25.00	$25.00	3/25/2010 7:28:06 PM
blackberry9	$25.00	$25.00	3/25/2010 8:59:25 PM
KrazyCelticKid	$51.97	$51.97	3/25/2010 10:14:02 PM
chicago1228	$25.00	$25.00	3/25/2010 6:47:57 PM
uprising35	$25.00	$25.00	3/25/2010 8:29:00 PM
bkwest01	$100.00	$100.00	3/25/2010 8:29:32 PM
jokerj006	$25.00	$25.00	3/25/2010 8:29:38 PM
mrscenicroute	$25.00	$25.00	3/25/2010 8:29:49 PM
BuffetRocks	$25.10	$25.10	3/26/2010 1:07:53 AM
darylc	$25.00	$25.00	3/26/2010 3:14:38 AM
Veshay	$28.92	$28.92	3/25/2010 9:38:00 PM
MO_Investor	$25.00	$25.00	3/25/2010 8:28:37 PM
KandKLegacyInvestments	$25.00	$25.00	3/26/2010 6:00:29 AM
teller	$25.00	$25.00	3/25/2010 8:29:03 PM
a-goal-bill	$25.00	$25.00	3/25/2010 8:29:32 PM
RetiredATC	$25.00	$25.00	3/25/2010 8:29:39 PM
Marathoner	$25.00	$25.00	3/25/2010 8:59:54 PM
kmfreymi	$25.00	$25.00	3/25/2010 9:03:09 PM
mnbud	$25.00	$25.00	3/25/2010 9:38:01 PM
ekdroom	$25.00	$25.00	3/26/2010 3:16:05 AM
greenback-amplifier	$25.00	$25.00	3/26/2010 7:07:53 AM
jdnyc	$25.00	$25.00	3/25/2010 11:42:56 PM
loner001	$25.00	$25.00	3/26/2010 8:33:08 AM
peace-maximizer8	$25.00	$25.00	3/26/2010 1:28:47 AM
towering-contract	$25.00	$25.00	3/26/2010 9:34:17 AM
focused-dime8	$25.00	$25.00	3/26/2010 8:25:27 AM
tsui517	$25.00	$25.00	3/26/2010 8:28:10 AM
JohnW12	$25.00	$25.00	3/26/2010 7:39:26 AM
KB4UF	$25.00	$25.00	3/26/2010 10:14:54 AM
flopcat	$25.00	$25.00	3/26/2010 10:41:28 AM
KiwiElf	$25.00	$25.00	3/26/2010 10:43:10 AM
SDNLR	$25.00	$25.00	3/26/2010 9:36:20 AM
devin57	$25.00	$25.00	3/26/2010 9:33:14 AM
Sang1963	$25.00	$25.00	3/26/2010 10:23:14 AM
Dendomatic	$25.00	$25.00	3/26/2010 10:43:32 AM
ms48105	$25.00	$25.00	3/26/2010 9:35:57 AM
sharkm	$35.00	$35.00	3/26/2010 10:48:30 AM
helpinghand63	$50.00	$50.00	3/26/2010 9:36:01 AM
frobin	$25.00	$25.00	3/26/2010 9:44:26 AM
Prairie-MN	$30.00	$30.00	3/31/2010 12:05:50 PM
windtalkers	$25.00	$25.00	3/31/2010 1:29:38 PM
best-listing-toro	$25.00	$25.00	3/31/2010 1:54:55 PM
SpotLending	$25.00	$25.00	4/1/2010 6:31:57 AM
ujiba	$25.00	$25.00	4/1/2010 11:56:03 AM
Nerdster1	$25.00	$25.00	3/25/2010 3:52:31 PM
chicco	$56.00	$56.00	3/25/2010 4:02:25 PM
aurorafinancial	$50.00	$50.00	3/25/2010 4:01:38 PM
harmonious-revenue7	$50.00	$50.00	3/25/2010 4:01:56 PM
Havana21	$50.00	$50.00	3/25/2010 4:03:20 PM
personal-lender	$25.00	$25.00	3/25/2010 4:06:06 PM
HedgeFund	$40.00	$40.00	3/25/2010 4:07:23 PM
bchen78875	$25.00	$25.00	3/25/2010 4:09:49 PM
versatile-platinum4	$25.00	$25.00	3/25/2010 4:02:06 PM
CarDealer3070	$25.00	$25.00	3/25/2010 4:02:47 PM
stock106	$25.00	$25.00	3/25/2010 4:11:24 PM
currency-sergeant	$25.00	$25.00	3/25/2010 4:12:04 PM
delicious-social132	$25.00	$25.00	3/25/2010 4:06:12 PM
inspired-contract9	$25.00	$25.00	3/25/2010 4:06:28 PM
fightinjoe	$25.00	$25.00	3/25/2010 4:11:48 PM
integrity-doctor	$50.00	$50.00	3/25/2010 4:06:47 PM
ddog0224	$25.00	$25.00	3/25/2010 4:07:29 PM
windfall46	$25.00	$25.00	3/25/2010 4:08:36 PM
a-finance-nirvana	$25.00	$25.00	3/25/2010 4:31:15 PM
responsible-investment0	$50.00	$50.00	3/25/2010 4:11:40 PM
return-eclipse0	$25.00	$25.00	3/25/2010 4:38:27 PM
orange-preeminant-bill	$100.00	$100.00	3/25/2010 5:56:13 PM
blissful-note7	$25.00	$25.00	3/25/2010 4:39:59 PM
shoedds	$25.00	$25.00	3/25/2010 5:45:12 PM
success1001	$50.00	$50.00	3/25/2010 5:56:06 PM
time4aloan	$50.00	$50.00	3/25/2010 5:56:15 PM
treasure-bliss	$100.00	$100.00	3/25/2010 8:28:32 PM
sympathetic-asset	$25.00	$25.00	3/25/2010 8:29:33 PM
uwinwewin	$25.00	$25.00	3/25/2010 8:29:41 PM
gain-seagull9	$25.00	$25.00	3/25/2010 8:29:46 PM
Speculator	$25.45	$25.45	3/25/2010 7:28:04 PM
treasure-hunter270	$25.00	$25.00	3/25/2010 8:28:17 PM
cash-queen	$30.00	$30.00	3/25/2010 10:53:38 PM
Vetrepreneur	$25.00	$25.00	3/25/2010 8:29:34 PM
mg6619	$25.00	$25.00	3/25/2010 8:29:47 PM
nourishing-interest0	$25.00	$25.00	3/25/2010 8:34:35 PM
rock-turner	$42.48	$42.48	3/26/2010 2:22:21 AM
siesta100	$25.00	$25.00	3/25/2010 8:28:15 PM
rpatusa	$25.00	$25.00	3/25/2010 8:28:21 PM
nanda	$25.00	$25.00	3/25/2010 8:29:34 PM
helping-out	$25.00	$25.00	3/25/2010 8:29:45 PM
progressive-asset	$100.00	$100.00	3/25/2010 8:29:48 PM
bonafide-cash	$42.48	$42.48	3/26/2010 6:15:26 AM
community-pipeline8	$50.00	$50.00	3/25/2010 8:33:53 PM
rapid-credit428	$25.00	$25.00	3/26/2010 1:29:06 AM
r0b3m4n	$25.00	$25.00	3/26/2010 2:21:59 AM
NELNET	$28.08	$28.08	3/26/2010 4:50:31 AM
the-profit-oracle	$25.00	$25.00	3/26/2010 6:08:35 AM
bowdish1	$50.00	$50.00	3/26/2010 12:49:21 AM
Eric15378	$25.00	$25.00	3/26/2010 2:22:15 AM
cash-boots	$25.00	$25.00	3/26/2010 5:43:32 AM
ticketman2	$25.00	$25.00	3/26/2010 9:35:07 AM
maldok1	$25.00	$25.00	3/26/2010 6:54:56 AM
tranquil-return4	$25.00	$25.00	3/26/2010 10:00:00 AM
unassassinable	$25.00	$25.00	3/26/2010 9:33:52 AM
bxdoc	$250.00	$250.00	3/26/2010 8:27:54 AM
ccdmp2004	$25.00	$25.00	3/26/2010 10:40:21 AM
dr_bob1500	$25.00	$25.00	3/26/2010 8:43:04 AM
shingu79	$50.00	$36.52	3/26/2010 10:48:33 AM
friendly-market5	$25.00	$25.00	3/26/2010 9:12:55 AM
Phantom99	$25.00	$25.00	3/26/2010 9:19:44 AM
knight3136	$25.00	$25.00	3/26/2010 9:28:36 AM
justice-dna	$25.00	$25.00	3/26/2010 10:23:17 AM
ommcd	$25.00	$25.00	3/26/2010 9:34:05 AM
adamnash	$25.00	$25.00	3/26/2010 10:31:08 AM
tenacious-commitment6	$25.00	$25.00	3/26/2010 10:43:37 AM
awwaww	$25.00	$25.00	3/26/2010 9:36:03 AM
integrity-broker	$25.00	$25.00	3/26/2010 10:16:11 AM
Entejaeger	$25.00	$25.00	3/26/2010 10:23:15 AM
revenue-prospector	$25.00	$25.00	3/26/2010 10:32:54 AM
snoopey100	$25.00	$25.00	3/26/2010 10:48:11 AM
ArmyGuy	$25.00	$25.00	3/26/2010 10:48:28 AM
Paragon13	$50.00	$50.00	3/28/2010 9:10:40 PM
octoberfresh	$25.00	$25.00	3/29/2010 12:14:45 PM
dano1965	$50.00	$50.00	4/1/2010 12:31:44 PM
coup173	$25.00	$25.00	4/1/2010 3:19:37 PM
155 bids
Borrower Payment Dependent Notes Series 451879
This series of Notes was issued and sold upon the funding of the borrower loan #41797, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$9,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Mar-26-2010
				Auction end date:	Apr-02-2010

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 21.37%	Starting monthly payment:	$339.08
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 19.36%	Final monthly payment:	$329.90

Auction yield range:	3.04% - 20.00%	Estimated loss impact:	1.53%
Lender servicing fee:	1.00%	Estimated return:	16.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	0y 8m
Credit score:	820-839 (Feb-2010)	Total credit lines:	24	Occupation:	Psychologist
Now delinquent:	0	Revolving credit balance:	$11,873	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	25%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	brightest-sensible-point	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"bridge" while clientele increases
Purpose of loan:
This loan will be used to?increase my business as a Licensed Marriage Family Therapist in my area and in a nearby locale. This is proving to be much bigger than I thought it would be and am thus acquiring a bridge while I further establish my business.? I am hard-working (a family value) and have always paid my bills.

My financial situation:
I am a good candidate for this loan because?this is just a temporary need while I shift services.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Monthly income/expenses? Credit card debt/interest rates? Other debt? - Trakissta
A: Income average last 4 months is $7656.00. Credit cards $2500.00 per month (this includes car, therapist office costs---rent, utilities and supplies). My mortgage is $2917.86 per month (mortgage is 25% of my home value). At this time a major health insurance company owes me thousands of dollars for doing therapy with their consumers. My credit score is 767. (Mar-27-2010)
Q: what is the name of your business? where can i find more information about your business, assuming i needed marriage therapy? what exactly will this loan be used for in your business? - CTG_JaQ
A: www.TherapistCare.com is my company. Soon we will be holding community groups re: vets & family reunification, disorders, life coaching, stress mgt. and more. I am also hiring a part-time bilingual Therapist. (Mar-29-2010)
Q: How will this loan be used to increase your business? promotions? specific business expenses? Thank you. - Karey
A: I am purchasing items (pamphlets, videos etc.) for a meeting room (rent per hour) to hold specific community wellness needs, (vets./family reunification, effective therapy for PTSD called EMDR---which I am certified in, and other community needs such as living with an addictive or mentally ill relative, and more). I am also in the process of hiring a part-time Bilingual Therapist. (Mar-30-2010)
Q: didn't you recently have a loan listing? i seem to remeber you. - organic-platinum
A: Yes. I guess the interest rate was too low??? (Mar-31-2010)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

sflender1099	$25.00	$25.00	3/26/2010 4:22:57 PM
Dad2SandJ	$50.00	$50.00	3/26/2010 4:23:51 PM
Centaur	$50.00	$50.00	3/26/2010 4:22:58 PM
CIC	$25.00	$25.00	3/26/2010 4:28:02 PM
CIC	$25.00	$25.00	3/26/2010 4:32:56 PM
CIC	$25.00	$25.00	3/26/2010 4:28:45 PM
kind-efficient-credit	$25.00	$25.00	3/27/2010 4:19:07 AM
best-listing-toro	$25.00	$25.00	3/27/2010 7:53:30 AM
nimble-cash7	$50.00	$50.00	3/27/2010 8:57:17 AM
kind-efficient-credit	$25.00	$25.00	3/27/2010 1:06:07 PM
chibear34	$25.00	$25.00	3/28/2010 6:34:32 AM
LoanDMC	$25.00	$25.00	3/28/2010 11:15:38 AM
cash-tent	$25.00	$25.00	3/28/2010 2:19:36 PM
matthewa	$25.00	$25.00	3/28/2010 4:58:53 PM
Dustley	$25.00	$25.00	3/29/2010 8:23:06 AM
imlosttoo	$25.00	$25.00	3/29/2010 11:35:34 AM
13loans	$25.00	$25.00	3/29/2010 12:12:08 PM
ONECENTATATIME	$50.00	$50.00	3/29/2010 1:03:05 PM
reflective-rupee	$100.00	$100.00	3/29/2010 4:26:17 PM
reflective-rupee	$100.00	$100.00	3/29/2010 4:26:39 PM
TechnologyGuy	$25.00	$25.00	3/29/2010 4:36:05 PM
CTG_JaQ	$200.00	$200.00	3/29/2010 5:54:38 PM
loss-of-control	$50.00	$50.00	3/29/2010 6:33:25 PM
chameleon125	$25.00	$25.00	3/30/2010 7:43:57 AM
healingangel22	$25.00	$25.00	3/30/2010 9:06:52 AM
inforapenny	$25.00	$25.00	3/30/2010 10:28:41 AM
alex189a	$50.00	$50.00	3/30/2010 4:31:18 PM
Harpersferry	$50.00	$50.00	3/30/2010 5:23:41 PM
five-star-note	$50.00	$50.00	3/30/2010 4:55:55 PM
taylodo	$28.00	$28.00	3/30/2010 7:43:04 PM
skifamily1992	$25.00	$25.00	3/30/2010 10:00:47 PM
thebiggestnagger	$27.40	$27.40	3/31/2010 4:11:59 AM
SDD123	$25.00	$25.00	3/31/2010 5:53:31 AM
sshgfwb	$25.00	$25.00	3/31/2010 8:42:30 AM
Sealion	$50.00	$50.00	3/31/2010 10:11:15 AM
revenue-sapling	$25.00	$25.00	3/31/2010 8:28:57 AM
Watersports	$150.00	$150.00	3/31/2010 12:32:37 PM
nickel-position	$25.00	$25.00	3/31/2010 4:24:01 PM
KFB_Investments	$35.00	$35.00	3/31/2010 5:43:29 PM
Prairie-MN	$30.00	$30.00	3/31/2010 7:22:22 PM
wise-silver-wonder	$25.00	$25.00	3/31/2010 6:09:35 PM
us957165	$25.00	$25.00	3/31/2010 6:42:27 PM
Bob450	$50.00	$50.00	3/31/2010 9:19:36 PM
credit-missile	$159.72	$159.72	3/31/2010 8:37:36 PM
wilmajean	$50.00	$50.00	4/1/2010 6:44:01 AM
SpotLending	$25.00	$25.00	4/1/2010 6:33:30 AM
dynrep	$100.00	$100.00	4/1/2010 9:14:09 AM
respectful-integrity3	$25.00	$25.00	4/1/2010 8:47:29 AM
liberty-equilibrium	$28.13	$28.13	4/1/2010 9:19:36 AM
The-CAPS-fan	$50.00	$50.00	4/1/2010 9:24:55 AM
principal-star	$25.00	$25.00	4/1/2010 10:10:37 AM
malmoswed1	$50.00	$50.00	4/1/2010 11:40:18 AM
durability-colonel	$50.00	$50.00	4/1/2010 1:45:00 PM
cnovak	$25.00	$25.00	4/1/2010 12:11:07 PM
butlerpossible	$44.69	$44.69	4/1/2010 1:24:55 PM
Jazzy503	$30.00	$30.00	4/1/2010 3:33:34 PM
wkeboarder21	$50.00	$50.00	4/1/2010 4:56:56 PM
VitaminFunk	$25.00	$25.00	4/1/2010 5:18:04 PM
Southern_Illinois_Girl	$27.50	$27.50	4/1/2010 5:56:46 PM
nashibaksi	$25.00	$25.00	4/1/2010 6:04:47 PM
rbgnr111	$25.00	$25.00	4/1/2010 7:24:35 PM
diligent-moola9	$30.21	$30.21	4/1/2010 8:01:17 PM
Kash2010lu	$25.00	$25.00	4/1/2010 7:09:45 PM
fantastic-investment	$100.00	$100.00	4/1/2010 5:28:29 PM
Feyenoord	$29.13	$29.13	4/1/2010 8:36:13 PM
boomer61	$25.00	$25.00	4/1/2010 6:19:18 PM
TheLoanManCan	$25.00	$25.00	4/1/2010 9:28:07 PM
powerful-greenback2	$25.00	$25.00	4/1/2010 6:55:32 PM
umfan123	$25.00	$25.00	4/2/2010 6:50:20 AM
penn778	$25.00	$25.00	4/2/2010 9:04:15 AM
shonuva05	$25.00	$25.00	4/2/2010 3:56:22 AM
leverage-monger	$25.00	$25.00	4/2/2010 10:07:32 AM
Leshan	$25.00	$25.00	4/2/2010 10:09:42 AM
vendorking1	$25.00	$25.00	4/2/2010 11:24:14 AM
PleaseDoNotDefault	$25.00	$25.00	4/2/2010 11:28:27 AM
radiant-cash0	$25.00	$25.00	4/2/2010 10:37:12 AM
falcone	$50.00	$50.00	4/2/2010 10:40:25 AM
grammaspurse	$25.00	$25.00	4/2/2010 10:49:07 AM
vmh20035	$35.00	$35.00	4/2/2010 10:53:48 AM
DADS-GIFT	$25.00	$25.00	4/2/2010 11:27:24 AM
Nusk	$40.00	$40.00	4/2/2010 10:04:34 AM
planet613	$41.95	$41.95	4/2/2010 11:23:55 AM
Smallbear	$25.00	$25.00	4/2/2010 1:04:18 PM
ajk_blue	$25.00	$25.00	4/2/2010 1:11:18 PM
Num1Knicks	$25.00	$25.00	4/2/2010 2:24:08 PM
Johnab	$25.00	$25.00	4/2/2010 12:34:59 PM
twerns	$40.00	$40.00	4/2/2010 2:44:48 PM
value-rapture	$25.00	$25.00	4/2/2010 3:41:58 PM
glowman76	$25.00	$25.00	4/2/2010 4:02:51 PM
encore739	$25.00	$25.00	4/2/2010 4:03:25 PM
lucrative-worth	$25.00	$25.00	4/2/2010 3:32:45 PM
Kyileo	$50.00	$50.00	4/2/2010 3:40:07 PM
RkyMtnHi	$75.00	$75.00	4/2/2010 4:06:40 PM
cunning-bill	$25.00	$25.00	4/2/2010 4:01:34 PM
ministry3	$25.00	$25.00	3/26/2010 4:16:52 PM
CIC	$25.00	$25.00	3/26/2010 4:30:54 PM
BradP	$50.00	$50.00	3/27/2010 10:14:30 AM
JustMee	$25.00	$25.00	3/27/2010 10:42:49 AM
Zipperdu	$50.00	$50.00	3/27/2010 1:57:40 PM
Stravage	$50.00	$50.00	3/28/2010 8:22:24 AM
credit-observatory	$25.00	$25.00	3/28/2010 9:22:46 AM
octoberfresh	$25.00	$25.00	3/29/2010 11:59:18 AM
reflective-rupee	$100.00	$100.00	3/29/2010 4:26:28 PM
Mowine4me	$25.00	$25.00	3/29/2010 4:35:40 PM
FinDoc	$25.00	$25.00	3/29/2010 4:35:18 PM
Sagenius	$28.54	$28.54	3/29/2010 9:11:35 PM
ME-Entrepreneur	$25.00	$25.00	3/30/2010 4:59:30 AM
wkeboarder21	$50.00	$50.00	3/30/2010 4:06:43 AM
chrisb1414	$25.00	$25.00	3/30/2010 6:00:24 AM
EEasyMoney	$25.00	$25.00	3/30/2010 7:43:07 AM
heng2x	$50.00	$50.00	3/30/2010 11:00:10 AM
Gnomes-of-Zurich	$38.23	$38.23	3/30/2010 12:11:29 PM
greenbfin	$25.00	$25.00	3/30/2010 10:09:49 PM
dynrep	$25.00	$25.00	3/31/2010 8:24:36 AM
kind-efficient-credit	$256.65	$256.65	3/31/2010 8:41:55 AM
sunshine1965	$25.00	$25.00	3/31/2010 10:58:46 AM
mpatrick	$50.00	$50.00	3/31/2010 2:32:31 PM
lucrative-worth	$25.00	$25.00	3/31/2010 2:33:41 PM
McChan	$100.00	$100.00	3/31/2010 10:30:46 PM
Bob450	$50.00	$50.00	3/31/2010 9:20:22 PM
cebgop	$25.00	$25.00	3/31/2010 11:33:33 PM
inthegreatnw	$25.00	$25.00	4/1/2010 5:13:02 AM
blagosboy	$50.00	$50.00	3/31/2010 10:30:00 PM
credit-missile	$30.00	$30.00	4/1/2010 6:58:04 AM
mt3209	$25.00	$25.00	4/1/2010 8:03:51 AM
dynrep	$75.00	$75.00	4/1/2010 9:13:56 AM
dynrep	$100.00	$100.00	4/1/2010 9:14:51 AM
willinvest	$25.00	$25.00	4/1/2010 8:49:53 AM
income-ferret2	$125.19	$125.19	4/1/2010 7:54:58 AM
dynrep	$100.00	$100.00	4/1/2010 9:14:23 AM
JamesNYC	$25.00	$25.00	4/1/2010 10:08:22 AM
trade-elm	$25.00	$25.00	4/1/2010 10:09:30 AM
dynrep	$100.00	$100.00	4/1/2010 9:14:37 AM
MonopolyDred	$27.18	$27.18	4/1/2010 10:41:58 AM
Frankk2	$30.00	$30.00	4/1/2010 10:49:58 AM
Gold_Coin	$25.00	$25.00	4/1/2010 10:50:41 AM
nickel-position	$40.00	$40.00	4/1/2010 2:19:06 PM
charb57	$100.00	$100.00	4/1/2010 2:28:57 PM
loanshark207	$25.00	$25.00	4/1/2010 2:54:13 PM
buckskin1234	$25.00	$25.00	4/1/2010 3:18:49 PM
flshdaskll	$43.53	$43.53	4/1/2010 3:50:31 PM
khamen	$25.00	$25.00	4/1/2010 3:45:21 PM
nickel-synapse	$30.00	$30.00	4/1/2010 4:10:00 PM
Your_Bank	$45.00	$45.00	4/1/2010 6:07:20 PM
tender-ore	$25.00	$25.00	4/1/2010 5:09:01 PM
charitycoon	$100.00	$100.00	4/1/2010 7:08:03 PM
portfolio-turbine	$30.00	$30.00	4/1/2010 7:19:15 PM
gethope	$30.79	$30.79	4/1/2010 8:46:02 PM
steady-dime	$25.00	$25.00	4/1/2010 10:07:24 PM
jybank	$25.00	$25.00	4/1/2010 10:15:29 PM
mikelance7	$25.00	$25.00	4/1/2010 8:54:01 PM
gunderstone	$298.00	$298.00	4/1/2010 9:13:52 PM
wealthydc	$35.40	$35.40	4/1/2010 6:45:04 PM
brginhuntr	$80.47	$80.47	4/2/2010 4:52:46 AM
bold-dynamic-silver	$25.00	$25.00	4/2/2010 1:58:17 AM
taylodo	$34.00	$34.00	4/1/2010 8:06:37 PM
umfan123	$25.00	$25.00	4/2/2010 6:49:57 AM
Ebanco	$50.00	$50.00	4/1/2010 9:16:06 PM
rate-hickory	$25.00	$25.00	4/2/2010 7:25:10 AM
elloboverde	$50.00	$50.00	4/1/2010 11:27:14 PM
NekHoldings	$25.00	$25.00	4/2/2010 5:26:35 AM
gain-dolphin	$50.00	$50.00	4/2/2010 9:30:26 AM
credit-missile	$33.02	$33.02	4/2/2010 10:16:08 AM
vivacious-p2p3	$25.00	$25.00	4/2/2010 9:56:46 AM
deal-promiser	$25.00	$25.00	4/2/2010 10:59:23 AM
principal-mermaid	$29.24	$29.24	4/2/2010 11:05:11 AM
dynrep	$150.00	$150.00	4/2/2010 10:09:24 AM
reflective-rupee	$100.00	$100.00	4/2/2010 10:17:51 AM
reflective-rupee	$100.00	$100.00	4/2/2010 10:18:49 AM
brightest-dignified-penny	$25.00	$25.00	4/2/2010 11:47:30 AM
wise-courageous-social	$100.00	$100.00	4/2/2010 10:39:48 AM
schoolfund	$50.00	$50.00	4/2/2010 12:14:33 PM
drtxmac	$25.00	$25.00	4/2/2010 11:15:29 AM
dynrep	$100.00	$100.00	4/2/2010 10:06:56 AM
dynrep	$100.00	$100.00	4/2/2010 10:07:45 AM
credit-coach118	$100.00	$100.00	4/2/2010 12:49:52 PM
SeeksValue	$50.00	$50.00	4/2/2010 10:41:45 AM
SeeksValue	$25.00	$25.00	4/2/2010 12:31:04 PM
sinner_c5	$35.00	$21.16	4/2/2010 1:48:20 PM
JerryB96	$25.00	$25.00	4/2/2010 2:02:20 PM
elevated-finance	$25.00	$25.00	4/2/2010 11:37:50 AM
PalmerTheEmbalmer	$50.00	$50.00	4/2/2010 1:17:46 PM
Bob450	$25.00	$25.00	4/2/2010 11:59:20 AM
bass	$25.00	$25.00	4/2/2010 1:58:22 PM
shrewd-income	$50.00	$50.00	4/2/2010 2:43:16 PM
spike22	$25.00	$25.00	4/2/2010 2:28:52 PM
smontgom	$25.00	$25.00	4/2/2010 12:47:24 PM
fairness-swashbuckler	$125.00	$125.00	4/2/2010 12:58:23 PM
investment-cluster	$25.00	$25.00	4/2/2010 2:48:42 PM
leverage-monger	$191.87	$191.87	4/2/2010 4:00:49 PM
PotBellyPete	$50.00	$50.00	4/2/2010 1:35:35 PM
patriot384	$220.00	$220.00	4/2/2010 4:01:29 PM
olin5	$25.00	$25.00	4/2/2010 4:03:18 PM
loan-rider7	$25.00	$25.00	4/2/2010 4:08:51 PM
givetolive	$25.00	$25.00	4/2/2010 4:06:33 PM
195 bids
Borrower Payment Dependent Notes Series 452083
This series of Notes was issued and sold upon the funding of the borrower loan #41687, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,400.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Mar-29-2010
				Auction end date:	Apr-05-2010

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$43.31
Final lender yield:	6.04%	Final borrower rate/APR:	7.04% / 7.38%	Final monthly payment:	$43.25

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1992	Debt/Income ratio:	8%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 8	Length of status:	3y 3m
Credit score:	800-819 (Mar-2010)	Total credit lines:	43	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$8,418	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	30%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	lucrative-rupee	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a new (used) family car
Purpose of loan:
This loan will be used to?
purchase a reliable daily-driver car for me and my two children
My financial situation:
I am a good candidate for this loan because? I have a great job and great credit.? I haven't made a late payment in many years.? I plan to repay this loan in a few short months.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

selector568	$250.00	$250.00	3/29/2010 4:08:23 PM
turbospeed	$25.00	$25.00	3/29/2010 4:34:36 PM
dontscrewmeover1	$25.00	$25.00	3/29/2010 6:09:03 PM
blot44	$25.00	$25.00	3/29/2010 9:18:56 PM
RandyL3	$51.65	$51.65	3/29/2010 6:33:11 PM
octoberfresh	$25.00	$25.00	3/30/2010 7:51:28 AM
PBanker	$25.00	$25.00	3/30/2010 10:53:32 AM
surfsider123	$25.00	$25.00	3/31/2010 11:19:16 AM
khamlagirl	$25.00	$25.00	3/31/2010 4:40:39 PM
julijask	$35.00	$17.20	3/31/2010 5:08:00 PM
Firescreek	$25.00	$25.00	3/31/2010 6:40:38 PM
HealthAndSafety	$100.00	$100.00	4/1/2010 10:56:42 AM
Firescreek	$25.00	$25.00	4/1/2010 3:11:29 PM
Dollars4Rent	$25.00	$25.00	4/1/2010 7:57:53 PM
Dollars4Rent	$25.00	$25.00	4/1/2010 7:58:10 PM
frankandirene	$25.00	$25.00	4/2/2010 8:53:10 PM
upstate	$25.00	$25.00	4/3/2010 11:41:06 AM
Charmart	$25.00	$25.00	4/5/2010 3:04:37 AM
YummiBear	$25.00	$25.00	4/5/2010 4:20:24 AM
wwwUniversal	$25.00	$25.00	4/5/2010 3:18:08 PM
gothampark	$25.00	$25.00	4/5/2010 3:28:01 PM
cloud8	$40.00	$40.00	3/29/2010 4:08:32 PM
GoGators01	$25.00	$25.00	3/29/2010 4:17:04 PM
F_r_e_d_s__B_a_n_k	$50.00	$50.00	3/29/2010 4:34:51 PM
Planecourage	$44.74	$44.74	3/30/2010 6:37:12 PM
JohnSmith10	$30.00	$30.00	3/30/2010 8:45:06 PM
springpanda	$25.00	$25.00	3/31/2010 12:40:27 AM
conductor146	$25.00	$25.00	3/31/2010 6:49:17 PM
freyjabj	$25.00	$25.00	4/2/2010 9:15:35 AM
FLFF	$50.00	$50.00	4/2/2010 5:04:58 AM
Robert99	$25.00	$25.00	4/2/2010 1:56:32 PM
Prairie-MN	$30.00	$30.00	4/2/2010 8:05:20 PM
JDLanier	$25.00	$25.00	4/3/2010 7:39:43 AM
IceFisherman	$36.41	$36.41	4/3/2010 8:44:50 AM
gbgent	$50.00	$50.00	4/3/2010 5:44:13 AM
mchoops21	$25.00	$25.00	4/3/2010 4:02:00 PM
JerryB96	$25.00	$25.00	4/4/2010 8:03:19 AM
lm150	$25.00	$25.00	4/5/2010 9:02:01 AM
38 bids
Borrower Payment Dependent Notes Series 452137
This series of Notes was issued and sold upon the funding of the borrower loan #41696, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Mar-30-2010
				Auction end date:	Apr-06-2010

Starting lender yield:	10.99%	Starting borrower rate/APR:	11.99% / 12.34%	Starting monthly payment:	$282.28
Final lender yield:	10.00%	Final borrower rate/APR:	11.00% / 11.35%	Final monthly payment:	$278.28

Auction yield range:	3.04% - 10.99%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	20%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 11	Length of status:	0y 3m
Credit score:	840-859 (Mar-2010)	Total credit lines:	30	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$23,013	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	27%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	agreement-enrichment5	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
The Healthy Vending Revolution
The loan proceeds will be used to purchase additional healthy vending machines. We will have 10 machines committed to 8 locations. In all but one locations we will the exclusive provider of vending products. In addition, are products taste great and have better ingredients, better nutrition and make everyone feel better about eating right. The loan payment will be made from products sales. Projected net cash flow will be $5300.00/month. We will have invested over 80K in our funds, so there is significant equity in this business.
In addition to proceeds from this business, I also work full time as a financial adviser. My wife and I will be stocking and maintaining the machines, as they are brand new - maintenance will be minimal.
Thanks for looking and

Best in Health!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You say this is for additional machines, how many machines do you have now? What is the net income from those machines? - AaronL
A: 5 machines are being shipped and to be placed in the next 3 weeks. An additional 5-6 machines will be placed in August. The listing has our projected net income of all machines. (Apr-04-2010)
Q: Can you give some information or a web reference about your machines and product? I'd like to know gross projected income and expenditure as well as projected net. The product sounds intrigueing. - ksubd
A: Check out this website www.healthyvending.com Projected gross should be $11,500 for 11 machines and expenses @ $6,000 per month (cost of goods, etc). Best in Heath (Apr-04-2010)
Q: is this business incorporated? what are your monthly income and expenses? - beakerfish
A: Our business is a LLC. Until the machines are placed, there isn't any expense or income. (Apr-05-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

saahilld	$25.00	$25.00	3/30/2010 4:28:57 PM
turbospeed	$25.00	$25.00	3/30/2010 4:33:40 PM
cash-sensai2	$25.00	$25.00	3/30/2010 4:35:53 PM
ok	$25.00	$25.00	3/30/2010 4:29:25 PM
suburbanman64	$35.00	$35.00	3/30/2010 4:30:23 PM
loaninvesting	$25.00	$25.00	3/30/2010 4:30:35 PM
Rattlehead	$250.00	$250.00	3/30/2010 4:32:32 PM
CallMeBen	$50.00	$50.00	3/30/2010 4:32:50 PM
108lender	$100.00	$100.00	3/30/2010 4:40:55 PM
friendly-worth3	$25.00	$25.00	3/30/2010 4:43:35 PM
Sven79	$50.00	$50.00	3/30/2010 4:44:28 PM
income-fortress	$25.00	$25.00	3/30/2010 4:42:02 PM
850	$50.00	$50.00	3/30/2010 9:46:21 PM
blissful-note7	$25.00	$25.00	3/31/2010 2:03:39 AM
CIC	$25.00	$25.00	3/31/2010 2:42:59 AM
ingeborg77	$42.00	$42.00	3/31/2010 6:01:11 AM
IPlayOutsideTheBox	$25.00	$25.00	3/31/2010 9:28:34 AM
turbostar666	$30.00	$30.00	3/31/2010 9:53:52 AM
best-listing-toro	$25.00	$25.00	3/31/2010 2:34:08 PM
KHU2-B	$25.00	$25.00	3/31/2010 4:47:57 PM
FinDoc	$25.00	$25.00	3/31/2010 4:47:55 PM
TechieLender	$89.25	$89.25	3/31/2010 8:54:31 PM
Jinja	$27.64	$27.64	4/1/2010 8:53:15 AM
Zipperdu	$50.00	$50.00	4/1/2010 9:02:32 AM
Mowine4me	$25.00	$25.00	4/1/2010 12:11:53 PM
silver-mastery	$25.00	$25.00	4/1/2010 2:01:21 PM
scubatime	$50.00	$50.00	4/1/2010 4:27:51 PM
mjosa	$75.00	$75.00	4/2/2010 8:17:26 AM
dime-blackberry1	$54.66	$54.66	4/2/2010 8:20:31 AM
circustab	$50.00	$50.00	4/2/2010 6:56:38 AM
tearingstar	$43.61	$43.61	4/2/2010 10:59:39 AM
jrw	$113.00	$113.00	4/2/2010 1:27:44 PM
buckyhead2000	$25.00	$25.00	4/2/2010 2:22:41 PM
CSinvestments	$30.00	$30.00	4/2/2010 5:01:23 PM
building_community	$50.00	$50.00	4/2/2010 4:59:20 PM
cash-boots	$75.00	$75.00	4/2/2010 5:32:13 PM
MasterKey	$25.00	$25.00	4/2/2010 4:53:34 PM
BoughtTheFarm	$25.00	$25.00	4/2/2010 4:53:45 PM
TechnologyGuy	$25.00	$25.00	4/2/2010 6:50:42 PM
LawyerLoan	$25.00	$25.00	4/2/2010 5:31:36 PM
mbf2234	$25.00	$25.00	4/3/2010 4:16:56 AM
credit-observatory	$25.00	$25.00	4/3/2010 7:54:20 AM
hevenanderth	$100.00	$100.00	4/3/2010 6:53:55 AM
dynrep	$25.00	$25.00	4/3/2010 8:58:25 AM
GotRox	$50.00	$50.00	4/3/2010 7:39:18 PM
ksubd	$40.00	$40.00	4/4/2010 6:55:27 AM
ALL-PRIME	$25.00	$25.00	4/4/2010 6:57:56 AM
mecaterpillar	$27.35	$27.35	4/4/2010 7:43:13 AM
macotra4	$36.00	$36.00	4/4/2010 9:20:56 AM
Ven58	$25.00	$25.00	4/4/2010 3:03:03 PM
Independenceday	$50.00	$50.00	4/4/2010 2:44:33 PM
LoanDMC	$25.00	$25.00	4/4/2010 4:43:27 PM
blue-relay	$25.00	$25.00	4/4/2010 5:14:15 PM
youdaman79	$238.00	$238.00	4/5/2010 8:39:11 AM
hydrolucid	$25.00	$25.00	4/5/2010 8:44:42 AM
minista	$25.00	$25.00	4/5/2010 8:46:23 AM
justice-disk	$25.00	$25.00	4/5/2010 10:30:25 AM
Prairie-MN	$30.00	$30.00	4/5/2010 10:06:36 AM
discrete-asset	$25.00	$25.00	4/5/2010 12:19:21 PM
SpectrumCapital	$50.00	$50.00	4/5/2010 10:41:21 AM
the-auction-lotus	$25.00	$25.00	4/5/2010 3:58:53 PM
responsibility-butterfly	$25.00	$25.00	4/5/2010 4:12:26 PM
AP2PLender	$25.00	$25.00	4/5/2010 4:13:46 PM
SpectrumFinance	$25.00	$25.00	4/5/2010 4:18:20 PM
all4beans	$25.00	$25.00	4/5/2010 4:12:22 PM
merlin981	$29.54	$29.54	4/5/2010 4:12:40 PM
nehemiah65	$25.00	$25.00	4/5/2010 4:13:43 PM
intelligent-yield	$25.00	$25.00	4/5/2010 3:58:54 PM
ProudGranny	$25.00	$25.00	4/5/2010 4:12:21 PM
seriousbusiness29	$50.00	$50.00	4/5/2010 5:27:44 PM
gt5149c	$25.00	$25.00	4/5/2010 6:40:22 PM
KFB_Investments	$25.00	$25.00	4/5/2010 6:03:00 PM
Ogerta	$50.00	$33.21	4/5/2010 7:09:59 PM
Aridus	$26.68	$26.68	4/5/2010 8:01:44 PM
jybank	$25.00	$25.00	4/5/2010 5:37:33 PM
crw1950	$50.00	$50.00	4/5/2010 9:11:32 PM
mcs99	$100.00	$100.00	4/5/2010 11:20:17 PM
Brklyn01	$25.00	$25.00	4/6/2010 5:44:37 AM
elevated-finance	$25.00	$25.00	4/6/2010 5:32:16 AM
adhawan325	$25.00	$25.00	4/6/2010 9:40:33 AM
djlucas	$25.00	$25.00	4/6/2010 10:22:35 AM
aultraman	$25.00	$25.00	4/6/2010 10:32:00 AM
Romello23	$108.35	$108.35	4/6/2010 10:35:54 AM
robot777	$25.00	$25.00	4/6/2010 9:39:49 AM
cashhelp	$25.00	$25.00	4/6/2010 9:40:30 AM
GrayStudio	$50.00	$50.00	4/6/2010 9:43:05 AM
hoffspot	$47.61	$47.61	4/6/2010 10:00:29 AM
iruz	$28.01	$28.01	4/6/2010 10:16:05 AM
cardelt	$35.00	$35.00	4/6/2010 12:01:32 PM
dmitriy2	$25.00	$25.00	4/6/2010 12:48:57 PM
fortunesell	$25.00	$25.00	4/6/2010 2:30:32 PM
lovely-order7	$25.00	$25.00	4/6/2010 3:02:15 PM
hashnet	$25.00	$25.00	4/6/2010 3:19:46 PM
LarWit1512	$25.00	$25.00	4/6/2010 3:28:11 PM
exact-peso2	$27.50	$27.50	4/6/2010 4:03:17 PM
bold-neighborly-investment6	$25.00	$25.00	4/6/2010 4:00:00 PM
return-percolator8	$50.00	$50.00	4/6/2010 4:22:20 PM
LALender	$25.00	$25.00	4/6/2010 2:14:04 PM
debt-legend	$25.00	$25.00	4/6/2010 2:21:24 PM
sentimental-silver7	$75.00	$75.00	4/6/2010 3:11:44 PM
felicity-loyalist0	$30.00	$30.00	4/6/2010 3:33:16 PM
dblaz5	$200.00	$200.00	4/6/2010 4:18:13 PM
vineet	$25.00	$25.00	4/6/2010 4:19:25 PM
here2lend	$25.00	$25.00	3/30/2010 4:32:48 PM
cowboyskier	$50.00	$50.00	3/30/2010 4:33:18 PM
dontscrewmeover1	$25.00	$25.00	3/30/2010 4:29:16 PM
fiscal65	$25.00	$25.00	3/30/2010 4:32:31 PM
affert	$50.00	$50.00	3/30/2010 4:32:34 PM
mtp	$50.00	$50.00	3/30/2010 4:33:13 PM
availableloan	$25.00	$25.00	3/30/2010 4:34:51 PM
egw	$25.00	$25.00	3/30/2010 4:35:00 PM
selector568	$400.00	$400.00	3/30/2010 4:40:34 PM
stockpiler079	$25.00	$25.00	3/30/2010 4:45:55 PM
Guiren	$100.00	$100.00	3/30/2010 9:28:14 PM
CIC	$25.00	$25.00	3/31/2010 2:41:58 AM
ingeborg77	$50.00	$50.00	3/31/2010 6:00:42 AM
don'twannadance	$50.00	$50.00	3/31/2010 6:06:01 AM
goblin555	$25.00	$25.00	3/31/2010 10:01:15 AM
ptjg	$25.00	$25.00	3/31/2010 9:49:11 AM
RandyL3	$33.00	$33.00	3/31/2010 9:53:46 AM
cloud8	$25.00	$25.00	3/31/2010 10:14:40 AM
hevenanderth	$25.00	$25.00	3/31/2010 3:11:13 PM
g314	$30.00	$30.00	3/31/2010 4:48:00 PM
thaceisbac	$25.00	$25.00	3/31/2010 8:24:30 PM
blackstar	$25.00	$25.00	3/31/2010 9:32:54 PM
SpotLending	$50.00	$50.00	4/1/2010 6:35:10 AM
OldManP	$25.00	$25.00	4/1/2010 3:01:52 PM
amiosa	$100.00	$100.00	4/1/2010 1:46:55 PM
Jynxie	$38.46	$38.46	4/1/2010 2:56:11 PM
ttnk62918	$25.00	$25.00	4/1/2010 5:00:44 PM
top-courteous-peso	$25.00	$25.00	4/2/2010 9:34:17 AM
octoberfresh	$25.00	$25.00	4/2/2010 10:39:32 AM
orange-truth-pole	$27.54	$27.54	4/2/2010 9:51:53 AM
healingangel22	$25.00	$25.00	4/2/2010 11:56:43 AM
JoesSon	$25.00	$25.00	4/2/2010 1:23:53 PM
investorrr	$50.00	$50.00	4/2/2010 4:24:01 PM
orbiter614	$75.00	$75.00	4/2/2010 4:53:16 PM
wphmd	$25.00	$25.00	4/2/2010 4:54:08 PM
FjLenders	$50.03	$50.03	4/2/2010 4:59:36 PM
LEBO	$25.00	$25.00	4/2/2010 4:53:24 PM
mammalian4	$50.00	$50.00	4/2/2010 6:38:17 PM
pythia	$25.00	$25.00	4/2/2010 7:29:33 PM
oceanside	$25.00	$25.00	4/2/2010 6:02:37 PM
basejump0	$25.00	$25.00	4/3/2010 2:32:34 AM
Ven58	$25.00	$25.00	4/2/2010 7:56:46 PM
gustavholstopus32	$25.00	$25.00	4/3/2010 12:31:29 PM
petercat	$250.00	$250.00	4/3/2010 8:56:40 AM
Teamwork	$50.00	$50.00	4/3/2010 9:47:02 AM
agbullet55443	$200.00	$200.00	4/3/2010 11:10:57 PM
CARedBull	$75.00	$75.00	4/3/2010 9:25:54 PM
MTGuy	$25.00	$25.00	4/3/2010 4:34:25 PM
GotRox	$50.00	$50.00	4/3/2010 7:38:29 PM
Carne_Chung	$25.00	$25.00	4/5/2010 4:58:48 AM
cosmof16	$25.00	$25.00	4/4/2010 8:37:56 PM
miket71	$100.00	$100.00	4/5/2010 8:43:51 AM
ponbiki	$50.00	$50.00	4/5/2010 10:46:48 AM
Johnab	$25.00	$25.00	4/5/2010 11:34:57 AM
principal-prodigy	$25.00	$25.00	4/5/2010 3:58:17 PM
osage	$25.00	$25.00	4/5/2010 3:59:12 PM
ssgt95068	$25.00	$25.00	4/5/2010 4:12:23 PM
Kattosha	$25.00	$25.00	4/5/2010 4:13:44 PM
ekmendenhall	$35.00	$35.00	4/5/2010 4:12:37 PM
payment-freshmaker	$25.00	$25.00	4/5/2010 4:12:57 PM
janus_god	$30.00	$30.00	4/5/2010 4:13:11 PM
buffalobills	$25.00	$25.00	4/5/2010 3:17:18 PM
wealth-pal3	$25.00	$25.00	4/5/2010 3:59:15 PM
jey6941	$25.00	$25.00	4/5/2010 4:12:30 PM
cemseller	$25.00	$25.00	4/5/2010 4:12:45 PM
IceFisherman	$81.57	$81.57	4/5/2010 4:13:10 PM
grf1945	$25.00	$25.00	4/5/2010 4:13:45 PM
CaliforniaSun	$25.00	$25.00	4/5/2010 4:55:15 PM
Gold_Coin	$25.00	$25.00	4/5/2010 7:14:28 PM
Ogerta	$50.00	$50.00	4/5/2010 7:09:01 PM
drewdog365	$25.00	$25.00	4/5/2010 7:39:08 PM
usd1027	$25.00	$25.00	4/5/2010 11:59:32 PM
Auditman	$50.00	$50.00	4/6/2010 12:34:40 AM
Schlawinzer	$25.00	$25.00	4/6/2010 4:03:42 AM
flshdaskll	$25.00	$25.00	4/6/2010 4:19:19 AM
gunderstone	$25.00	$25.00	4/6/2010 7:35:59 AM
hotwired	$25.00	$25.00	4/6/2010 1:50:47 AM
eastindianprince	$25.00	$25.00	4/6/2010 5:31:18 AM
BigMonkey	$25.00	$25.00	4/6/2010 9:40:45 AM
manthrax3	$59.33	$59.33	4/6/2010 7:04:13 AM
mafmafmaf	$45.00	$45.00	4/6/2010 7:11:59 AM
jwstclair	$50.00	$50.00	4/6/2010 10:55:40 AM
SV-AZ	$50.00	$50.00	4/6/2010 11:14:22 AM
cashhelp	$50.00	$50.00	4/6/2010 9:49:56 AM
seahorse2008	$25.00	$25.00	4/6/2010 11:32:27 AM
zippy-revenue8	$25.00	$25.00	4/6/2010 1:38:35 PM
wwwUniversal	$25.00	$25.00	4/6/2010 2:55:26 PM
the-profit-oracle	$25.00	$25.00	4/6/2010 3:07:40 PM
Moneypenny6	$25.00	$25.00	4/6/2010 3:21:29 PM
rate-trail	$92.66	$92.66	4/6/2010 3:57:57 PM
point-mastery	$25.00	$25.00	4/6/2010 3:21:17 PM
planet613	$150.00	$150.00	4/6/2010 4:20:51 PM
195 bids
Borrower Payment Dependent Notes Series 452277
This series of Notes was issued and sold upon the funding of the borrower loan #41721, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Apr-01-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$171.90
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$171.90

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1995	Debt/Income ratio:	11%
Basic (1-10):	5	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	8 / 8	Length of status:	1y 3m
Credit score:	680-699 (Mar-2010)	Total credit lines:	26	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$37,615	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 2	Homeownership:	Yes
Delinquencies in last 7y:	80
Screen name:	MobileAdvertising	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Text Advertising Company
Purpose of loan:
My partner and I have?created a company called SMS AMP, LLC (Advertising via Mobile Phones) that provides businesses the ability to send special SMS alerts, coupons, promos, and more to customers all through text messaging. Offering mobile advertising at very affordable rates, companies large and small will benefit from using our service. The url is: http://www.smsamp.com. The site is days away from completion and I'm looking to get funding to launch this exciting new business.?

My financial situation:
I'm an Executive?(CFO) for an Inc 500 business and I made?around $140,000 last year (2009). I am well connected with many business owners and successful entrepreneurs. I've also partnered with a successful?CTO (Chief Technology Office)?that will run our technology division and continue to enhance our software.?

You may contact me anytime for more information regarding SMS A.M.P.?
Thanks
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Explain 80 DQs. Monthly net income please, and see my page. good luck - Tono
A: Hi Tono, I actually called Prosper tonight to see where they are pulling the 80 DQs from. Cameron explained that they might be pulling it from 10 years ago when I filed for bankruptcy. He said that normally the DQs would be dissolved in the BK and suggested that I contact Experian to figure it out. In other words, the DQs came 10 years ago right after 9/11. We filed BK and thought they were included. I hope this answers your questions. Thank you. (Apr-06-2010)
Q: i can not understand some one making 100.000dollars a year asking for a 3,800 dollar loan.can u explain that? - retired272
A: Hello "Retired272" First, thank you for your investment into my loan; I really appreciate it. In answer to your question...I haven't always made $100K+. Actually, this is the first year we made $137K+ which left us with around $500 disposable income. As a result, we have a little money in our savings but we would like to save that money for when our business flourishes and I can leave my full-time job to focus on the business. I hope this answers your question. Thank you again. (Apr-06-2010)
Q: thank you for the reply; and now for the rest of it:..... what's your approx. monthly net income, and......... see my page. good luck - Tono
A: Hi Tono...I am sorry...I am new to Prosper and didn't know what you meant when you said, "see my page". I can't see how to edit my listing on Prosper and they are closed because it's after hours. Basically, my net income is around $8,200 and my expenses are $7,700. We have around $500 disposible income each month. I hope this is adequate until I can call Prosper tomorrow so I can post everything. Thank you. (Apr-07-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

retired272	$2,534.00	$2,534.00	4/5/2010 1:30:31 PM
cunning-bill	$25.00	$25.00	4/6/2010 2:38:15 PM
sunny-justice9	$25.00	$25.00	4/6/2010 8:34:11 PM
Bob450	$25.00	$25.00	4/6/2010 8:39:06 PM
56bones	$25.00	$25.00	4/7/2010 9:01:25 AM
PeePaw	$25.00	$25.00	4/7/2010 4:58:03 PM
newest-bountiful-basis	$25.00	$25.00	4/7/2010 9:21:24 PM
jhernand17	$25.00	$25.00	4/7/2010 10:42:38 PM
MrMoneyBags	$25.00	$25.00	4/8/2010 12:35:45 AM
Leshan	$25.00	$25.00	4/8/2010 8:37:36 AM
KRLFS	$50.00	$50.00	4/8/2010 11:40:13 AM
gelidfrank	$50.00	$50.00	4/8/2010 10:38:45 AM
gelidfrank	$100.00	$100.00	4/8/2010 10:40:43 AM
wise-courageous-social	$25.00	$25.00	4/8/2010 12:58:08 PM
Bob450	$25.00	$25.00	4/5/2010 9:43:54 PM
BARNAPAS	$25.00	$25.00	4/6/2010 2:28:25 PM
tjone69	$125.00	$125.00	4/6/2010 10:59:48 PM
vigilance-searcher	$25.00	$25.00	4/7/2010 9:02:14 AM
micko	$25.00	$25.00	4/7/2010 10:38:29 AM
KRLFS	$60.00	$60.00	4/7/2010 11:22:15 AM
new-marketplace-achievement	$25.00	$25.00	4/7/2010 4:14:36 PM
honorable-justice1	$25.00	$25.00	4/7/2010 5:44:24 PM
Tono	$30.00	$30.00	4/7/2010 7:06:02 PM
Your_Bank	$40.00	$40.00	4/7/2010 5:19:29 PM
RecoveryLender	$25.00	$25.00	4/7/2010 8:20:15 PM
zone6	$200.00	$184.31	4/8/2010 6:37:18 AM
Bob450	$25.00	$25.00	4/8/2010 3:17:27 PM
Cambium	$50.00	$50.00	4/8/2010 12:23:30 PM
YoungTaxMan	$25.00	$25.00	4/8/2010 3:59:59 PM
wealth-multiplier	$25.00	$25.00	4/8/2010 2:15:15 PM
debestof83	$26.69	$26.69	4/8/2010 2:36:44 PM
justsk8tingby	$50.00	$50.00	4/8/2010 2:51:31 PM
32 bids
Borrower Payment Dependent Notes Series 452285
This series of Notes was issued and sold upon the funding of the borrower loan #41688, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Mar-30-2010
				Auction end date:	Apr-06-2010

Starting lender yield:	23.02%	Starting borrower rate/APR:	24.02% / 26.31%	Starting monthly payment:	$117.73
Final lender yield:	18.97%	Final borrower rate/APR:	19.97% / 22.21%	Final monthly payment:	$111.44

Auction yield range:	8.04% - 23.02%	Estimated loss impact:	8.44%
Lender servicing fee:	1.00%	Estimated return:	10.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1995	Debt/Income ratio:	39%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	14 / 10	Length of status:	0y 2m
Credit score:	700-719 (Mar-2010)	Total credit lines:	39	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$141,647	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	economy-sitar	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replacing a vehicle for better gas
I currently have a job that I like and feel very blessed to have. I drive a lot! My company reimburses me $40 a day for fuel. I'm spending on average about $50-60 which means I spend about $10-20 of my own money each day for gas. I need to sell my truck and buy a more economical vehicle. I want a 1997 Honda station wagon. That would double my gas mileage. It's hard to sell my truck when I'm driving it all day everyday (except Sundays). So I need a small loan to buy the wagon so I can turn around and sell my 2001 Toyota Tundra that has only 168,000 miles on it. It's worth about $4200. Thanks!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How much do you expect to spend to buy a 1997 Honda station wagon? Thanks and best wishes. - reflective-rupee
A: between $2500-3000. (Apr-02-2010)
Q: Please explain your high revolving credit balance. Do you have a HELOC? Are you underwater on your house? What are your mortgage and HELOC interest rates and are they fixed? Thanks - reflective-rupee
A: During the real estate boom, I attempted to build a 20-unit condo building on a near by lake. My business partner's brother did the first set of condos on the lake and did extremely well. I used lines of credit to fund my living for about a year as well as funding the engineering plans, surveys, etc on the condos. The market crashed just before we broke ground so we pulled out at the right time....leaving me with much debt. I'm not familiar with the term HELCO. Somewhere around 7%-house. (Apr-02-2010)
Q: Please list the balances, interest rate, and monthly payments for each of your debts. Please list the current market value of each piece of real estate that you own. Thanks much - reflective-rupee
A: Unsecured debt APR school loan $11,286.00 4%, Chase $13,034.00 12%, Discover $2,274.00 7.9%, Marvel credit $25,356.53 7.25%, 6301 $8,872.00 4.5%, Amex $23,922.85 10.24%, Secured debt- 916 Little Tex $80,985.00 7.5% M-$250k, line of credit-3491 (916 Little Tex) $36,530.00 3.35%, 7 Pinecrest $44,516.00 6.75% M-$70k, 405 E 11th $149,680.00 8.75% M-$170k, line of credit- 3686 (1st mort) $79,975.00 4.1% M-$125k. (Apr-02-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

enthusiastic-balance5	$1,000.00	$1,000.00	3/31/2010 7:35:11 AM
DalCowboys	$25.00	$25.00	4/1/2010 8:15:28 PM
SDD123	$25.00	$25.00	4/2/2010 7:46:54 AM
Ven58	$25.00	$25.00	4/2/2010 7:57:29 PM
eloop	$25.00	$25.00	4/3/2010 5:38:49 AM
Reliance_Banker	$36.00	$36.00	4/2/2010 8:06:14 PM
j5505	$273.00	$273.00	4/5/2010 5:47:46 AM
charming-point	$150.00	$91.10	4/5/2010 7:58:13 AM
Tazeme	$25.00	$25.00	4/5/2010 1:11:54 PM
tidy-peace	$38.71	$38.71	4/6/2010 5:08:34 AM
site_ml	$25.00	$25.00	4/6/2010 6:35:05 AM
wild-orange	$25.00	$25.00	4/6/2010 10:38:03 AM
harddollars	$100.00	$100.00	4/6/2010 11:03:55 AM
mickw2000	$25.00	$25.00	4/6/2010 11:25:30 AM
heerzaquestion	$50.00	$50.00	4/6/2010 12:40:28 PM
reflective-rupee	$25.00	$25.00	4/6/2010 12:52:13 PM
Bob450	$50.00	$50.00	4/6/2010 1:20:18 PM
frogperson	$150.00	$150.00	4/6/2010 12:00:31 PM
timmybraley	$85.19	$85.19	4/6/2010 1:26:58 PM
duty-monger	$50.00	$50.00	4/6/2010 2:46:38 PM
Bank_Of_XL	$50.00	$50.00	3/31/2010 7:48:18 AM
cash-tent	$50.00	$50.00	4/2/2010 9:22:20 PM
mammalian4	$25.00	$25.00	4/3/2010 8:04:02 AM
Ven58	$25.00	$25.00	4/4/2010 3:03:04 PM
gilbrear	$25.00	$25.00	4/5/2010 4:50:45 PM
vanman58	$50.00	$50.00	4/5/2010 7:50:04 PM
buckskin1234	$25.00	$25.00	4/5/2010 9:01:40 PM
WDeamay	$25.00	$25.00	4/6/2010 2:23:48 AM
enthusiastic-balance5	$300.00	$300.00	4/6/2010 5:06:57 AM
onecooldrink	$25.00	$25.00	4/5/2010 10:51:00 PM
wise-courageous-social	$25.00	$25.00	4/6/2010 6:18:20 AM
mlj0671	$26.00	$26.00	4/6/2010 7:43:54 AM
ttnk62918	$25.00	$25.00	4/6/2010 9:33:28 AM
atomantic	$25.00	$25.00	4/6/2010 11:53:31 AM
DasMula	$25.00	$25.00	4/6/2010 2:17:44 PM
rate-trail	$100.00	$100.00	4/6/2010 2:34:31 PM
steady-dime	$25.00	$25.00	4/6/2010 1:21:17 PM
37 bids
Borrower Payment Dependent Notes Series 452359
This series of Notes was issued and sold upon the funding of the borrower loan #41694, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,112.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Apr-01-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 8.34%	Starting monthly payment:	$34.85
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$34.39

Auction yield range:	3.04% - 7.00%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	16 / 16	Length of status:	14y 8m
Credit score:	800-819 (Mar-2010)	Total credit lines:	25	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$120,068	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	51%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	mothandrust	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Hedging My Prospeculation
There are two main risks to this listing, and to every Prosper listing:

(1) Borrower-Related Default Risk (Am I able to make the payments?)

The brokerage statement in the photo (zoom it) shows 72K of marketable securities (some held since the 1980?s), which generate over 2K/year in income.? The gold coins are 1oz Canadian Maple Leafs, worth $1,112 each.

What Prosper reports as ?122K revolving credit lines? is actually a 110K HELOC (at 2.49%, Prime minus 0.76%), 8K in credit cards (3.99% fixed forever) and about 4K of my Schwab Visa/Costco AmEx that I pay off every month, so I get 2%-3% back on purchases and never pay interest.

Zillow says my home (last appraised 4/09 for 380K) is worth 450K today.? I have a 196K 30-year-fixed mortgage at 4.75%, so with the HELOC that?s 74K-144K in equity.

You can view my complete (redacted) credit report at http://www.tinyurl/mothcredit which shows over 100K of unused credit lines and 81 months of flawless payment history.?

Other borrowers here are employed by a single company which could lay them off (maybe it recently has, which is why they want money).? They want money for a car they can?t pay cash for, an extravagant wedding/vacation they can?t afford, or are refinancing 10%+ credit cards?an accumulation of years of living beyond their means.

(2) Prosper Default Risk (Will Prosper.Com credit you with the payments I make?)

According to its own prospectus (pages F-22, F-25 and F-29), Prosper has ongoing negative operating cash flows and a 33M accumulated deficit, with up to 179M of contingent liabilities and only about 10M worth of assets on its balance sheet (as of 3/31/09).

Prosper depends on outside financing to fund its operations, and can take on additional indebtedness senior to the Notes or even secured by them.? In a bankruptcy, employees, lawyers, and senior secured creditors all rank ahead of unsecured creditors (that would be you).

If this happens you could cease to get your payments on all ?your? loans?even if the borrowers are current; the prospectus does not promise you recovery of the principal or interest on ?your? Notes.? The Notes are ?unsecured, and do not represent an ownership interest in the corresponding borrower loans.? (p.11)

Being a lender myself (since March 2007), I want to hedge against this risk.? If Prosper stops paying me on ?my? Notes, I can stop paying on this Hedge Loan, and ask them to offset the amount I owe with the amount I?m due.

The Prosper Default Risk applies identically to all listings on the platform, and does not make this listing any more risky than any other listing.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: One flaw in your theory. Bankruptsy law does not let you offset these balances. You enter into a contract when you borrow from prosper, if you stop making payments you are in default. - wealth-pipeline
A: Zopa has the right-of-offset, and you can google "Prosper promises right of offset" to start getting the history of how Prosper employees have publically told lenders that this policy change is coming. I authorize Prosper to offset any late balance on my loan with the incoming cashflow from my borrowers' loans. Also, I GIVE MY EXPRESS PERMISSION FOR ANY LENDER ON THIS NOTE TO CONTACT ME at http://tinyurl.com/mothtalk (Apr-08-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Okeey	$100.00	$100.00	4/1/2010 4:06:18 PM
srgriff	$25.00	$14.50	4/1/2010 4:06:31 PM
octoberfresh	$25.00	$25.00	4/2/2010 10:38:06 AM
springpanda	$25.00	$25.00	4/2/2010 1:30:22 PM
julijask	$35.00	$35.00	4/3/2010 1:57:53 PM
InvestinginU	$50.00	$50.00	4/4/2010 4:27:19 PM
mozzarella	$25.00	$25.00	4/5/2010 7:26:49 PM
loanman2007	$50.00	$50.00	4/6/2010 6:02:09 AM
OregonDane	$25.00	$25.00	4/5/2010 10:47:06 PM
Mr_Egret	$25.00	$25.00	4/6/2010 5:03:46 PM
REITRUST	$50.00	$50.00	4/7/2010 8:14:53 AM
billquality	$286.50	$286.50	4/7/2010 5:26:11 PM
wild-orange	$50.00	$50.00	4/8/2010 9:42:01 AM
olin5	$25.00	$25.00	4/8/2010 10:31:59 AM
Spkthewrd3	$25.00	$25.00	4/8/2010 12:22:37 PM
REITRUST	$25.00	$25.00	4/8/2010 1:19:19 PM
supreme-hope	$25.00	$25.00	4/1/2010 4:06:16 PM
Tai	$25.00	$25.00	4/1/2010 4:05:45 PM
TheWainer	$25.00	$25.00	4/1/2010 9:41:18 PM
exchange-squirrel	$25.00	$25.00	4/3/2010 11:17:34 PM
gsp1885	$26.00	$26.00	4/6/2010 4:45:26 PM
brlarue	$25.00	$25.00	4/6/2010 8:00:53 PM
IceFisherman	$50.00	$50.00	4/7/2010 9:34:34 AM
AsianDragon	$25.00	$25.00	4/8/2010 12:22:38 AM
glenium	$25.00	$25.00	4/8/2010 10:04:18 AM
120grit	$25.00	$25.00	4/8/2010 3:51:30 PM
26 bids
Borrower Payment Dependent Notes Series 452425
This series of Notes was issued and sold upon the funding of the borrower loan #41803, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Apr-01-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$143.85
Final lender yield:	33.50%	Final borrower rate/APR:	34.50% / 36.95%	Final monthly payment:	$143.85

Auction yield range:	11.04% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1985	Debt/Income ratio:	4%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 3	Length of status:	20y 0m
Credit score:	660-679 (Mar-2010)	Total credit lines:	34	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$120,051	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	social-tower	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
With your help-Debt free!!!!
Purpose of loan:
Purpose of this Loan will be to consolidate the?below into one payment amount.

Chase Credit Card $300.00
2009 Taxes of $1200.00
Pay back a Friend who helped me with the remainder of my credit card debt $1500.00
..?

My financial situation:
I am a good candidate for this loan as I have worked in my current job with the federal Government for the past 20 years as of this month.? I also have a part time job also in the same field as my full time work which I have been at for the past 15 years on the weekends.?

I have been a homeowner for the past 18 years and have never missed a payment or had a late payment on a home loan.? I once and for all want to get rid of the remaining debt as I listed above ($4000.00)?and have just a single loan payment here on Prosper.?

I have ample income?to make this payment.?

Thanks for reading and your consideration.? Please ask any questions.

I'm honest and laid out all my expenses below.?

Monthly net income: $4279

Monthly expenses: $2050.00?
??Housing: $1340?
??Insurance: $100
??Car expenses: $ 0 (Free and clear)
??Utilities: $?70
??Phone, cable, internet: $80
??Food, entertainment: $150?
??Clothing, household expenses $80?
??Credit cards and other loans: $30 (Chase)
??Other expenses: $200.00 (Property Taxes)?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain your very high revolving credit usage ($120K, and 85% of available credit). Thanks and best wishes. - reflective-rupee
A: Hi. Ever since I put the 1st posting on Prosper it shows "Revolving Credit" as 120k with "Card Utilization" as 85%. It also shows open accounts as 3. I literally have NO credit cards other than the Chase I described in the posting. What the revolving credit has to be is my 2nd mortgage (HELOC) which is $118500.00 and the Chase of $1500.00. My ONLY open accounts are: HSBC Mortgage Vericrest Financial (HELOC) Chase Credit Card. Hope this helps answer any questions. Thank (Apr-08-2010)
Q: What is the amount of first mortgage debt on your home? What is the interest rate on the first mortgage, and is it fixed? What is the current value of your home? Thanks much. - reflective-rupee
A: 1st Mortgage is a fixed rate at 5.15 percent thru HSBC with a balance of $160,000.00. HELOC is variable with Prime plus 1/2 percent. Based on market conditions and what other homes are selling for in my area I would put a value of about $290,000 or so. (Apr-08-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CyberCapital	$25.00	$25.00	4/1/2010 4:19:23 PM
jono9999	$29.88	$29.88	4/4/2010 4:01:01 PM
tntmojave	$25.00	$25.00	4/5/2010 3:06:14 PM
tntmojave	$25.00	$25.00	4/5/2010 12:19:28 PM
frogperson	$50.00	$50.00	4/5/2010 4:14:42 PM
FASTIZIO_P	$25.00	$25.00	4/5/2010 4:13:29 PM
Runegeld	$50.00	$50.00	4/5/2010 7:25:24 PM
DasMula	$25.00	$25.00	4/5/2010 7:20:21 PM
Bob450	$50.00	$50.00	4/5/2010 9:50:40 PM
DasMula	$25.00	$25.00	4/5/2010 7:20:11 PM
Marfloogan	$25.00	$25.00	4/6/2010 3:28:09 PM
sunny-justice9	$25.00	$25.00	4/6/2010 8:02:45 PM
transparency-tomahawk	$25.00	$25.00	4/7/2010 4:49:45 PM
lend4life13	$1,000.00	$47.27	4/8/2010 9:59:07 AM
Your_Bank	$40.00	$40.00	4/8/2010 11:58:04 AM
dynrep	$25.00	$25.00	4/8/2010 12:37:04 PM
113121	$25.00	$25.00	4/8/2010 12:31:12 PM
bill-expert	$200.00	$200.00	4/8/2010 12:46:45 PM
Your_Bank	$50.00	$50.00	4/8/2010 11:58:26 AM
Leshan	$25.00	$25.00	4/8/2010 3:31:21 PM
realtormoises	$25.00	$25.00	4/8/2010 3:12:45 PM
credit-tornado689	$66.00	$66.00	4/8/2010 12:54:37 PM
wise-courageous-social	$25.00	$25.00	4/8/2010 12:56:55 PM
wwwUniversal	$25.00	$25.00	4/8/2010 2:06:01 PM
Prairie-MN	$30.00	$30.00	4/1/2010 7:00:25 PM
bdruss	$25.00	$25.00	4/2/2010 10:37:02 AM
YoungTaxMan	$250.00	$250.00	4/3/2010 1:49:46 PM
DasMula	$25.00	$25.00	4/5/2010 7:19:59 PM
Unitas4302	$100.00	$100.00	4/6/2010 4:50:36 AM
nickel-mad-scientist	$25.00	$25.00	4/6/2010 5:10:05 PM
fund-secret-agent	$25.00	$25.00	4/7/2010 11:28:42 AM
reflective-rupee	$200.00	$200.00	4/8/2010 9:34:44 AM
dynrep	$25.00	$25.00	4/8/2010 10:11:42 AM
Gregger	$26.28	$26.28	4/8/2010 11:04:48 AM
Evolver	$100.00	$100.00	4/8/2010 12:00:45 PM
IASKGOD	$45.00	$45.00	4/8/2010 11:39:36 AM
Your_Bank	$35.00	$35.00	4/8/2010 11:57:42 AM
Bob450	$25.00	$25.00	4/8/2010 12:58:43 PM
cashhelp	$25.00	$25.00	4/8/2010 10:57:12 AM
OrdiNance	$30.57	$30.57	4/8/2010 11:12:33 AM
reflective-rupee	$250.00	$250.00	4/8/2010 2:03:19 PM
lostviajero	$25.00	$25.00	4/8/2010 12:00:41 PM
patriot384	$50.00	$50.00	4/8/2010 3:28:41 PM
Bobusa	$25.00	$25.00	4/8/2010 1:08:58 PM
Cambium	$100.00	$100.00	4/8/2010 4:00:20 PM
ultimate-peace	$600.00	$600.00	4/8/2010 2:00:14 PM
reflective-rupee	$200.00	$200.00	4/8/2010 2:03:51 PM
47 bids
Borrower Payment Dependent Notes Series 452505
This series of Notes was issued and sold upon the funding of the borrower loan #41709, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Apr-05-2010
				Auction end date:	Apr-07-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$180.94

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2000	Debt/Income ratio:	15%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	0y 4m
Credit score:	660-679 (Apr-2010)	Total credit lines:	6	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$18	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	computer_science000	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
College Tuition
Purpose of loan and my financial situation:

The purpose of this loan is for school. I work full time and make $1550 a month in addition to going to school full time. My job is very stable and in addition to my full time job I am in the National Guard and am provided with automatic payments of $862/month. I plan on putting 100% of this $862 towards repayment of my loan. I also am getting a bonus from the National Guard in the amount of $10,000 in July 2010. In the event that my loan is not fully paid off by that time my bonus will ensure that it will be paid in full. I live at home with my parents and subsequently pay no rent enabling me to put as much money as possible towards repayment of my loan.

Monthly net income: $1550

Monthly expenses:?(Live with?parents)
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $?100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

social-conductor4	$25.00	$25.00	4/5/2010 4:35:27 PM
burrito6	$25.00	$25.00	4/5/2010 4:37:49 PM
Midwestvalues	$100.00	$100.00	4/5/2010 4:48:59 PM
drstumpster	$25.00	$25.00	4/5/2010 4:49:49 PM
nowits10	$25.00	$25.00	4/5/2010 4:50:04 PM
Nerdster1	$25.00	$25.00	4/5/2010 4:50:14 PM
Diamond_Jim	$25.00	$25.00	4/5/2010 4:49:10 PM
reward-adventure	$25.00	$25.00	4/5/2010 4:50:20 PM
upright-revenue7	$25.00	$25.00	4/5/2010 4:50:24 PM
LuvToLend	$25.00	$25.00	4/5/2010 4:49:33 PM
forthright-dedication	$25.00	$25.00	4/5/2010 4:49:15 PM
handy-justice	$50.00	$50.00	4/5/2010 4:49:25 PM
Caerus	$25.00	$25.00	4/5/2010 4:49:52 PM
nivletJP	$25.00	$25.00	4/5/2010 4:50:00 PM
Turtlebear44	$25.00	$25.00	4/5/2010 4:50:06 PM
108lender	$75.00	$75.00	4/5/2010 4:50:22 PM
BankofBen	$25.00	$25.00	4/5/2010 4:56:53 PM
DeltaComputerGuy	$25.00	$25.00	4/5/2010 4:57:01 PM
autonomous-basis	$25.00	$25.00	4/5/2010 4:55:51 PM
cablenews	$25.00	$25.00	4/5/2010 4:56:56 PM
nybanker85	$35.87	$35.87	4/5/2010 4:56:59 PM
windtalkers	$25.00	$25.00	4/5/2010 5:09:40 PM
miamibeachloaner	$25.00	$25.00	4/5/2010 5:12:51 PM
Wilvara	$25.00	$25.00	4/5/2010 5:25:11 PM
realinvestora	$25.00	$25.00	4/5/2010 7:48:17 PM
LEWK25	$25.00	$25.00	4/5/2010 6:49:45 PM
hpfthlv	$25.00	$25.00	4/5/2010 9:33:04 PM
anton	$25.00	$25.00	4/5/2010 7:39:22 PM
DasMula	$25.00	$25.00	4/5/2010 11:27:17 PM
rock-turner	$35.84	$35.84	4/5/2010 11:14:04 PM
littlemslittle	$25.00	$25.00	4/6/2010 6:24:18 AM
FinDoc	$25.00	$25.00	4/6/2010 7:13:35 AM
bold-principal-thinker	$25.00	$25.00	4/6/2010 9:33:48 AM
deadheart188a	$28.75	$28.75	4/6/2010 9:58:13 AM
faldska	$25.00	$25.00	4/6/2010 10:30:39 AM
ah-long	$25.00	$25.00	4/6/2010 10:32:05 AM
jhouman	$25.00	$25.00	4/6/2010 12:09:26 PM
sensible-order2	$25.00	$25.00	4/6/2010 10:38:06 AM
Georgetastic	$25.00	$25.00	4/6/2010 12:33:20 PM
ValyaLibra01	$25.00	$25.00	4/6/2010 12:33:21 PM
myfinancialconnectionsdotcom	$25.00	$25.00	4/6/2010 12:58:03 PM
mrscenicroute	$25.00	$25.00	4/6/2010 5:09:03 PM
larrybird	$40.65	$40.65	4/6/2010 5:10:20 PM
Finestra1972	$25.00	$25.00	4/6/2010 5:10:21 PM
boybutter	$25.00	$25.00	4/6/2010 5:10:22 PM
selfmademan	$25.00	$25.00	4/6/2010 5:14:29 PM
putian47	$25.00	$25.00	4/6/2010 5:29:20 PM
MidLifeCrisis	$25.00	$25.00	4/6/2010 5:29:23 PM
slobberjob	$25.00	$25.00	4/6/2010 5:38:20 PM
cosygirl	$25.00	$25.00	4/6/2010 5:29:22 PM
WalnutCreekguy	$25.00	$25.00	4/6/2010 8:44:12 PM
p2ploan-leaper	$25.00	$25.00	4/6/2010 6:28:20 PM
r0b3m4n	$25.00	$25.00	4/6/2010 10:17:50 PM
hgar1	$25.35	$25.35	4/7/2010 7:32:52 AM
oceanwind1950	$25.00	$25.00	4/7/2010 7:13:00 AM
HenryS	$25.49	$25.49	4/7/2010 8:34:37 AM
RMB-Investments	$25.00	$25.00	4/7/2010 8:02:51 AM
brightest-income-hunter	$25.00	$25.00	4/7/2010 9:34:19 AM
inqbus	$25.00	$25.00	4/7/2010 7:13:02 AM
djh47a	$25.00	$22.73	4/7/2010 10:10:31 AM
ChristopherS	$25.00	$25.00	4/7/2010 7:32:54 AM
reflective-rupee	$25.00	$25.00	4/7/2010 10:27:45 AM
hard-working-loot	$25.00	$25.00	4/7/2010 10:03:06 AM
run26miles	$25.00	$25.00	4/7/2010 4:10:33 PM
kellydawn	$25.00	$25.00	4/5/2010 4:49:18 PM
PRGuyinVA	$25.00	$25.00	4/5/2010 4:49:39 PM
kind-efficient-credit	$25.00	$25.00	4/5/2010 4:49:30 PM
deal-hickory5	$25.00	$25.00	4/5/2010 4:49:35 PM
skuba	$25.00	$25.00	4/5/2010 4:49:43 PM
autonomous-truth	$75.00	$75.00	4/5/2010 4:49:56 PM
phredd	$25.00	$25.00	4/5/2010 4:49:58 PM
Redmond	$25.00	$25.00	4/5/2010 4:50:09 PM
terrific-fund5	$25.00	$25.00	4/5/2010 4:50:16 PM
lacolo	$25.00	$25.00	4/5/2010 4:50:26 PM
indomitable-dedication	$25.00	$25.00	4/5/2010 4:49:12 PM
inspiring-reward	$150.00	$150.00	4/5/2010 4:49:36 PM
lucrative-transparency0	$25.00	$25.00	4/5/2010 4:49:41 PM
beyondmanagement	$25.00	$25.00	4/5/2010 4:49:45 PM
nanda	$25.00	$25.00	4/5/2010 4:49:47 PM
winslowdad	$25.00	$25.00	4/5/2010 4:55:57 PM
martinnc	$25.00	$25.00	4/5/2010 4:49:53 PM
bonus-tent	$25.00	$25.00	4/5/2010 4:56:01 PM
djc314	$25.00	$25.00	4/5/2010 4:49:55 PM
Cash_Angel	$25.00	$25.00	4/5/2010 4:50:02 PM
WHEREISTHEMOON	$25.00	$25.00	4/5/2010 4:50:12 PM
792FICO	$25.00	$25.00	4/5/2010 4:50:18 PM
Buffer10	$25.00	$25.00	4/5/2010 5:06:56 PM
helping-out	$35.00	$35.00	4/5/2010 5:09:59 PM
Apex-Lender	$25.00	$25.00	4/5/2010 5:15:55 PM
SolarMoonshine	$25.00	$25.00	4/5/2010 5:47:44 PM
IIP77	$25.00	$25.00	4/5/2010 7:39:19 PM
KandKLegacyInvestments	$25.00	$25.00	4/5/2010 5:15:59 PM
burgeoning-silver	$25.00	$25.00	4/5/2010 7:23:11 PM
just-benefit	$25.00	$25.00	4/5/2010 6:49:43 PM
jasonrossi11	$30.00	$30.00	4/5/2010 9:33:06 PM
zone8	$29.97	$29.97	4/5/2010 9:33:02 PM
Unitas4302	$100.00	$100.00	4/6/2010 4:58:44 AM
lisyuan	$25.00	$25.00	4/6/2010 6:24:16 AM
reflective-rupee	$50.00	$50.00	4/6/2010 7:32:05 AM
gustavzantanon	$25.00	$25.00	4/6/2010 9:50:51 AM
mchiura	$25.00	$25.00	4/6/2010 9:58:17 AM
falcon88dp	$25.00	$25.00	4/6/2010 10:56:38 AM
christifa	$25.00	$25.00	4/6/2010 11:31:21 AM
capital-lava	$25.00	$25.00	4/6/2010 9:58:16 AM
time4aloan	$25.00	$25.00	4/6/2010 11:46:08 AM
millipotski	$25.00	$25.00	4/6/2010 10:38:32 AM
1nvest	$25.00	$25.00	4/6/2010 1:07:58 PM
euro-banker	$25.00	$25.00	4/6/2010 12:17:57 PM
Speculator	$50.00	$50.00	4/6/2010 3:50:04 PM
treasure-network	$25.00	$25.00	4/6/2010 3:54:43 PM
theprince	$25.00	$25.00	4/6/2010 3:54:44 PM
texrob20	$25.00	$25.00	4/6/2010 5:09:16 PM
entertaining-greenback2	$25.00	$25.00	4/6/2010 5:10:23 PM
Schmendrick	$25.00	$25.00	4/6/2010 5:10:23 PM
thetropics18	$25.00	$25.00	4/6/2010 5:04:38 PM
derec	$25.00	$25.00	4/6/2010 5:09:18 PM
Orringo	$50.00	$50.00	4/6/2010 5:10:33 PM
kindness-percolator5	$25.00	$25.00	4/6/2010 5:10:45 PM
miggy5	$25.00	$25.00	4/6/2010 5:29:19 PM
glimmering-point	$25.00	$25.00	4/6/2010 5:29:30 PM
cerebral-marketplace3	$25.00	$25.00	4/6/2010 6:12:47 PM
elegant-capital	$25.00	$25.00	4/6/2010 5:29:21 PM
sunny-justice9	$25.00	$25.00	4/6/2010 7:51:02 PM
barefootpaul	$25.00	$25.00	4/6/2010 8:44:14 PM
a-silver-booster	$30.00	$30.00	4/6/2010 6:19:14 PM
robust-trade	$25.00	$25.00	4/7/2010 6:19:04 AM
Boston005	$25.00	$25.00	4/6/2010 9:44:32 PM
nbhz60a	$25.00	$25.00	4/7/2010 8:34:38 AM
Debdebwildwoman	$25.00	$25.00	4/7/2010 8:39:26 AM
streak269	$25.00	$25.00	4/7/2010 9:03:46 AM
rockhound84	$25.00	$25.00	4/7/2010 4:21:20 AM
AlexTrep	$25.00	$25.00	4/7/2010 9:29:02 AM
lcole32	$25.00	$25.00	4/7/2010 6:17:56 AM
euro-shrine	$75.35	$75.35	4/7/2010 6:19:01 AM
reflective-rupee	$25.00	$25.00	4/7/2010 10:27:59 AM
TheSweetLender	$35.00	$35.00	4/7/2010 2:54:38 PM
136 bids
Borrower Payment Dependent Notes Series 452513
This series of Notes was issued and sold upon the funding of the borrower loan #41782, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$12,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Mar-31-2010
				Auction end date:	Apr-07-2010

Starting lender yield:	14.22%	Starting borrower rate/APR:	15.22% / 15.58%	Starting monthly payment:	$417.28
Final lender yield:	14.22%	Final borrower rate/APR:	15.22% / 15.58%	Final monthly payment:	$417.28

Auction yield range:	3.04% - 14.22%	Estimated loss impact:	1.52%
Lender servicing fee:	1.00%	Estimated return:	12.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2001	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 7	Length of status:	0y 2m
Credit score:	800-819 (Mar-2010)	Total credit lines:	16	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$2,008	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	8%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	jpyrek	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolodate THIS
Purpose of loan:
This is a plain and simple credit card debt consolidation loan.? With the passage of the CARD act, all of my credit cards have been repriced under broad-based repricing strategies and thus, I am looking to consolidate and pay down the remaining balances

My financial situation:
I am employed as a financial analyst and am ALWAYS on time will all payments and have never defaulted on a loan of any type.? I only have this credit card debt and a mortgage.? My car is fully paid off and I have no student debt from college, no medical debt, or any other debt obligations.? Currently the weight averaged APR on my outstanding balances is at 16.42%.? I work as a financial analyst and am currently a contractor.? I have been at my current contract since January and will be on this contract for the next 18 - 24 months at which point I will begin another one.?

I should be able to pay back this note in less than the 36 months required.

Take Home Pay (after taxes, fica, ss, etc) ~$5,000 I bill hourly, so it varies month to month within about $200 or so, but $5000 is a good round estimate
Expenses
Mortgage - $1650
Utilities - $100
Electricity - $65
Cable/Internet- $106
Cell Phone - $70
Credit Card Minimums - $488 I usually pay way way more than the minimum.
Total Expense ~ $2479 There are no other debt obligations
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, Which firm do your work for (analyst)? I see you had an $18,000.00 @ 22.53% C, 36 month loan that closed on March 15, 2010. Could you kindly explain how your rating has gone from a C to an AA in 15 days? - Mr-Miracle
A: Hello...I will gladly explain. I current work as a contractor. (This is why it says I have only been with my company a couple months) I am locked in to a contract for about 12-18 months right now...I work through VACO currently. As far as the rating. My credit score is (and was then) over 800. The ONLY reason the rating was a "C" was due to the size of the loan. It was suggested that I lower the amount to improve my rating. I did so, and it jumped to AA. (Apr-01-2010)
Q: Prosper lists your current credit card balance at about $3,000. How do you intend to use the excess borrowed money? - planet613
A: My balances are actually higher. Many credit card issuers don't always release all of their data to the 3 reporting credit agencies. Some will only release balances, and others only limits, so for Prosper, you can't get a utilization if you don't have both pieces. Let me tell you that I wish it was only 2k. If it were, I wouldn't need a Prosper loan! 100% of this fixed rate and duration loan will be used to pay down higher rate revolving credit obligations. (Apr-06-2010)
Q: Your current weighted average apr is 16.42%. I understand that you're prosper interest rate increases with loan size, but why go $12k at 15.48% when most smaller AA loans are going for <8%. IOW: Why not borrow $6k at 8% and average 12% overall? - wealth-samaritan2
A: I looked at some auctions I had participated in in the past as well as some currently here and I am hoping it gets bid down. Also, even if I could get a smaller loan with a lower interest rate, I'd rather have a larger loan with a slightly higher FIXED rate, and be able to pay off the still higher variable rate CC balances. But, I am HOPING that the listing gets bid down further as I do have an AA rating. Thanks, hopefully this answers you question and gives you some perspective. (Apr-07-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

sflender1099	$25.00	$25.00	3/31/2010 4:03:29 PM
KFB_Investments	$35.00	$35.00	3/31/2010 6:01:50 PM
frogperson	$250.00	$250.00	3/31/2010 8:40:55 PM
Prairie-MN	$30.00	$30.00	3/31/2010 8:37:21 PM
chibear34	$25.00	$25.00	4/1/2010 5:07:35 AM
Dustley	$25.00	$25.00	4/1/2010 11:26:31 AM
honorable-justice1	$25.00	$25.00	4/1/2010 7:20:16 PM
sshgfwb	$25.00	$25.00	4/2/2010 8:34:48 AM
Mr-Miracle	$25.00	$25.00	4/2/2010 12:03:13 PM
buckyhead2000	$25.00	$25.00	4/2/2010 2:27:22 PM
credit-observatory	$25.00	$25.00	4/3/2010 7:57:38 AM
newest-bountiful-basis	$25.00	$25.00	4/3/2010 10:38:11 PM
liberty-equilibrium	$39.28	$39.28	4/3/2010 8:32:21 PM
happy-loyalty	$25.00	$25.00	4/4/2010 10:06:42 PM
reflective-rupee	$1,000.00	$978.11	4/4/2010 8:38:05 PM
zippy-revenue8	$25.00	$25.00	4/5/2010 6:05:43 AM
reflective-rupee	$500.00	$500.00	4/4/2010 8:36:36 PM
gourd6	$37.94	$37.94	4/5/2010 9:24:40 AM
newest-bountiful-basis	$25.00	$25.00	4/5/2010 9:17:04 PM
creative-finance7	$25.00	$25.00	4/5/2010 7:04:33 PM
Brad9point0	$27.07	$27.07	4/5/2010 9:11:54 PM
well-mannered-income3	$125.00	$125.00	4/6/2010 7:31:04 AM
Your_Bank	$200.00	$200.00	4/6/2010 5:38:14 PM
Your_Bank	$50.00	$50.00	4/6/2010 5:39:04 PM
purposeful-dedication	$25.00	$25.00	4/6/2010 7:32:37 PM
Your_Bank	$50.00	$50.00	4/6/2010 5:38:40 PM
maximizer	$25.00	$25.00	4/7/2010 4:51:49 AM
fairness-swashbuckler	$50.00	$50.00	4/6/2010 10:27:53 PM
ideal-platinum1	$1,000.00	$1,000.00	4/7/2010 12:15:36 AM
sunny-justice9	$25.00	$25.00	4/6/2010 8:31:10 PM
Hartfelt	$40.00	$40.00	4/6/2010 10:50:26 PM
omahajay	$30.00	$30.00	4/6/2010 11:32:51 PM
alex189a	$50.00	$50.00	4/7/2010 12:18:17 AM
dinero-elevator	$50.00	$50.00	4/7/2010 1:52:19 AM
toocautious	$100.00	$100.00	4/7/2010 3:30:46 AM
dynrep	$50.00	$50.00	4/7/2010 7:07:44 AM
well-mannered-income3	$100.00	$100.00	4/7/2010 7:15:30 AM
lovely-leverage	$25.00	$25.00	4/7/2010 10:55:16 AM
houli123	$595.87	$595.87	4/7/2010 11:26:38 AM
msmlender	$25.00	$25.00	4/7/2010 10:17:36 AM
FredHead3	$25.00	$25.00	4/7/2010 12:52:44 PM
ken168	$100.00	$100.00	4/7/2010 12:56:09 PM
mt3209	$25.00	$25.00	4/7/2010 1:58:51 PM
planet613	$100.00	$100.00	4/7/2010 2:30:29 PM
patriot384	$200.00	$200.00	4/7/2010 2:22:29 PM
DADS-GIFT	$25.00	$25.00	4/7/2010 2:52:32 PM
shrewd-income	$150.00	$150.00	4/7/2010 3:23:16 PM
credit-coach118	$80.00	$80.00	4/7/2010 1:24:52 PM
sharp-credit	$1,000.00	$1,000.00	4/7/2010 3:23:17 PM
Dad2SandJ	$50.00	$50.00	3/31/2010 4:11:03 PM
Zipperdu	$50.00	$50.00	3/31/2010 5:14:37 PM
FinDoc	$25.00	$25.00	3/31/2010 9:24:59 PM
JustMee	$25.00	$25.00	3/31/2010 7:56:59 PM
bonus-adventure3	$50.00	$50.00	4/1/2010 6:42:33 AM
Num1Knicks	$36.22	$36.22	4/1/2010 8:53:07 AM
srspank24	$150.00	$150.00	4/1/2010 4:16:28 PM
matthewa	$25.00	$25.00	4/2/2010 4:54:03 PM
eureka117	$25.00	$25.00	4/3/2010 5:43:11 AM
sincere-balance	$25.00	$25.00	4/3/2010 2:01:14 PM
peaceful-trade	$25.00	$25.00	4/4/2010 8:43:21 AM
Phantom	$27.15	$27.15	4/4/2010 8:07:13 AM
trade-elm	$40.00	$40.00	4/4/2010 4:22:41 PM
luann199	$29.22	$29.22	4/5/2010 9:49:14 AM
TechnologyGuy	$25.00	$25.00	4/5/2010 4:13:50 PM
gt5149c	$33.15	$33.15	4/5/2010 6:44:06 PM
Lender0000	$250.00	$250.00	4/5/2010 5:18:42 PM
money-floret	$50.00	$50.00	4/5/2010 6:00:41 PM
loanman2007	$250.00	$250.00	4/6/2010 5:43:42 AM
justice-collector	$25.00	$25.00	4/6/2010 6:14:43 AM
lucrative-worth	$73.21	$73.21	4/6/2010 10:59:05 AM
point-jubilee	$25.00	$25.00	4/6/2010 11:27:22 AM
Spiderman55	$25.00	$25.00	4/6/2010 11:17:33 AM
Capital_Infusion	$50.00	$50.00	4/6/2010 3:10:41 PM
Brad9point0	$50.00	$50.00	4/6/2010 8:00:15 PM
lanlie	$814.39	$814.39	4/6/2010 9:45:40 PM
Ssider	$50.00	$50.00	4/6/2010 6:15:07 PM
1traveler	$25.00	$25.00	4/6/2010 9:52:32 PM
powerful-greenback2	$25.00	$25.00	4/7/2010 3:51:18 AM
NekHoldings	$50.00	$50.00	4/7/2010 6:56:47 AM
umfan123	$25.00	$25.00	4/7/2010 6:10:35 AM
kingtut999	$25.00	$25.00	4/6/2010 9:16:35 PM
octoberfresh	$25.00	$25.00	4/7/2010 7:42:01 AM
shrewd-income	$100.00	$100.00	4/7/2010 6:43:32 AM
charitycoon	$100.00	$100.00	4/6/2010 9:46:26 PM
inforapenny	$25.00	$25.00	4/6/2010 9:53:04 PM
foldingbenny2	$50.00	$50.00	4/7/2010 7:00:59 AM
loan_shark	$59.00	$59.00	4/7/2010 7:59:39 AM
thrilling-nickel5	$25.00	$25.00	4/7/2010 4:26:40 AM
113121	$25.00	$25.00	4/7/2010 9:13:05 AM
rate-hickory	$25.00	$25.00	4/7/2010 8:10:09 AM
113121	$500.00	$500.00	4/7/2010 9:18:06 AM
IceFisherman	$50.00	$50.00	4/7/2010 9:34:32 AM
heather26	$25.00	$25.00	4/7/2010 11:35:58 AM
Bob450	$35.00	$35.00	4/7/2010 12:38:03 PM
113121	$514.33	$514.33	4/7/2010 1:36:26 PM
balance-force	$35.00	$35.00	4/7/2010 1:06:11 PM
Gold_Coin	$25.00	$25.00	4/7/2010 1:58:56 PM
vutah	$25.00	$25.00	4/7/2010 2:09:21 PM
mammalian4	$50.00	$50.00	4/7/2010 2:27:06 PM
pooldar	$50.00	$50.00	4/7/2010 1:56:20 PM
reflective-rupee	$500.00	$500.00	4/7/2010 11:48:32 AM
tonyscc	$50.00	$50.00	4/7/2010 2:24:59 PM
Fletch70	$86.96	$86.96	4/7/2010 11:56:12 AM
loan-rider7	$25.00	$25.00	4/7/2010 3:53:55 PM
exact-peso2	$27.78	$27.78	4/7/2010 3:57:57 PM
wealth-samaritan2	$100.00	$100.00	4/7/2010 3:48:44 PM
pooldar	$50.00	$50.00	4/7/2010 1:45:57 PM
molomex	$25.00	$25.00	4/7/2010 2:36:38 PM
vendorking1	$25.00	$25.00	4/7/2010 2:50:53 PM
saraven01	$208.00	$208.00	4/7/2010 3:14:21 PM
leverage-monger	$137.32	$137.32	4/7/2010 3:30:53 PM
newest-orbital-justice	$25.00	$25.00	4/7/2010 3:44:41 PM
112 bids
Borrower Payment Dependent Notes Series 452525
This series of Notes was issued and sold upon the funding of the borrower loan #41779, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Mar-31-2010
				Auction end date:	Apr-07-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	25.50%	Final borrower rate/APR:	26.50% / 28.83%	Final monthly payment:	$81.11

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.16%
Lender servicing fee:	1.00%	Estimated return:	10.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1993	Debt/Income ratio:	31%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 13	Length of status:	14y 11m
Credit score:	660-679 (Mar-2010)	Total credit lines:	32	Occupation:	Other
Now delinquent:	2	Revolving credit balance:	$6,200	Stated income:	$50,000-$74,999
Amount delinquent:	$219	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	commitment-giant	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Kill these payday loans, please!
Purpose of loan:
This loan will be used to?pay off EXTREMELY high interest payday loans. I now realize I should have NEVER taken them out in the first place, if only I had known about Prosper first! But our central heat and air went out back in January, and I wiped out my savings to pay for the new unit, but still came up short...and like an idiot took out the payday loans to cover the balance. Now I am drowning, paying only their high interest each month.
My financial situation:
I am a good candidate for this loan because?I have good income at a very stable job, been there for 15 years!?My salary?is?paid via electronic direct deposit on the 1st and 15th of each month, and my net pay for the month is just slightly over $2500. The only expenses I have are my mortagage, insurance and a truck payment that will be paid off this summer. My wife pays for our utilities, food, and credit cards with her salary.

Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 730
??Insurance: $ 131?
??Car expenses: $ 358 (balance is under $2000 and then my truck will be paid off)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, in how many months do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: I plan to pay this loan off in 18-24 months. My goal is to to be debt free, other than my mortgage, before my oldest daughter starts college. Thank you for your question, and for considering helping me out! I really appreciate it! (Apr-01-2010)
Q: What are the specific amounts and interest rates of these loans? - noble-revenue
A: Loan #1: Principal $1000, Interest Rate 485.45%!!!! Total payoff $1400 Loan #2: Principal $ 267, Interest Rate 521.43%!!!! Total payoff $ 576.26 (I have paid down a little of the principal on loan #2, but have only been paying the interest payments of $400 per month on loan #1). Hence you can see that a Prosper loan at 34% would help me tremendously! Thanks for your question and for your consideration. (Apr-03-2010)
Q: Hi, What do you and your wife do for a living, and total household income please? Thanks, Steve - DasMula
A: I am a shift supervisor at manufacturing facility and my wife is a corporate accountant. Our wages, as reported on our 2009 W-2's was $104,945. Thanks for your question and for your consideration. (Apr-05-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

carrinel	$38.64	$38.64	4/6/2010 4:43:03 PM
hektek22	$25.00	$25.00	4/7/2010 8:11:55 AM
PayingItForwardPlease	$25.00	$25.00	4/7/2010 8:07:10 AM
124SpiderMan	$50.00	$50.00	4/7/2010 1:47:34 PM
DonDiego	$25.00	$25.00	4/7/2010 3:14:10 PM
five-star-note	$50.00	$50.00	4/7/2010 2:12:34 PM
lend42013	$33.93	$33.93	4/7/2010 3:46:14 PM
IASKGOD	$25.00	$25.00	4/7/2010 12:46:55 PM
social-conductor4	$25.00	$25.00	4/7/2010 3:59:07 PM
shrewd-income	$150.00	$150.00	4/7/2010 3:24:11 PM
ultimate-peace	$600.00	$600.00	4/7/2010 3:25:06 PM
Your_Bank	$50.00	$50.00	4/7/2010 3:28:19 PM
Unitas4302	$50.00	$50.00	4/6/2010 4:39:52 AM
carrinel	$75.00	$75.00	4/6/2010 4:40:47 PM
SolarMoonshine	$25.00	$25.00	4/6/2010 5:37:48 PM
BankofBeth	$25.00	$25.00	4/6/2010 5:33:49 PM
noble-revenue	$200.00	$200.00	4/6/2010 6:39:03 PM
shrewd-income	$100.00	$100.00	4/7/2010 6:45:52 AM
kind-elevated-market	$25.00	$25.00	4/7/2010 9:47:24 AM
buyrite334	$27.34	$27.34	4/7/2010 12:55:36 PM
armstrjc_04	$39.02	$39.02	4/7/2010 12:09:50 PM
toxicbutterfly	$25.00	$25.00	4/7/2010 1:27:21 PM
investment-cluster	$25.00	$5.76	4/7/2010 2:46:00 PM
TheSweetLender	$30.00	$30.00	4/7/2010 2:57:07 PM
interest-friendship	$125.31	$125.31	4/7/2010 3:38:35 PM
DasMula	$100.00	$100.00	4/7/2010 3:45:31 PM
Jim33	$25.00	$25.00	4/7/2010 3:31:59 PM
value-rapture	$25.00	$25.00	4/7/2010 3:35:33 PM
28 bids
Borrower Payment Dependent Notes Series 452651
This series of Notes was issued and sold upon the funding of the borrower loan #41691, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Apr-01-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$30.94
Final lender yield:	5.99%	Final borrower rate/APR:	6.99% / 7.33%	Final monthly payment:	$30.87

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1976	Debt/Income ratio:	6%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	5y 0m
Credit score:	780-799 (Mar-2010)	Total credit lines:	15	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$2,549	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	CIC	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	780-799 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	780-799 (Sep-2009)
Principal balance:	$1,482.08	1+ mo. late:	0 ( 0% )
Total payments billed:	6
Description
Buying Stock in a Bank
Purpose of loan:
This loan will be used to purchase 300 shares of stock in Bankers Community Trust Company (BTC).

My financial situation:
I am a good candidate for this loan because I always pay my bills on time and sometimes early.? I no longer have a mortgage on my house and I have no leans on any of my cars.In addition to my regular full time job (listed above) I also have a part time job.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Isn't this an expensive way to buy the stock? - Johnab
A: Not really my broker would charge me 9% if I used my margin (charge) account with him. In addition he would have the right to sell my stock to pay off my loan if the market drops below a certain level, which is not the case with Prosper. (Apr-02-2010)
Q: What's the reason of buying BTC? - ustfu
A: I have owned stock in this bank and two of its predecessors for a number of years. I have not invested in it recently because I wanted to see how its various mergers and the recession worked out. As banks go I think it is doing well and so I want to add to my holdings. In addition it is one of only a few banks which which did not cut or eliminate its dividend during the recession. The current dividend represents a yield of over 5%. (Apr-03-2010)
Q: What happens if BTC goes to $0.00? How would you pay off this loan? Why not wait until you save $1000 to buy the stock instead of borrowing the money? - Lender25
A: In the unlikely event that this stock should go to zero I would simply use another of my stocks (I own ten) to pay back the loan. I also could pay back the loan from my pay check if needed. As far as saving the money for the stock the whole point of buying it at this time is that the price is "Good". During the time I am saving the money the price could rise considerably, which would defeat the whole purpose of buying the stock in the first place. (Apr-07-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

RandyL3	$99.00	$99.00	4/1/2010 4:32:40 PM
selector568	$250.00	$250.00	4/1/2010 4:24:12 PM
blot44	$25.00	$21.00	4/1/2010 6:58:40 PM
MoneyForNothing	$25.00	$25.00	4/2/2010 7:24:22 AM
the-bright-velocity	$25.00	$25.00	4/2/2010 1:26:18 PM
ChristopherHS	$25.00	$25.00	4/6/2010 9:22:58 AM
dproxima	$25.00	$25.00	4/6/2010 5:04:20 PM
grampy48	$25.00	$25.00	4/7/2010 7:11:52 AM
loan-eagle9	$25.00	$25.00	4/8/2010 9:08:34 AM
ddamenace	$25.00	$25.00	4/8/2010 10:13:55 AM
Digs	$25.00	$25.00	4/8/2010 12:12:35 PM
REITRUST	$25.00	$25.00	4/8/2010 1:21:00 PM
gsd	$25.00	$25.00	4/8/2010 2:13:21 PM
wwwUniversal	$25.00	$25.00	4/8/2010 1:56:31 PM
impartial-deal	$50.00	$50.00	4/1/2010 4:09:51 PM
proper-commitment5	$25.00	$25.00	4/1/2010 5:00:41 PM
springpanda	$25.00	$25.00	4/2/2010 1:31:53 PM
Prairie-MN	$30.00	$30.00	4/2/2010 7:52:10 PM
Dollars4Rent	$25.00	$25.00	4/5/2010 11:05:46 AM
site_ml	$25.00	$25.00	4/6/2010 6:20:17 AM
goldsun	$25.00	$25.00	4/6/2010 6:29:11 AM
loanman2007	$50.00	$50.00	4/7/2010 5:35:10 AM
mobius_titan	$25.00	$25.00	4/7/2010 6:30:26 PM
hilsoon	$25.00	$25.00	4/8/2010 6:19:43 AM
JerryB96	$25.00	$25.00	4/7/2010 9:35:25 PM
TomDalonajay	$25.00	$25.00	4/8/2010 11:51:11 AM
26 bids
Borrower Payment Dependent Notes Series 452957
This series of Notes was issued and sold upon the funding of the borrower loan #41684, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Apr-05-2010
				Auction end date:	Apr-07-2010

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$154.68
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$154.61

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1996	Debt/Income ratio:	8%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 10	Length of status:	4y 8m
Credit score:	840-859 (Apr-2010)	Total credit lines:	22	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$2,670	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	5%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	worthy-platinum	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Much needed updates and fixes!
Purpose of loan:
I bought my first home almost 2 years ago and it is in need of some repairs and updates. The bulk of the funds would be used to replace carpeting in the family room, stairs, and upstairs hallway with hardwood floors. The carpet is over a decade old and it shows. The remainder of the funds would go towards repairs including my front steps, paint, and replacing a strip of gutters over my patio.

My financial situation:
I am a good candidate for this loan because I have a long history of on-time payments and little debt beyond my mortgage and car. I work for a stable company in the software industry.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

LoisLoan	$25.00	$25.00	4/5/2010 4:34:48 PM
kenji4861	$25.00	$25.00	4/5/2010 4:37:54 PM
microloan-green	$25.00	$25.00	4/5/2010 4:35:35 PM
kid8549	$25.00	$25.00	4/5/2010 4:42:40 PM
bold-yield-rumbler	$25.00	$25.00	4/5/2010 4:47:52 PM
newest-bountiful-basis	$25.00	$25.00	4/5/2010 4:48:38 PM
Okeey	$100.00	$100.00	4/5/2010 4:57:32 PM
nickel-ferret	$25.00	$25.00	4/5/2010 4:57:35 PM
pbeach05	$25.00	$25.00	4/5/2010 4:58:40 PM
fuzed	$31.15	$31.15	4/5/2010 4:58:51 PM
satisfying-durability	$25.00	$25.00	4/5/2010 4:59:21 PM
delicious-social132	$40.00	$40.00	4/5/2010 5:00:13 PM
kchen486	$25.00	$25.00	4/5/2010 4:59:39 PM
ideal-penny8	$25.00	$25.00	4/5/2010 4:59:57 PM
credit-force5	$25.00	$25.00	4/5/2010 5:00:19 PM
Phantom99	$25.00	$25.00	4/5/2010 4:55:44 PM
cjames84	$25.00	$25.00	4/5/2010 4:56:43 PM
xyzlmno	$25.00	$25.00	4/5/2010 5:02:43 PM
community-saver158	$50.00	$50.00	4/5/2010 5:03:51 PM
Thunderswan	$50.00	$50.00	4/5/2010 4:57:02 PM
supreme-hope	$25.00	$25.00	4/5/2010 4:57:20 PM
1phantom	$50.00	$50.00	4/5/2010 5:04:24 PM
restless-currency	$25.00	$25.00	4/5/2010 5:04:26 PM
paladin847	$25.00	$25.00	4/5/2010 5:03:39 PM
rescue	$100.00	$100.00	4/5/2010 5:03:44 PM
stable-nickel	$200.00	$200.00	4/5/2010 5:03:58 PM
careful-note	$50.00	$50.00	4/5/2010 5:04:03 PM
ProfPC	$25.00	$25.00	4/5/2010 5:04:21 PM
life-is-great	$25.00	$25.00	4/5/2010 4:59:17 PM
TeamRamRod	$25.00	$25.00	4/5/2010 5:04:55 PM
woodenshoes	$25.00	$25.00	4/5/2010 4:59:30 PM
bonus-tent	$25.00	$25.00	4/5/2010 5:05:26 PM
money-floret	$100.00	$100.00	4/5/2010 5:06:51 PM
HHP	$25.00	$25.00	4/5/2010 5:09:02 PM
Barak	$40.00	$40.00	4/5/2010 5:02:58 PM
payment-gusto	$25.00	$25.00	4/5/2010 5:08:52 PM
fishtale	$25.00	$25.00	4/5/2010 5:09:23 PM
HunterSix	$25.00	$25.00	4/5/2010 5:10:40 PM
TakeCare	$50.00	$50.00	4/5/2010 5:04:08 PM
bchen78875	$50.00	$50.00	4/5/2010 5:04:40 PM
fightinjoe	$25.00	$25.00	4/5/2010 5:05:17 PM
unclejaef	$25.00	$25.00	4/5/2010 5:05:45 PM
good_lender	$50.00	$50.00	4/5/2010 5:12:09 PM
intelligent-yield	$25.00	$25.00	4/5/2010 5:14:00 PM
bds9646	$26.00	$26.00	4/5/2010 5:14:19 PM
alaco	$25.00	$25.00	4/5/2010 5:15:14 PM
cheftek	$50.00	$50.00	4/5/2010 5:15:32 PM
worlds-best-auction	$25.00	$25.00	4/5/2010 5:08:37 PM
Rivervale_Westwood	$25.00	$25.00	4/5/2010 5:08:41 PM
wampum-reaction2	$25.00	$25.00	4/5/2010 5:09:00 PM
Supernick	$50.00	$50.00	4/5/2010 5:09:25 PM
seriousbusiness29	$50.00	$50.00	4/5/2010 5:25:26 PM
daveseansworld	$25.00	$25.00	4/5/2010 5:10:09 PM
Dap2005	$100.00	$100.00	4/5/2010 5:12:02 PM
dospapalotes	$25.00	$25.00	4/5/2010 5:12:37 PM
blot44	$25.00	$25.00	4/5/2010 5:57:10 PM
RusRobo	$25.00	$25.00	4/5/2010 5:13:19 PM
unknowable	$25.00	$25.00	4/5/2010 5:14:44 PM
bayfocus	$25.00	$25.00	4/5/2010 5:14:49 PM
AaronL	$25.00	$25.00	4/5/2010 10:51:02 PM
heerzaquestion	$25.00	$25.00	4/6/2010 4:19:25 AM
julijask	$26.25	$26.25	4/6/2010 11:24:07 AM
octoberfresh	$25.00	$25.00	4/6/2010 1:37:14 PM
springpanda	$25.00	$25.00	4/6/2010 4:26:56 PM
ujiba	$25.00	$25.00	4/7/2010 9:34:05 AM
payontime1	$50.00	$50.00	4/7/2010 10:07:28 AM
turbospeed	$25.00	$25.00	4/5/2010 4:36:12 PM
KandKLegacyInvestments	$25.00	$25.00	4/5/2010 4:35:13 PM
favorable-order8	$25.00	$25.00	4/5/2010 4:34:41 PM
mizon291	$50.00	$50.00	4/5/2010 4:47:55 PM
radforj22	$25.00	$25.00	4/5/2010 4:54:18 PM
Walkingcowboy	$25.00	$25.00	4/5/2010 4:56:33 PM
RMB-Investments	$25.00	$25.00	4/5/2010 4:57:08 PM
Merganser	$25.00	$25.00	4/5/2010 4:56:52 PM
investment-network	$25.00	$25.00	4/5/2010 4:57:47 PM
cash-merry-maker	$25.00	$25.00	4/5/2010 4:57:54 PM
successful-euro	$50.00	$50.00	4/5/2010 4:58:05 PM
Dreamconnection	$25.00	$25.00	4/5/2010 4:59:49 PM
inspired-contract9	$50.00	$50.00	4/5/2010 5:00:08 PM
BankofBen	$25.00	$25.00	4/5/2010 4:59:10 PM
BayShell	$30.10	$30.10	4/5/2010 4:59:15 PM
auction-turbine4	$50.00	$50.00	4/5/2010 5:02:14 PM
mlopez2007	$25.00	$25.00	4/5/2010 4:55:53 PM
euro-starter	$25.00	$25.00	4/5/2010 5:03:02 PM
maldok1	$25.00	$25.00	4/5/2010 5:02:22 PM
proton346	$25.00	$25.00	4/5/2010 5:02:33 PM
meenan	$25.00	$25.00	4/5/2010 5:02:45 PM
Tai	$25.00	$25.00	4/5/2010 4:57:12 PM
heavenly-repayment4	$25.00	$25.00	4/5/2010 5:03:05 PM
JohnBanks	$25.00	$25.00	4/5/2010 4:57:18 PM
bigdogsafety1	$25.00	$25.00	4/5/2010 5:04:12 PM
lender987654321	$25.00	$25.00	4/5/2010 5:04:18 PM
MrDavid	$50.00	$50.00	4/5/2010 5:03:19 PM
Emgolda	$25.00	$25.00	4/5/2010 4:57:45 PM
IPlayOutsideTheBox	$25.00	$25.00	4/5/2010 5:04:45 PM
steady-funds6	$25.00	$25.00	4/5/2010 5:04:49 PM
Microfinancer	$25.00	$25.00	4/5/2010 5:05:12 PM
alpinaut	$25.00	$25.00	4/5/2010 4:59:24 PM
dollar-birdie	$50.00	$50.00	4/5/2010 5:05:13 PM
Holtavious	$25.00	$25.00	4/5/2010 5:05:31 PM
bonus-adventure3	$50.00	$50.00	4/5/2010 5:00:22 PM
nhm	$50.00	$50.00	4/5/2010 5:09:16 PM
asset-professor	$100.00	$100.00	4/5/2010 5:09:38 PM
superchicken	$25.00	$25.00	4/5/2010 5:10:15 PM
refined-income7	$25.00	$25.00	4/5/2010 5:10:17 PM
ingenious-order783	$25.00	$25.00	4/5/2010 5:04:42 PM
buckyhead2000	$25.00	$25.00	4/5/2010 5:11:05 PM
lendersf	$95.00	$95.00	4/5/2010 5:05:09 PM
blissful-note7	$25.00	$25.00	4/5/2010 5:11:12 PM
reflective-deal8	$50.00	$50.00	4/5/2010 5:05:15 PM
selector568	$500.00	$500.00	4/5/2010 5:12:39 PM
bewitching-asset3	$50.00	$50.00	4/5/2010 5:13:03 PM
syounker	$25.00	$25.00	4/5/2010 5:12:15 PM
lucrative-worth	$25.00	$25.00	4/5/2010 5:13:11 PM
methodical-capital7	$25.00	$25.00	4/5/2010 5:12:24 PM
yield-seeker	$25.00	$25.00	4/5/2010 5:07:13 PM
lifegrowth	$25.00	$25.00	4/5/2010 5:14:27 PM
shrewd-deal	$25.00	$25.00	4/5/2010 5:09:08 PM
balance6	$25.00	$25.00	4/5/2010 5:10:38 PM
respectful-integrity3	$25.00	$25.00	4/5/2010 5:11:25 PM
tenacious-compassion9	$30.00	$30.00	4/5/2010 5:11:33 PM
ShotokanKeto	$25.00	$25.00	4/5/2010 5:11:51 PM
gnar	$25.00	$25.00	4/5/2010 5:14:40 PM
successful-agreement7	$100.00	$78.13	4/5/2010 5:15:44 PM
dontscrewmeover1	$50.00	$50.00	4/5/2010 7:59:52 PM
GoGators01	$25.00	$25.00	4/5/2010 7:48:15 PM
Kelor99	$25.00	$25.00	4/6/2010 8:44:32 AM
conductor146	$25.00	$25.00	4/6/2010 11:36:55 AM
Katherine12	$53.37	$53.37	4/6/2010 1:19:07 PM
129 bids
Borrower Payment Dependent Notes Series 451638
This series of Notes was issued and sold upon the funding of the borrower loan #41706, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,100.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Mar-25-2010
				Auction end date:	Apr-01-2010

Starting lender yield:	21.50%	Starting borrower rate/APR:	22.50% / 25.98%	Starting monthly payment:	$42.29
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 13.23%	Final monthly payment:	$35.49

Auction yield range:	4.04% - 21.50%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1991	Debt/Income ratio:	34%
Basic (1-10):	9	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	19 / 17	Length of status:	6y 4m
Credit score:	700-719 (Mar-2010)	Total credit lines:	46	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$265,446	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Tahoe1960	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off other credit lines
My financial situation:
I am a good candidate for this loan because I have substantial, steady income and have never defaulted on a credit obligation.? My wife and I had to incur some additional debt while she was out of work for approximately 5 months last year.? However, my wife has been back working full-time since August and we are in the process of paying down those credit lines.? I am seeking this loan to consolidate a few smaller credit lines.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

best-listing-toro	$25.00	$25.00	3/27/2010 7:47:45 AM
octoberfresh	$25.00	$25.00	3/29/2010 12:14:10 PM
tooflets	$25.00	$25.00	3/29/2010 1:21:10 PM
Exibility-Inc	$25.00	$16.75	3/30/2010 10:04:52 AM
PalmerTheEmbalmer	$25.00	$25.00	3/30/2010 12:35:30 PM
KFB_Investments	$35.00	$35.00	3/31/2010 5:44:41 PM
imbatman	$25.00	$25.00	3/31/2010 6:24:42 PM
Dskillz	$31.18	$31.18	3/31/2010 6:01:44 PM
q4golf	$25.55	$25.55	4/1/2010 3:52:41 AM
jtoms101	$25.00	$25.00	4/1/2010 5:58:41 AM
hidavehi	$25.00	$25.00	4/1/2010 7:04:32 AM
Ristefo	$25.00	$25.00	4/1/2010 5:15:36 AM
gjm6d	$25.00	$25.00	4/1/2010 5:21:09 AM
drummerdad	$25.00	$25.00	4/1/2010 7:35:37 AM
chrisb1414	$25.00	$25.00	4/1/2010 9:30:41 AM
rome1426	$25.00	$25.00	4/1/2010 11:11:19 AM
Leshan	$25.00	$25.00	4/1/2010 12:35:21 PM
coup173	$25.00	$25.00	4/1/2010 3:21:03 PM
shrewd-income	$50.00	$50.00	4/1/2010 3:25:31 PM
bornsucka	$25.00	$25.00	4/1/2010 2:41:38 PM
Approved	$25.00	$25.00	3/26/2010 10:17:56 PM
trade-elm	$25.00	$25.00	3/27/2010 7:11:18 AM
singletrck	$25.00	$25.00	3/30/2010 7:54:45 AM
indomart	$25.00	$25.00	3/30/2010 1:16:49 PM
Tahoeman	$25.00	$25.00	3/31/2010 7:52:55 AM
sfd	$50.00	$50.00	3/31/2010 12:30:53 PM
crw1950	$50.00	$50.00	4/1/2010 11:10:27 AM
jybank	$25.00	$25.00	4/1/2010 11:30:05 AM
rajs	$131.52	$131.52	4/1/2010 11:35:04 AM
TheWainer	$25.00	$25.00	4/1/2010 12:23:48 PM
TFAD72	$25.00	$25.00	4/1/2010 3:11:55 PM
Memphis-King	$60.00	$60.00	4/1/2010 3:36:57 PM
fenix692	$50.00	$50.00	4/1/2010 2:46:02 PM
buckskin1234	$25.00	$25.00	4/1/2010 3:09:17 PM
34 bids
Borrower Payment Dependent Notes Series 451822
This series of Notes was issued and sold upon the funding of the borrower loan #41788, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Mar-26-2010
				Auction end date:	Apr-02-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.44%	Starting monthly payment:	$54.28
Final lender yield:	17.77%	Final borrower rate/APR:	18.77% / 21.88%	Final monthly payment:	$43.85

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.48%
Lender servicing fee:	1.00%	Estimated return:	2.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2002	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 8	Length of status:	0y 10m
Credit score:	600-619 (Mar-2010)	Total credit lines:	21	Occupation:	Food Service
Now delinquent:	2	Revolving credit balance:	$5,972	Stated income:	$1-$24,999
Amount delinquent:	$811	Bankcard utilization:	62%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	jrcctexas25	Borrower's state:	Wisconsin	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	23 ( 100% )	600-619 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	540-559 (May-2008) 540-559 (Mar-2008) 540-559 (Feb-2008) 560-579 (Sep-2007)
Principal balance:	$480.09	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Child adoption, old payoff, tires
Purpose of loan:
Tires For our Car, Adoption of my stepchild, and old loan payoff, hopefully better interst rate if possible

My financial situation:
I am a good candidate for this loan because I am a hard working individual who is trying to find a better life I Need new tires for my car since the back ones are getting bad, I'm trying to adopt my child "stepchild" and want to pay off the other loan I took from prosper. to have only 1 loan.
Monthly net income: $? 2000-2500

Monthly expenses: $
??Housing: $? 545
??Insurance: $ 130
??Car expenses: $ 380
??Utilities: $? 0
??Phone, cable, internet: $? 145
??Food, entertainment: $? 75
??Clothing, household expenses $? 50
??Credit cards and other loans: $? 75
??Other expenses: $? 200 (Gas)

As you can see I have 400 to make my prosper loan with every month, I took a loan out with prosper a little over a year ago and pay on it currently I will not default on a loan from prosper if I have 2 I will find a second job once school is done
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$350.00	$350.00	3/27/2010 3:58:28 PM
jhouman	$25.00	$25.00	4/1/2010 4:33:28 PM
Moe87	$30.85	$30.85	4/1/2010 9:13:20 PM
niq4soccer	$25.00	$25.00	4/2/2010 5:14:58 AM
jhouman	$25.00	$25.00	3/31/2010 9:49:26 AM
realtormoises	$25.00	$25.00	4/1/2010 9:57:40 AM
vmh20035	$32.21	$15.81	4/1/2010 12:26:30 PM
forthright-loot7	$50.00	$50.00	4/2/2010 8:04:51 AM
heerzaquestion	$25.00	$25.00	4/2/2010 8:21:42 AM
bst	$32.58	$32.58	4/2/2010 1:14:14 AM
Leshan	$124.98	$124.98	4/2/2010 7:31:52 AM
coldfuzion	$45.78	$45.78	4/2/2010 12:00:36 PM
hevenanderth	$50.00	$50.00	4/2/2010 9:58:14 AM
noble-revenue	$100.00	$100.00	4/2/2010 11:57:40 AM
wild-orange	$25.00	$25.00	4/2/2010 3:21:21 PM
ultimate-peace	$250.00	$250.00	4/2/2010 3:19:38 PM
16 bids
Borrower Payment Dependent Notes Series 452094
This series of Notes was issued and sold upon the funding of the borrower loan #41776, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%	Auction start date:	Mar-30-2010
				Auction end date:	Apr-06-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	31.00%	Final borrower rate/APR:	32.00% / 34.41%	Final monthly payment:	$87.11

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.32%
Lender servicing fee:	1.00%	Estimated return:	-5.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1996	Debt/Income ratio:	Not calculated
Basic (1-10):	1	Inquiries last 6m:	7	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	9 / 7	Length of status:	4y 11m
Credit score:	640-659 (Mar-2010)	Total credit lines:	32	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$31,519	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	qtrhrs02	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Relocation Expenses
Purpose of loan:
This loan will be used to pay for?movers for an out-of-state move.

My financial situation:
I am a good candidate for this loan because I will have the ability to pay back the loan.? I am moving from California where I am in the highest tax bracket to a state with a much, much lower tax burden.? My payroll department at work estimates that I will save a minimum of $350 a month just in state income taxes.? I telecommute for work, so I will be keeping the same job, so my financial situation will not change at all except that I will see a lot more money out of my paycheck each month.? I have a high debt-to-income ratio, but that was from a divorce and it was all debt I was not aware of until then.? I do not like having all that debt, which is why I want to leave California and go to a place where I can pay off my debt within a few years.? I have never been even a day late on a payment for anything ever in my life and I have never bounced a check, and I don't plan to start now.? I just need a little extra money to help me get into a better situation.? I have almost $1000 in my savings as a backup, so even though I'm sure I?can pay these low payments now until my move anyhow, I have that money in place to make sure of it.? My lease is almost up in California and?I have an apartment on hold in the new state for the end of May, so I am planning to do this soon.

Monthly net income: $?3600?minimum after taxes ($5200 minimum gross)

Monthly expenses: $?2890 (itemized below - these are my current expenses and they will drop in the new state)
??Housing: $ 1300
??Insurance: $ 90
??Car expenses: $?0
??Utilities: $?100
??Phone, cable, internet: $ 150
??Food, entertainment: $200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 950
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: hi, what industry/profession are you in? thanks - shrewd-income
A: I am a Certified Medical Transcriptionist for the third largest company in the nation. We always have steady work and are taking on new accounts and acquiring smaller companies on a regular basis, and my supervisors consider me one of their top employees, so my job is secure. I make gross about $70,000 per year. (Mar-30-2010)
Q: what state/city are you moving to? if this loan funds (and i do plan to bid) you could in the future apply for another to help handle the credit cards, once you've established a good payment history on this one....it helps. - shrewd-income
A: I'm moving to Nevada where there is 0% income tax and my rent is about $100 per month less. Actually, I've done a little calculating and with just putting the extra money that I won't be paying in state income taxes toward the credit cards, I should have them all paid off in 4 years (including adding this loan on). I might consider Prosper again for the cards, but I've still never missed a payment on anything, so I've still got great interest rates on my credit cards (around 9%). (Mar-31-2010)
Q: Humans: This is an excellent inverstment with high returns! Lets all bit it down toward 25%. Borrower does not deserve such a low credit rating just because she has recenltly become a single person! OH , have qestions: What's your comp'sName? - bst
A: Thanks, that's very nice of you. :-) My company is Transcend Services based out of Atlanta. (Apr-06-2010)
Q: Post Script to previous question: (Not for posting!) Don't want to publicly list your Employers name? OK just don't display or list my previous question. Wishing you good success in your move away from our sunny CA. ( I need of OnlineWk) - bst
A: That's okay. My supervisors know about my divorce and my financial situation as the reason for my upcoming move. It's also the reason I've turned down positions considered promotions and have stayed in production, because I make a lot more money in production than I would in an hourly position, and they are aware of that as well. It's a big company with a lot of employees, so I'm not too worried about revealing their identity. They've got employees all over Facebook, lol. (Apr-06-2010)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mrxtravis	$50.00	$50.00	3/31/2010 11:40:09 PM
nodebt2012	$37.00	$37.00	4/1/2010 9:08:57 PM
donlenboy	$25.00	$25.00	4/5/2010 12:54:46 PM
Tono	$50.00	$50.00	4/5/2010 5:17:06 PM
Aridus	$25.00	$25.00	4/5/2010 8:06:33 PM
american-investor	$25.00	$25.00	4/6/2010 4:40:08 AM
Happy-Man	$25.00	$25.00	4/6/2010 6:58:05 AM
pious-gold	$30.49	$30.49	4/6/2010 9:47:37 AM
IASKGOD	$25.00	$25.00	4/6/2010 11:12:21 AM
rooster63	$40.15	$40.15	4/6/2010 12:39:09 PM
relentless-gain3	$25.00	$25.00	4/6/2010 12:41:00 PM
good4loan	$25.00	$25.00	4/6/2010 2:51:45 PM
beer-gardener	$396.00	$396.00	4/6/2010 3:06:17 PM
psycardis	$25.00	$25.00	4/6/2010 12:39:58 PM
kfboomer	$200.00	$200.00	4/6/2010 3:08:28 PM
Frosty	$25.00	$25.00	4/6/2010 3:11:05 PM
bst	$27.37	$27.37	4/6/2010 1:07:28 PM
MrBadExample	$54.00	$54.00	4/3/2010 7:17:34 PM
Bobusa	$25.00	$25.00	4/6/2010 5:24:35 AM
asset-electron1	$32.16	$8.70	4/6/2010 7:18:29 AM
realtormoises	$25.00	$25.00	4/6/2010 9:53:33 AM
wild-orange	$25.00	$25.00	4/6/2010 10:36:46 AM
toxicbutterfly	$25.00	$25.00	4/6/2010 11:20:50 AM
DasMula	$25.00	$25.00	4/6/2010 10:14:13 AM
DasMula	$25.00	$25.00	4/6/2010 10:14:26 AM
trainu	$106.29	$106.29	4/6/2010 11:38:17 AM
atomantic	$50.00	$50.00	4/6/2010 11:49:12 AM
shrewd-income	$250.00	$250.00	4/6/2010 12:20:34 PM
I_want_to_help_you	$25.00	$25.00	4/6/2010 2:07:45 PM
piter-to-la-investment	$25.00	$25.00	4/6/2010 12:40:46 PM
reflective-rupee	$25.00	$25.00	4/6/2010 3:11:06 PM
Jrbgood	$50.00	$50.00	4/6/2010 3:12:59 PM
DasMula	$25.00	$25.00	4/6/2010 3:47:45 PM
TakeCare	$25.00	$25.00	4/6/2010 1:43:43 PM
benefit-trident	$25.00	$25.00	4/6/2010 4:06:36 PM
five-star-note	$100.00	$100.00	4/6/2010 2:05:00 PM
balanced-balance6	$25.00	$25.00	4/6/2010 3:18:06 PM
37 bids
Borrower Payment Dependent Notes Series 452136
This series of Notes was issued and sold upon the funding of the borrower loan #41699, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%	Auction start date:	Mar-30-2010
				Auction end date:	Apr-05-2010

Starting lender yield:	23.56%	Starting borrower rate/APR:	24.56% / 26.86%	Starting monthly payment:	$177.87
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 23.25%	Final monthly payment:	$169.54

Auction yield range:	8.04% - 23.56%	Estimated loss impact:	8.97%
Lender servicing fee:	1.00%	Estimated return:	11.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2003	Debt/Income ratio:	4%
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	1y 9m
Credit score:	780-799 (Mar-2010)	Total credit lines:	13	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$777	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	lsutigers9684	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding/Honeymoon Expenses
Purpose of loan:
This loan will be used to pay for various wedding expenses (i.e. videographer, reception hall, floral arrangements, etc.) and my honeymoon. There were a lot of unexpected costs associated with the wedding that we had overlooked and did not plan for. These expenses have been eating away at our honeymoon funds and the last thing we want to do is stress about money on what's supposed to be the best/most romantic?week of our lives.

My financial situation:
I am a good candidate for this loan because I have a steady/secure job as a drilling engineer with an independent oil & gas company (Southwestern Energy Co.). All bills that I pay on a monthly basis are set up to automatically withdrawl from my bank account,?virtually eliminating?the chance of making a late payment. I don't think my credit score is representative of the borrower I am due to a collections account which was the consequence of communication issues. The bill & collections notices were sent to my parents house rather than my apartment. During that time my dad had had a stroke which played a factor into my parents failing?to notify me of the default. The worse part about it is that the bill was only ~$350.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: what are your monthly income and expenses? please include tax and insurance. - beakerfish
A: Monthly Income (after taxes have been deducted): ~$7350/month Monthly Expenses: Mortgage: $1920/mo CC/Finance: ~$150/mo College Loans: $323/mo Utilities/Misc: ~$500/mo (Mar-31-2010)
Q: Hi, seems like you could cover this loan with a few months of income. Why seek a loan? Thanks. - adventure0
A: My wedding is in a month and there are a lot of expenses that have to be paid at once that exceed my monthly income. So...we've been forced to pull from our honeymoon savings. (Apr-05-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

robot777	$40.00	$40.00	3/30/2010 4:32:43 PM
heroic-hope5	$25.00	$25.00	3/30/2010 4:33:43 PM
exchange-cowbell5	$50.00	$50.00	3/30/2010 4:53:50 PM
income-fortress	$25.00	$25.00	3/30/2010 4:42:01 PM
SolarMoonshine	$25.00	$25.00	3/30/2010 5:36:54 PM
mammalian4	$50.00	$50.00	3/30/2010 6:38:02 PM
JustMee	$25.00	$25.00	3/30/2010 9:50:35 PM
blissful-note7	$25.00	$25.00	3/31/2010 2:03:37 AM
Unitas4302	$50.00	$50.00	3/31/2010 5:51:12 AM
AaronL	$25.00	$25.00	3/31/2010 9:26:47 AM
Bank_Of_XL	$100.00	$100.00	3/31/2010 7:49:04 AM
Brainworm	$25.00	$25.00	3/31/2010 12:57:36 PM
Bocephus1959	$45.00	$45.00	3/31/2010 6:04:42 PM
wealth-serenity	$25.89	$25.89	4/1/2010 5:13:42 AM
buffalobills	$25.00	$25.00	4/1/2010 7:41:40 AM
hbzchimar	$25.00	$25.00	4/1/2010 11:34:35 AM
gunderstone	$250.00	$250.00	4/1/2010 9:18:12 PM
DalCowboys	$25.00	$25.00	4/1/2010 8:14:34 PM
investorsf	$25.00	$25.00	4/2/2010 9:41:10 AM
djalan	$25.00	$25.00	4/2/2010 11:03:09 AM
marwadi-62	$100.00	$100.00	4/2/2010 2:30:42 PM
WDeamay	$27.28	$27.28	4/2/2010 5:31:42 PM
GCSS	$25.00	$25.00	4/2/2010 6:28:05 PM
rustysailor	$25.00	$25.00	4/3/2010 8:29:55 AM
reflective-rupee	$50.00	$50.00	4/3/2010 9:50:45 AM
trumpetkingdev1	$83.00	$83.00	4/3/2010 10:37:31 AM
hgar1	$52.00	$52.00	4/3/2010 4:13:49 PM
trade-goblin9	$26.97	$26.97	4/3/2010 8:23:54 PM
euro-jet	$25.00	$25.00	4/4/2010 5:24:49 AM
scoobiedoo	$25.00	$25.00	4/4/2010 6:14:57 AM
SeeksValue	$25.00	$25.00	4/3/2010 6:53:04 PM
SkinnyFish	$25.00	$25.00	4/4/2010 8:18:04 AM
blackstar	$25.00	$25.00	4/4/2010 4:12:00 PM
sjo1984111	$25.00	$25.00	4/4/2010 4:40:46 PM
blue-relay	$50.00	$50.00	4/4/2010 5:12:21 PM
hope-lionheart1	$25.00	$25.00	4/4/2010 10:13:45 PM
rockhound84	$25.00	$25.00	4/4/2010 10:12:51 PM
economy-caper9	$25.00	$25.00	4/5/2010 4:04:23 AM
BKuhl44	$75.00	$75.00	4/5/2010 6:16:37 AM
charming-point	$100.00	$100.00	4/5/2010 7:56:51 AM
enthralling-investment	$35.00	$35.00	4/5/2010 8:12:30 AM
lender-inc	$54.39	$54.39	4/5/2010 8:31:45 AM
l2fp	$40.00	$40.00	4/4/2010 11:06:38 PM
Flreap	$50.00	$50.00	4/5/2010 9:25:38 AM
atomantic	$25.00	$25.00	4/5/2010 7:44:03 AM
loan_doctor	$25.00	$25.00	3/30/2010 4:32:36 PM
impressive-loan	$350.00	$350.00	3/30/2010 4:32:40 PM
mercuriant	$25.00	$25.00	3/30/2010 4:55:54 PM
cognizant-rate732	$50.00	$50.00	3/30/2010 4:43:16 PM
felicity-daydream	$50.00	$50.00	3/30/2010 7:24:38 PM
stockpiler079	$25.00	$25.00	3/31/2010 9:37:17 AM
tntmojave	$25.00	$25.00	3/31/2010 9:46:52 AM
371millwood	$200.00	$200.00	3/31/2010 11:10:01 AM
zento	$25.00	$25.00	3/31/2010 11:56:19 AM
Sol_Invictus	$25.00	$25.00	3/31/2010 1:26:53 PM
Brainworm	$25.00	$25.00	3/31/2010 12:55:29 PM
elegant-loot	$25.00	$25.00	3/31/2010 4:50:31 PM
KFB_Investments	$35.00	$35.00	3/31/2010 6:35:59 PM
powerful-greenback2	$25.00	$25.00	3/31/2010 7:44:16 PM
foothillender	$25.00	$25.00	4/1/2010 6:26:41 AM
prohelper	$25.00	$25.00	4/1/2010 10:49:54 AM
wizard750	$50.00	$50.00	4/1/2010 2:05:38 PM
reflective-rupee	$100.00	$28.71	4/1/2010 2:24:34 PM
forthright-loot7	$50.00	$50.00	4/2/2010 3:56:53 AM
Ven58	$25.00	$25.00	4/2/2010 5:39:30 AM
p2p-journey	$136.68	$136.68	4/2/2010 10:10:09 AM
Streamfeeder	$25.00	$25.00	4/2/2010 12:56:11 PM
favorite-commerce	$25.00	$25.00	4/2/2010 5:08:57 PM
Myrick	$25.00	$25.00	4/2/2010 6:54:16 PM
WILender2	$25.00	$25.00	4/3/2010 4:50:01 AM
Zagit	$25.00	$25.00	4/3/2010 7:20:23 AM
KlarthXVII	$25.00	$25.00	4/3/2010 9:37:20 AM
twerns	$40.00	$40.00	4/3/2010 9:41:35 AM
dlenz	$25.00	$25.00	4/3/2010 10:41:32 AM
Jazzy503	$25.00	$25.00	4/3/2010 2:40:09 PM
economy-popcorn	$25.00	$25.00	4/3/2010 3:55:20 PM
GrowthAspirations	$65.00	$65.00	4/3/2010 4:52:55 PM
entertaining-revenue	$25.00	$25.00	4/3/2010 3:12:14 PM
credit-birch	$50.00	$50.00	4/3/2010 10:36:20 PM
payout-comet	$25.00	$25.00	4/4/2010 4:04:12 AM
value-rocket	$25.00	$25.00	4/4/2010 6:09:49 AM
credit-coach118	$65.00	$65.00	4/4/2010 8:17:58 AM
Ogerta	$80.08	$80.08	4/4/2010 11:52:51 AM
frogperson	$300.00	$300.00	4/4/2010 6:30:52 PM
Ven58	$25.00	$25.00	4/4/2010 3:02:59 PM
nickel-mad-scientist	$125.00	$125.00	4/4/2010 4:27:28 PM
favorite-commerce	$25.00	$25.00	4/5/2010 9:28:12 AM
brilliant-balance	$25.00	$25.00	4/5/2010 8:27:28 AM
justice-hawk	$70.00	$70.00	4/5/2010 10:09:37 AM
generous-deal6	$25.00	$25.00	4/5/2010 9:27:11 AM
beachfunder	$100.00	$100.00	4/5/2010 11:33:56 AM
91 bids
Borrower Payment Dependent Notes Series 452262
This series of Notes was issued and sold upon the funding of the borrower loan #41791, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Apr-01-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 31.34%	Starting monthly payment:	$41.03
Final lender yield:	26.38%	Final borrower rate/APR:	27.38% / 31.34%	Final monthly payment:	$41.03

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2004	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 4	Length of status:	0y 10m
Credit score:	680-699 (Mar-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$18,399	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	jrotunda85	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Monthly Bills
Purpose of loan: This loan will be used to? my wife and I are a little short this month because of a surgery my wife had to have last week. Even though we were able to put some of the surgery on payment plans, there was a portion - about $600 total that had to pay up front prior to surgery. As a result, we are short about this amount for our monthly expenses.

My financial situation: I am a good candidate for this loan because? Working in financial services for over 4 years has taught me the value and importance of having good credit.? While I?m relatively young, I?ve successful bought and sold two houses and have never missed a payment since I started getting credit.

Monthly net income: $ 3880

Monthly expenses:
Housing: $ 1041 (This payment will be going away once closing is paid)??
Insurance: $ Included in Above????
Car expenses: $ 0??
Utilities: $ 200??
Phone, cable, internet: $ 130??
Food, entertainment: $ Varies??
Clothing, household expenses $ Varies??
Credit cards and other loans: $ Varies??
Other expenses: $ None
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Prairie-MN	$30.00	$30.00	4/1/2010 6:20:00 PM
frogperson	$50.00	$50.00	4/1/2010 10:29:12 PM
transaction-circuit	$25.00	$25.00	4/2/2010 12:36:40 PM
admirable-loyalty	$75.00	$75.00	4/4/2010 10:54:21 AM
intelligent-yield	$25.00	$25.00	4/5/2010 11:25:35 AM
DasMula	$25.00	$25.00	4/5/2010 5:50:52 PM
Bob450	$50.00	$50.00	4/5/2010 9:41:07 PM
sunny-justice9	$25.00	$25.00	4/6/2010 8:35:34 PM
DonDiego	$25.00	$25.00	4/6/2010 11:41:19 PM
AUSTIN_PLUMB	$25.00	$25.00	4/7/2010 4:23:24 PM
Bob450	$25.00	$25.00	4/7/2010 7:46:42 PM
credit-missile	$100.00	$100.00	4/8/2010 7:22:50 AM
MSLendingLLC	$51.00	$51.00	4/8/2010 7:34:35 AM
zone6	$100.00	$100.00	4/8/2010 6:34:38 AM
DasMula	$25.00	$25.00	4/5/2010 5:50:27 PM
DasMula	$25.00	$25.00	4/5/2010 5:51:13 PM
DasMula	$25.00	$25.00	4/5/2010 5:50:40 PM
IPG1	$25.00	$25.00	4/6/2010 12:58:26 PM
dRatedOnly	$25.00	$25.00	4/6/2010 4:08:20 PM
EretzCapital	$50.00	$50.00	4/7/2010 7:16:37 AM
credit-tornado689	$100.00	$34.00	4/7/2010 4:46:25 PM
Helenska11	$25.00	$25.00	4/7/2010 4:50:14 PM
Your_Bank	$35.00	$35.00	4/7/2010 5:17:00 PM
love2garden	$50.00	$50.00	4/8/2010 7:07:11 AM
EretzCapital	$50.00	$50.00	4/8/2010 6:23:37 AM
25 bids
Borrower Payment Dependent Notes Series 452352
This series of Notes was issued and sold upon the funding of the borrower loan #41794, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Apr-01-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$191.86
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$191.36

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1999	Debt/Income ratio:	14%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	2y 7m
Credit score:	780-799 (Apr-2010)	Total credit lines:	36	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$11,740	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	52%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	the-agreement-spectacle	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for start of business
Purpose of loan:
This loan will be used to help purchase inventory for an online business.? We have half of the capital required for the initial purchase, but need a little bit of help on the second half.? This product is currently selling well in Europe, but are not offered here in America yet.

My financial situation:
I am a good candidate for this loan because we know this market very well and we feel confident that this product will sell.? Our currently pricing scheme will allow for 200% profit on each item sold.? If we found that we needed to liquidate this product, we could easily do it at cost to pay back this loan.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Tai	$25.00	$25.00	4/1/2010 4:05:46 PM
jfd287	$25.00	$25.00	4/1/2010 4:05:55 PM
japper2353	$25.00	$25.00	4/1/2010 4:06:45 PM
trucklawyer	$25.00	$25.00	4/1/2010 4:06:57 PM
zbfamwl	$25.00	$25.00	4/1/2010 4:08:08 PM
IncomeTemple	$25.00	$25.00	4/1/2010 4:09:25 PM
cash-merry-maker	$25.00	$25.00	4/1/2010 4:09:33 PM
Lendomatic	$25.00	$25.00	4/1/2010 4:09:41 PM
cny_loans	$25.00	$25.00	4/1/2010 4:06:49 PM
nickel-ferret	$25.00	$25.00	4/1/2010 4:07:26 PM
mikeleib	$25.00	$25.00	4/1/2010 4:07:52 PM
Futurero	$25.00	$25.00	4/1/2010 4:10:06 PM
OLYVRC	$25.00	$25.00	4/1/2010 4:18:11 PM
ClearLake	$25.00	$25.00	4/1/2010 4:18:30 PM
outtahoth2o	$53.50	$53.50	4/1/2010 4:16:11 PM
supreme-hope	$25.00	$25.00	4/1/2010 4:06:17 PM
bonus-adventure3	$50.00	$50.00	4/1/2010 4:21:10 PM
reefer	$37.15	$37.15	4/1/2010 4:17:22 PM
outwish	$25.00	$25.00	4/1/2010 4:17:27 PM
CarDealer3070	$25.00	$25.00	4/1/2010 4:21:46 PM
atlviet	$25.00	$25.00	4/1/2010 4:07:55 PM
life-is-great	$25.00	$25.00	4/1/2010 4:18:40 PM
investment-network	$25.00	$25.00	4/1/2010 4:08:42 PM
KandKLegacyInvestments	$25.00	$25.00	4/1/2010 4:08:44 PM
djs81	$25.00	$25.00	4/1/2010 4:19:38 PM
woodenshoes	$25.00	$25.00	4/1/2010 4:20:12 PM
anakinsolo	$25.00	$25.00	4/1/2010 4:10:41 PM
kchen486	$25.00	$25.00	4/1/2010 4:20:48 PM
reueljw	$25.00	$25.00	4/1/2010 4:10:49 PM
donloah	$25.00	$25.00	4/1/2010 4:10:52 PM
kenji4861	$25.00	$25.00	4/1/2010 4:11:59 PM
bjmazur	$25.00	$25.00	4/1/2010 4:25:15 PM
euro-starter	$25.00	$25.00	4/1/2010 4:25:22 PM
KaiserRex	$25.00	$25.00	4/1/2010 4:12:39 PM
integrity-doctor	$50.00	$50.00	4/1/2010 4:25:54 PM
careful-note	$50.00	$50.00	4/1/2010 4:26:07 PM
kid8549	$25.00	$25.00	4/1/2010 4:12:54 PM
lender987654321	$25.00	$25.00	4/1/2010 4:26:27 PM
chrisb1414	$25.00	$25.00	4/1/2010 4:26:39 PM
silver-philosopher	$25.00	$25.00	4/1/2010 4:26:53 PM
elasermd	$100.00	$100.00	4/1/2010 4:27:04 PM
successful-euro	$75.00	$75.00	4/1/2010 4:27:20 PM
maldok1	$25.00	$25.00	4/1/2010 4:24:18 PM
proton346	$25.00	$25.00	4/1/2010 4:24:22 PM
SourDoughSteve	$25.00	$25.00	4/1/2010 4:15:05 PM
xyzlmno	$25.00	$25.00	4/1/2010 4:24:43 PM
skvat	$25.00	$25.00	4/1/2010 4:16:19 PM
kennyinminny	$25.00	$25.00	4/1/2010 4:24:58 PM
johannesfactotum	$25.00	$25.00	4/1/2010 4:16:57 PM
andycheb	$37.43	$37.43	4/1/2010 4:17:18 PM
rescue	$100.00	$100.00	4/1/2010 4:25:59 PM
impartial-deal	$25.00	$25.00	4/1/2010 4:17:51 PM
highcountry1	$25.00	$25.00	4/1/2010 4:17:59 PM
TakeCare	$50.00	$50.00	4/1/2010 4:26:09 PM
sajitk	$25.00	$25.00	4/1/2010 4:18:29 PM
ProfPC	$25.00	$25.00	4/1/2010 4:26:29 PM
ADenny	$25.00	$25.00	4/1/2010 4:19:19 PM
steady-funds6	$25.00	$25.00	4/1/2010 4:27:13 PM
delicious-social132	$40.00	$40.00	4/1/2010 4:21:01 PM
economy-producer	$25.00	$25.00	4/1/2010 4:22:03 PM
bondhedger	$25.00	$25.00	4/1/2010 4:43:07 PM
meenan	$25.00	$25.00	4/1/2010 4:24:51 PM
community-saver158	$50.00	$50.00	4/1/2010 4:26:04 PM
bigdogsafety1	$25.00	$25.00	4/1/2010 4:26:14 PM
RG	$35.00	$35.00	4/1/2010 4:26:31 PM
IPlayOutsideTheBox	$25.00	$25.00	4/1/2010 4:27:09 PM
bigballer105	$50.00	$38.30	4/1/2010 4:27:22 PM
petercat	$250.00	$250.00	4/3/2010 8:45:21 AM
hashnet	$25.00	$25.00	4/6/2010 3:24:08 PM
gain-boomerang5	$25.00	$25.00	4/7/2010 12:13:00 AM
SpotLending	$50.00	$50.00	4/7/2010 3:59:26 PM
Schwamie	$25.00	$25.00	4/7/2010 8:04:42 PM
Paragon13	$50.00	$50.00	4/8/2010 7:19:55 AM
eagle1271	$25.00	$25.00	4/8/2010 7:23:53 AM
merciful-yield	$52.12	$52.12	4/8/2010 10:09:33 AM
wwwUniversal	$25.00	$25.00	4/8/2010 1:55:40 PM
colorfulgardener	$25.00	$25.00	4/8/2010 2:28:27 PM
Xeo	$25.00	$25.00	4/1/2010 4:05:53 PM
ebusinessagent	$25.00	$25.00	4/1/2010 4:08:06 PM
ganoman21	$25.00	$25.00	4/1/2010 4:08:09 PM
bmcg	$25.00	$25.00	4/1/2010 4:09:43 PM
srgriff	$25.00	$25.00	4/1/2010 4:06:30 PM
dumbass	$25.00	$25.00	4/1/2010 4:10:37 PM
Thecozychick	$25.00	$25.00	4/1/2010 4:07:15 PM
Sykes66	$25.00	$25.00	4/1/2010 4:07:30 PM
kanewna	$40.15	$40.15	4/1/2010 4:07:59 PM
Aleut	$25.00	$25.00	4/1/2010 4:08:03 PM
pbandjb	$25.00	$25.00	4/1/2010 4:08:11 PM
favorable-order8	$25.00	$25.00	4/1/2010 4:08:28 PM
mizount	$25.00	$25.00	4/1/2010 4:12:53 PM
FlexFunding	$26.12	$26.12	4/1/2010 4:14:57 PM
TCayce	$25.00	$25.00	4/1/2010 4:12:26 PM
meux99	$25.00	$25.00	4/1/2010 4:12:41 PM
dadalou	$25.00	$25.00	4/1/2010 4:17:00 PM
lowestghost	$25.00	$25.00	4/1/2010 4:17:05 PM
Breken6	$25.00	$25.00	4/1/2010 4:17:28 PM
thegreatone	$100.00	$100.00	4/1/2010 4:18:34 PM
trevandtal	$25.00	$25.00	4/1/2010 4:19:30 PM
focused-wampum	$25.00	$25.00	4/1/2010 4:15:29 PM
Dreamconnection	$25.00	$25.00	4/1/2010 4:20:55 PM
wrchism	$50.00	$50.00	4/1/2010 4:17:08 PM
Bearls	$25.00	$25.00	4/1/2010 4:17:24 PM
hrubinst	$25.00	$25.00	4/1/2010 4:21:35 PM
Emgolda	$25.00	$25.00	4/1/2010 4:07:56 PM
interest-exec9	$25.00	$25.00	4/1/2010 4:17:55 PM
cingular	$25.00	$25.00	4/1/2010 4:18:20 PM
morpholog	$25.00	$25.00	4/1/2010 4:19:03 PM
Avala	$50.00	$50.00	4/1/2010 4:22:52 PM
chilichese	$25.00	$25.00	4/1/2010 4:08:59 PM
thedoctor	$90.00	$90.00	4/1/2010 4:19:42 PM
Castellan	$25.00	$25.00	4/1/2010 4:20:15 PM
WHEREISTHEMOON	$25.00	$25.00	4/1/2010 4:20:37 PM
dinero-speaker	$25.00	$25.00	4/1/2010 4:24:01 PM
auction-turbine4	$50.00	$50.00	4/1/2010 4:24:06 PM
vtr1000	$25.51	$25.51	4/1/2010 4:10:46 PM
honorable-yield	$50.00	$50.00	4/1/2010 4:20:51 PM
ideal-penny8	$25.00	$25.00	4/1/2010 4:20:57 PM
inspired-contract9	$50.00	$50.00	4/1/2010 4:20:59 PM
Barak	$40.00	$40.00	4/1/2010 4:25:19 PM
jazz619	$25.00	$25.00	4/1/2010 4:26:19 PM
ricpick	$50.00	$50.00	4/1/2010 4:26:22 PM
1phantom	$50.00	$50.00	4/1/2010 4:26:33 PM
restless-currency	$25.00	$25.00	4/1/2010 4:26:40 PM
Nerdster1	$25.00	$25.00	4/1/2010 4:13:28 PM
HedgeFund	$40.00	$40.00	4/1/2010 4:23:30 PM
HHP	$25.00	$25.00	4/1/2010 4:23:47 PM
ingenious-order783	$25.00	$25.00	4/1/2010 4:27:07 PM
salala	$25.00	$25.00	4/1/2010 4:24:24 PM
selector568	$400.00	$400.00	4/1/2010 4:24:38 PM
heavenly-repayment4	$25.00	$25.00	4/1/2010 4:25:29 PM
BMP	$25.00	$25.00	4/1/2010 4:17:02 PM
fotep-financial	$25.00	$25.00	4/1/2010 4:17:26 PM
paladin847	$25.00	$25.00	4/1/2010 4:25:58 PM
Mario2007	$25.00	$25.00	4/1/2010 4:26:01 PM
stable-nickel	$150.00	$150.00	4/1/2010 4:26:06 PM
skuba	$50.00	$50.00	4/1/2010 4:26:12 PM
Phantom99	$25.00	$25.00	4/1/2010 4:26:49 PM
mikeandcat	$100.00	$100.00	4/1/2010 4:27:11 PM
credit-force5	$25.00	$25.00	4/1/2010 4:21:06 PM
Clambake	$50.00	$50.00	4/1/2010 4:22:27 PM
torion	$25.00	$25.00	4/1/2010 4:22:40 PM
ddog0224	$25.00	$25.00	4/1/2010 4:23:38 PM
sloak	$25.00	$25.00	4/1/2010 4:25:10 PM
MrDavid	$50.00	$50.00	4/1/2010 4:25:49 PM
unforgettable-order9	$100.00	$100.00	4/1/2010 4:26:26 PM
Dazz2061	$25.00	$25.00	4/1/2010 4:26:34 PM
bchen78875	$50.00	$50.00	4/1/2010 4:27:00 PM
TeamRamRod	$25.00	$25.00	4/1/2010 4:27:17 PM
the-profit-oracle	$25.00	$25.00	4/2/2010 5:12:09 AM
bizguy1982	$25.00	$25.00	4/5/2010 12:44:06 PM
Dap2005	$100.00	$100.00	4/6/2010 2:04:19 PM
Prairie-MN	$30.00	$30.00	4/7/2010 4:26:11 PM
dano1965	$25.00	$25.00	4/7/2010 7:38:35 PM
buukyak	$25.00	$25.00	4/7/2010 7:39:12 PM
Long-term2040	$25.00	$25.00	4/8/2010 6:02:05 AM
Richmp412	$25.00	$25.00	4/8/2010 10:51:13 AM
POLRBEAR	$26.25	$26.25	4/8/2010 12:08:23 PM
Snoopylover	$25.00	$25.00	4/8/2010 12:34:38 PM
Patrician	$38.47	$38.47	4/8/2010 12:53:28 PM
Cambium	$75.00	$75.00	4/8/2010 3:59:41 PM
Leshan	$25.00	$25.00	4/8/2010 3:26:11 PM
161 bids
Borrower Payment Dependent Notes Series 452398
This series of Notes was issued and sold upon the funding of the borrower loan #41785, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,600.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Apr-01-2010
				Auction end date:	Apr-05-2010

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.41%	Starting monthly payment:	$60.33
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.23%	Final monthly payment:	$59.38

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1998	Debt/Income ratio:	15%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 4	Length of status:	1y 10m
Credit score:	640-659 (Apr-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$646	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	payment-mastery0	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
payoff pay day loans
Purpose of loan:
This loan will be used to? pay off pay day loans

My financial situation:
I am a good candidate for this loan because? i have the financial ability to make payments on a loan

Monthly net income: $ 1900

Monthly expenses: $
??Housing: $ 250
??Insurance: $ 50
??Car expenses: $ 50
??Utilities: $ 0
??Phone, cable, internet: $ 10
??Food, entertainment: $ 100
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 290
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

KandKLegacyInvestments	$25.00	$25.00	4/1/2010 4:10:59 PM
IPG1	$25.00	$25.00	4/1/2010 4:12:04 PM
income-fortress	$25.00	$25.00	4/1/2010 4:14:21 PM
CarDealer3070	$25.00	$25.00	4/1/2010 4:21:48 PM
Clambake	$50.00	$50.00	4/1/2010 4:22:28 PM
torion	$25.00	$25.00	4/1/2010 4:22:37 PM
favorable-order8	$25.00	$25.00	4/1/2010 4:08:47 PM
dinero-speaker	$25.00	$25.00	4/1/2010 4:23:59 PM
economy-producer	$25.00	$25.00	4/1/2010 4:22:02 PM
HedgeFund	$40.00	$40.00	4/1/2010 4:23:29 PM
ddog0224	$25.00	$25.00	4/1/2010 4:23:36 PM
the-money-gargantuan	$25.00	$25.00	4/1/2010 4:42:21 PM
Avala	$50.00	$50.00	4/1/2010 4:22:50 PM
inspired-contract9	$25.00	$25.00	4/1/2010 4:23:09 PM
EngineersAlliance	$75.00	$75.00	4/1/2010 4:42:29 PM
gunderstone	$25.00	$25.00	4/1/2010 9:24:46 PM
marwadi-62	$100.00	$100.00	4/2/2010 5:35:10 AM
nickel-launcher	$100.00	$100.00	4/2/2010 9:08:10 AM
Bank_Of_XL	$25.00	$25.00	4/2/2010 8:23:55 AM
mammalian4	$25.00	$25.00	4/2/2010 6:58:43 PM
LuvToLend	$25.00	$25.00	4/2/2010 6:45:08 PM
Nerdster1	$25.00	$25.00	4/1/2010 4:13:26 PM
WHEREISTHEMOON	$25.00	$25.00	4/1/2010 4:20:36 PM
hrubinst	$25.00	$25.00	4/1/2010 4:21:37 PM
delicious-social132	$25.00	$25.00	4/1/2010 4:22:57 PM
bonus-adventure3	$50.00	$50.00	4/1/2010 4:23:15 PM
charming-point	$300.00	$300.00	4/1/2010 4:14:02 PM
HHP	$25.00	$25.00	4/1/2010 4:23:46 PM
cloud8	$30.00	$30.00	4/1/2010 5:00:55 PM
Prairie-MN	$30.00	$30.00	4/1/2010 7:19:51 PM
frogperson	$100.00	$100.00	4/1/2010 10:19:28 PM
mjosa	$50.00	$50.00	4/2/2010 8:13:19 AM
stephen_c01	$25.00	$25.00	4/2/2010 9:34:55 AM
the-profit-oracle	$25.00	$25.00	4/2/2010 1:56:35 PM
klemer	$25.00	$25.00	4/2/2010 2:34:26 PM
SV-AZ	$25.00	$25.00	4/2/2010 6:56:23 PM
LMM1	$25.00	$25.00	4/3/2010 10:16:09 AM
37 bids
Borrower Payment Dependent Notes Series 452446
This series of Notes was issued and sold upon the funding of the borrower loan #41724, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Apr-01-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$79.94
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$79.73

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2004	Debt/Income ratio:	7%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 2	Length of status:	0y 3m
Credit score:	700-719 (Apr-2010)	Total credit lines:	5	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,925	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	44%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	currency-hawk7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Recent College Grad Consolidation
Purpose of loan:
This loan will be used to pay off my high interest credit cards.

My financial situation:
I am a recent college grad who is just starting off. I am currently living with my parents, so I have few expenses. I have?never missed a payment, and have never been late. I have good credit and I just want to consolidate some credit cards to make things easier to manage.

Monthly net income: $ 1500

Monthly expenses: $ 980
??Housing: $
??Insurance: $ 100
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $ 80
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 250 (CC#1) $250?(CC#2)
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

favorable-order8	$25.00	$25.00	4/1/2010 4:08:45 PM
KandKLegacyInvestments	$25.00	$25.00	4/1/2010 4:10:59 PM
Clambake	$41.90	$41.90	4/1/2010 4:22:29 PM
jwood3030	$35.00	$35.00	4/1/2010 4:23:26 PM
kennyinminny	$25.00	$25.00	4/1/2010 4:24:53 PM
economy-producer	$25.00	$25.00	4/1/2010 4:22:01 PM
Avala	$50.00	$50.00	4/1/2010 4:22:50 PM
Nerdster1	$25.00	$25.00	4/1/2010 4:13:25 PM
jengachamp	$25.00	$25.00	4/1/2010 4:27:56 PM
sloak	$25.00	$25.00	4/1/2010 4:25:07 PM
steady-bazaar	$25.00	$25.00	4/1/2010 4:25:26 PM
heavenly-repayment4	$30.00	$30.00	4/1/2010 4:25:30 PM
nickel-ferret	$25.00	$25.00	4/1/2010 4:32:04 PM
jazz619	$25.00	$25.00	4/1/2010 4:26:16 PM
supreme-hope	$25.00	$25.00	4/1/2010 4:30:50 PM
studious-bonus7	$50.00	$50.00	4/1/2010 4:30:58 PM
torion	$25.00	$25.00	4/1/2010 4:22:35 PM
inspired-contract9	$25.00	$25.00	4/1/2010 4:23:07 PM
bonus-adventure3	$50.00	$50.00	4/1/2010 4:23:13 PM
HedgeFund	$40.00	$40.00	4/1/2010 4:23:29 PM
Phantom99	$25.00	$25.00	4/1/2010 4:26:45 PM
innocent-loot	$25.00	$25.00	4/1/2010 4:31:23 PM
coup173	$25.00	$25.00	4/1/2010 4:31:39 PM
bchen78875	$25.00	$25.00	4/1/2010 4:31:59 PM
RandyL3	$99.00	$99.00	4/1/2010 4:32:38 PM
the-profit-oracle	$25.00	$25.00	4/2/2010 1:57:15 PM
priceless-cash5	$25.00	$25.00	4/5/2010 10:18:54 AM
site_ml	$25.00	$25.00	4/6/2010 6:32:13 AM
ualdriver	$37.09	$37.09	4/6/2010 9:52:58 AM
singletrck	$25.00	$25.00	4/7/2010 11:02:34 AM
webfeet	$25.00	$25.00	4/7/2010 2:14:11 PM
Prairie-MN	$30.00	$30.00	4/7/2010 4:20:09 PM
Nasdaq	$25.00	$25.00	4/7/2010 11:50:13 PM
Leshan	$25.00	$25.00	4/8/2010 8:54:52 AM
dhallii	$55.00	$55.00	4/8/2010 1:03:16 PM
ddamenace	$25.00	$25.00	4/8/2010 10:12:11 AM
yogi1975	$25.00	$25.00	4/8/2010 1:27:20 PM
Richmp412	$25.00	$25.00	4/8/2010 10:52:17 AM
Ven58	$25.00	$25.00	4/8/2010 1:21:15 PM
StocksMan	$50.00	$50.00	4/8/2010 4:00:06 PM
Lender0307	$25.00	$25.00	4/8/2010 2:00:16 PM
WHEREISTHEMOON	$25.00	$25.00	4/1/2010 4:20:35 PM
HHP	$25.00	$25.00	4/1/2010 4:23:45 PM
salala	$25.00	$25.00	4/1/2010 4:24:30 PM
dinero-speaker	$25.00	$25.00	4/1/2010 4:23:59 PM
euro-starter	$25.00	$25.00	4/1/2010 4:28:01 PM
JohnW12	$25.00	$25.00	4/1/2010 4:24:34 PM
windtalkers	$25.00	$25.00	4/1/2010 4:31:07 PM
integrity-doctor	$50.00	$50.00	4/1/2010 4:25:52 PM
logical-reward8	$25.00	$14.01	4/1/2010 4:32:09 PM
laudable-balance	$25.00	$25.00	4/1/2010 4:27:37 PM
cablenews	$25.00	$25.00	4/1/2010 4:30:34 PM
hrubinst	$25.00	$25.00	4/1/2010 4:21:37 PM
frogperson	$50.00	$50.00	4/1/2010 4:31:16 PM
CarDealer3070	$25.00	$25.00	4/1/2010 4:21:49 PM
tranquil-return4	$75.00	$75.00	4/1/2010 4:31:33 PM
delicious-social132	$25.00	$25.00	4/1/2010 4:22:57 PM
ddog0224	$25.00	$25.00	4/1/2010 4:23:35 PM
silver-philosopher	$25.00	$25.00	4/1/2010 4:26:52 PM
mmckune	$25.00	$25.00	4/1/2010 4:27:50 PM
fiddlerzvi	$50.00	$50.00	4/1/2010 4:27:53 PM
GoGators01	$25.00	$25.00	4/1/2010 5:00:58 PM
Thunderswan	$50.00	$50.00	4/1/2010 4:31:42 PM
marwadi-62	$100.00	$100.00	4/2/2010 2:27:35 PM
creative-finance7	$25.00	$25.00	4/3/2010 2:56:04 PM
Pickmar	$25.00	$25.00	4/5/2010 12:40:55 PM
ChristopherHS	$25.00	$25.00	4/6/2010 9:22:55 AM
dma1206	$25.00	$25.00	4/7/2010 11:55:04 AM
colorfulgardener	$25.00	$25.00	4/7/2010 8:52:29 PM
bear01	$30.00	$30.00	4/7/2010 8:58:03 PM
encore739	$25.00	$25.00	4/7/2010 7:40:32 PM
jonus311	$25.00	$25.00	4/7/2010 8:03:24 PM
GBlack	$25.00	$25.00	4/8/2010 12:07:46 AM
Castelj	$30.00	$30.00	4/8/2010 6:49:52 AM
justin323	$25.00	$25.00	4/8/2010 10:07:22 AM
wwwUniversal	$25.00	$25.00	4/8/2010 1:56:04 PM
payout-reaction740	$25.00	$25.00	4/8/2010 11:01:18 AM
ansky127	$25.00	$25.00	4/8/2010 12:43:25 PM
woodslip	$25.00	$25.00	4/8/2010 3:17:30 PM
crazyinjun	$33.00	$33.00	4/8/2010 3:31:35 PM
80 bids
Borrower Payment Dependent Notes Series 452524
This series of Notes was issued and sold upon the funding of the borrower loan #41693, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Apr-02-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1980	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	9 / 8	Length of status:	2y 5m
Credit score:	720-739 (Mar-2010)	Total credit lines:	28	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$1,195	Stated income:	$25,000-$49,999
Amount delinquent:	$329	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	14
Screen name:	creative-capital7	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Vet Moving 80 YR Old Dad from Fla
Purpose of loan: Veteran Facing Emergency: Must Move 80 yr old dad from FL to NC ASAP

My financial situation: Income: $3,500 per mth Expenses: $2,000 per mth Mortgage: $550 (includes all save property tax) Utilities: $150 Food: $300 Car: $255 Insur: $125 (car and life) Other: $550 (Gas for cars, internet, cable tv, miscellaneous,, etc) Credit Cards $ 85 Note: All late payments on my credit reports are 5 years or older!!! Two erroneous tax liens from other states being disputed belong to my ex wife from 2007 (orig liens date to 2002) My credit is on the mend; liens occurred at time of divorce; My father took a bad turn and MUST MOVE ASAP in with us; can not afford $$ upfront for move; NEED HELP NOW!! Can EASILY make the payments on this loan! NO AUCTION TO ATTRACT YOU GOOD PEOPLE TO HELP US!
I am a good candidate for this loan because this Retired Naval Officer served 22 years on submarines, minesweepers, and an aircraft carrier; he is reliable and makes payments on time! I do own a home since 2007 and am current on the loan with Vanderbilt Mortgage and Finance Co. and will provide proof upon request.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

aztocas	$25.00	$25.00	4/3/2010 2:42:31 PM
IASKGOD	$25.00	$25.00	4/4/2010 6:06:08 AM
Bob450	$25.00	$25.00	4/4/2010 7:38:56 PM
reflective-rupee	$100.00	$100.00	4/4/2010 9:41:26 PM
thoughtful-justice8	$50.00	$50.00	4/5/2010 2:34:17 PM
retired272	$25.00	$25.00	4/5/2010 12:46:00 PM
SolarMoonshine	$25.00	$25.00	4/5/2010 5:50:05 PM
well-mannered-income3	$50.00	$50.00	4/6/2010 7:33:16 AM
innovator2	$74.53	$74.53	4/6/2010 7:07:47 AM
buyrite334	$25.00	$25.00	4/6/2010 12:55:47 PM
cunning-bill	$25.00	$25.00	4/6/2010 2:45:38 PM
cerebral-marketplace3	$25.00	$25.00	4/6/2010 6:24:34 PM
sunny-justice9	$25.00	$25.00	4/6/2010 7:03:05 PM
glof1967	$100.00	$100.00	4/7/2010 7:54:12 AM
gold-cluster	$100.00	$100.00	4/7/2010 5:41:10 PM
american-investor	$25.00	$25.00	4/7/2010 6:23:27 PM
GetLoan	$50.00	$50.00	4/8/2010 10:02:08 AM
Your_Bank	$150.00	$150.00	4/8/2010 3:16:00 PM
Bob450	$25.00	$25.00	4/8/2010 4:38:04 PM
sibling_rivalry	$200.00	$200.00	4/3/2010 12:28:47 PM
victor111	$50.00	$50.00	4/3/2010 1:57:51 PM
LAKETIME	$25.00	$25.00	4/4/2010 6:14:02 AM
reflective-rupee	$100.00	$100.00	4/4/2010 9:41:39 PM
periko	$50.00	$50.00	4/4/2010 5:52:32 PM
well-mannered-income3	$50.00	$50.00	4/5/2010 8:46:45 AM
pyungpyung	$25.00	$25.00	4/5/2010 11:31:58 AM
sjo1984111	$25.00	$25.00	4/5/2010 9:59:06 AM
exchange-cowbell5	$50.00	$50.00	4/5/2010 7:51:40 PM
balanced-balance6	$25.00	$25.00	4/6/2010 6:32:16 AM
tigercat	$50.00	$50.00	4/6/2010 2:49:11 PM
cookielady83	$50.00	$50.00	4/6/2010 5:32:53 PM
aquistoyraul	$25.00	$25.00	4/7/2010 4:21:35 PM
jbloans	$25.00	$25.00	4/7/2010 5:11:09 PM
Tono	$30.00	$30.00	4/7/2010 6:30:55 PM
skillful-asset5	$70.00	$70.00	4/7/2010 6:38:02 PM
Bob450	$25.00	$25.00	4/7/2010 8:08:50 PM
mrxtravis	$39.80	$39.80	4/8/2010 2:21:40 PM
reflective-rupee	$100.00	$100.00	4/8/2010 4:13:49 PM
aquistoyraul	$25.00	$10.67	4/8/2010 4:15:30 PM
thomas16882004	$25.00	$25.00	4/8/2010 4:41:01 PM
40 bids
Borrower Payment Dependent Notes Series 452596
This series of Notes was issued and sold upon the funding of the borrower loan #41697, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Apr-05-2010
				Auction end date:	Apr-07-2010

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$237.17
Final lender yield:	26.25%	Final borrower rate/APR:	27.25% / 29.59%	Final monthly payment:	$225.28

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2004	Debt/Income ratio:	36%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 4	Length of status:	3y 8m
Credit score:	720-739 (Mar-2010)	Total credit lines:	16	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,603	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	28%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	audiquattro	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need Money To Start My Own Business
Purpose of Loan:
My plan is to sell brand new (with factory warranty) electronics on eBay. I already have experience selling on eBay, as well as shipping products in large quantities at my job. I will be using the money for purchasing inventory, buying at wholesale prices. For piece of mind, my wholesaler is a registered company through Dun & Bradstreet. Currently, I'm in the process of applying for my auctioneers license (required in Illinois) and business license to prove how serious I am. It's a very simple method. Buy in bulk at a wholesale price, resell at a higher price on eBay, and ship FedEx. That's all. For extra comfort, i will even set aside 35% of the sales i make for the Federal Self Employment Tax and IL State Sales Tax. Because I'm only selling through eBay auctions, the entire business will be operated from my home office.

My Financial Situation:
For piece of mind, I will let all of you know that I'm in my final year of a debt management program. I enrolled four and a half years ago to pay off several credit cards. Just last week paid off two more creditors (Chase, GM Money). In two months, all of my creditors will be paid off, and I'm very happy about that!!! Being in a financial bind due to credit card debt is extremely tough. But I have learned from my mistakes, and I am ready to do something i've always wanted to do, be my own boss.

Why I Deserve The Loan
I think that i've proven how honest and how committed I am to the task at hand. When I borrow anything, I return it. When it comes to money, I pay on time, plain and simple. You all know that banks aren't giving anything. Even to a person that's not delinquent and has good credit. Also, my income level doesn't go in my favor either. I need help and lots of it. I really hope you all have enough faith to invest in me, regardless of my prosper rating.

Thank You
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Helenska11	$25.00	$25.00	4/5/2010 4:36:59 PM
KandKLegacyInvestments	$25.00	$25.00	4/5/2010 4:37:51 PM
social-conductor4	$25.00	$25.00	4/5/2010 4:36:25 PM
purdue98	$25.00	$25.00	4/5/2010 4:38:39 PM
Dap2005	$25.00	$25.00	4/5/2010 4:37:30 PM
steely_dan34	$25.00	$25.00	4/5/2010 4:40:05 PM
fattygordon	$25.00	$25.00	4/5/2010 4:40:37 PM
cablenews	$25.00	$25.00	4/5/2010 4:40:52 PM
likeable-openness	$25.00	$25.00	4/5/2010 4:33:50 PM
tremendous-integrity	$25.00	$25.00	4/5/2010 4:39:53 PM
IIP77	$25.00	$25.00	4/5/2010 4:34:15 PM
payment-gusto	$25.00	$25.00	4/5/2010 4:40:57 PM
famous-bill	$50.00	$50.00	4/5/2010 4:41:12 PM
autonomous-truth	$25.00	$25.00	4/5/2010 4:42:48 PM
Kaj	$25.00	$25.00	4/5/2010 4:43:06 PM
Purposeful	$25.00	$25.00	4/5/2010 4:43:10 PM
CC911	$25.00	$25.00	4/5/2010 4:43:20 PM
successful-euro	$30.00	$30.00	4/5/2010 4:44:58 PM
seisen	$100.00	$100.00	4/5/2010 4:38:32 PM
kindness-percolator5	$25.00	$25.00	4/5/2010 4:44:44 PM
Cai8899	$30.00	$30.00	4/5/2010 4:46:30 PM
personal-lender	$25.00	$25.00	4/5/2010 4:46:34 PM
nerdfactor	$25.00	$25.00	4/5/2010 4:39:46 PM
rks125	$25.00	$25.00	4/5/2010 4:39:49 PM
Zolton	$200.00	$200.00	4/5/2010 4:46:44 PM
bountiful-bazaar	$25.00	$25.00	4/5/2010 4:45:44 PM
love_what_you_do	$25.00	$25.00	4/5/2010 4:40:22 PM
Craig_B	$25.00	$25.00	4/5/2010 4:45:54 PM
visionary-fund	$25.00	$25.00	4/5/2010 4:47:43 PM
Patter256	$25.00	$25.00	4/5/2010 4:47:47 PM
rock-turner	$100.00	$100.00	4/5/2010 4:43:50 PM
sympathetic-asset	$25.00	$25.00	4/5/2010 4:50:53 PM
asmithj	$50.00	$50.00	4/5/2010 4:44:14 PM
Buffer10	$100.00	$100.00	4/5/2010 4:44:26 PM
KevinC_63366	$25.00	$25.00	4/5/2010 4:44:34 PM
Speculator	$100.00	$100.00	4/5/2010 4:44:40 PM
awesome-return0	$25.00	$25.00	4/5/2010 4:44:46 PM
Nerdster1	$25.00	$25.00	4/5/2010 4:45:05 PM
Streetfighter	$50.00	$50.00	4/5/2010 4:51:48 PM
inspiring-reward	$150.00	$150.00	4/5/2010 4:45:16 PM
brother_tam	$50.00	$50.00	4/5/2010 4:52:11 PM
HHP	$25.00	$25.00	4/5/2010 4:52:19 PM
BlindJoeDeath	$25.00	$25.00	4/5/2010 4:45:40 PM
natural-greenback6	$25.00	$25.00	4/5/2010 4:52:17 PM
LoisLoan	$25.00	$25.00	4/5/2010 4:52:39 PM
head	$25.00	$25.00	4/5/2010 4:45:48 PM
zorg77	$25.00	$25.00	4/5/2010 4:45:59 PM
momoney2lend	$25.00	$25.00	4/5/2010 4:46:19 PM
schlepper	$25.00	$25.00	4/5/2010 4:53:04 PM
exact-loan5	$30.00	$30.00	4/5/2010 4:53:12 PM
chakra	$25.00	$25.00	4/5/2010 4:53:17 PM
Adam_00	$25.00	$25.00	4/5/2010 4:53:36 PM
yield-seeker	$25.00	$25.00	4/5/2010 4:47:06 PM
LuvToLend	$25.00	$25.00	4/5/2010 4:53:59 PM
anton	$150.00	$150.00	4/5/2010 4:48:15 PM
FeedTheMachine	$175.86	$175.86	4/5/2010 4:50:33 PM
rhin0cerx	$50.00	$50.00	4/5/2010 4:51:02 PM
greenwell	$25.00	$25.00	4/5/2010 4:51:15 PM
red-favorable-basis	$25.00	$25.00	4/5/2010 4:51:29 PM
red_spade	$26.00	$26.00	4/5/2010 4:52:05 PM
gulch	$25.00	$25.00	4/5/2010 4:52:33 PM
visionary-currency	$50.00	$50.00	4/5/2010 4:52:48 PM
Shepherd7	$30.00	$30.00	4/5/2010 4:52:51 PM
DLock99	$25.00	$25.00	4/5/2010 4:53:23 PM
EnigmaNYC-29	$25.00	$25.00	4/5/2010 4:53:51 PM
Whipster	$25.00	$25.00	4/5/2010 5:15:11 PM
frogperson	$25.00	$25.00	4/5/2010 10:27:58 PM
reflective-rupee	$25.00	$25.00	4/5/2010 11:25:30 PM
fenderxes	$27.72	$27.72	4/6/2010 7:43:48 AM
charming-point	$300.00	$300.00	4/6/2010 11:28:22 AM
mammalian4	$25.00	$25.00	4/6/2010 4:43:34 PM
des_strm_vet	$25.00	$25.00	4/7/2010 10:19:38 AM
integrity-broker	$50.00	$50.00	4/7/2010 8:23:44 AM
helping-out	$30.00	$30.00	4/5/2010 4:38:11 PM
deal-hickory5	$25.00	$25.00	4/5/2010 4:38:50 PM
unforgettable-fund2	$25.00	$25.00	4/5/2010 4:40:46 PM
capital-albatross	$25.00	$25.00	4/5/2010 4:33:38 PM
greatwhiteninja	$25.00	$25.00	4/5/2010 4:40:09 PM
KrazyCelticKid	$50.00	$50.00	4/5/2010 4:40:41 PM
burrito6	$25.00	$25.00	4/5/2010 4:42:58 PM
radforj22	$25.00	$25.00	4/5/2010 4:35:52 PM
persevering	$25.00	$25.00	4/5/2010 4:41:25 PM
AF-Chief	$28.00	$28.00	4/5/2010 4:43:14 PM
KramericaIndustries	$25.00	$25.00	4/5/2010 4:44:06 PM
shrewd-deal	$25.00	$25.00	4/5/2010 4:46:05 PM
nletunic	$25.00	$25.00	4/5/2010 4:39:31 PM
nourishing-interest0	$25.00	$25.00	4/5/2010 4:39:41 PM
orange-courageous-dedication	$30.00	$30.00	4/5/2010 4:39:59 PM
jml3482	$25.00	$25.00	4/5/2010 4:40:16 PM
innocent-loot	$25.00	$25.00	4/5/2010 4:47:14 PM
kmavm	$25.00	$25.00	4/5/2010 4:46:09 PM
delivery	$25.00	$25.00	4/5/2010 4:46:14 PM
DocVT	$25.00	$25.00	4/5/2010 4:41:46 PM
elegant-loot	$25.00	$25.00	4/5/2010 4:42:34 PM
saffron4	$50.00	$50.00	4/5/2010 4:49:07 PM
CarDealer3070	$30.00	$30.00	4/5/2010 4:50:47 PM
ukstevenhawaii	$50.00	$50.00	4/5/2010 4:50:56 PM
listing-trapper3	$50.00	$50.00	4/5/2010 4:51:26 PM
Rattlehead	$25.00	$25.00	4/5/2010 4:51:33 PM
magnolia161	$25.00	$25.00	4/5/2010 4:51:37 PM
rooosta	$25.00	$25.00	4/5/2010 4:51:41 PM
martinnc	$25.00	$25.00	4/5/2010 4:51:45 PM
upright-revenue7	$50.00	$50.00	4/5/2010 4:45:10 PM
integrity-doctor	$100.00	$100.00	4/5/2010 4:51:58 PM
bnlforever	$25.00	$25.00	4/5/2010 4:52:26 PM
first-upright-payout	$25.00	$25.00	4/5/2010 4:52:36 PM
tshurts	$25.00	$25.00	4/5/2010 4:52:46 PM
harmonious-revenue7	$25.00	$25.00	4/5/2010 4:52:42 PM
asiaratt	$100.00	$100.00	4/5/2010 4:52:57 PM
kmfreymi	$25.00	$25.00	4/5/2010 4:52:59 PM
cashonhand	$25.00	$25.00	4/5/2010 4:52:54 PM
shiny-dollar9	$25.00	$25.00	4/5/2010 4:53:07 PM
secobarbital	$25.00	$25.00	4/5/2010 4:46:24 PM
return-eclipse0	$25.00	$25.00	4/5/2010 4:53:19 PM
rlgnyc	$32.47	$32.47	4/5/2010 4:53:14 PM
Midwestvalues	$100.00	$100.00	4/5/2010 4:46:53 PM
money-floret	$25.00	$25.00	4/5/2010 4:47:02 PM
salala	$25.00	$25.00	4/5/2010 4:53:31 PM
108lender	$75.00	$34.95	4/5/2010 4:54:01 PM
repcool	$25.00	$25.00	4/5/2010 4:53:43 PM
currency-sergeant	$25.00	$25.00	4/5/2010 4:53:48 PM
elevated-platinum5	$25.00	$25.00	4/5/2010 4:50:44 PM
asset-professor	$35.00	$35.00	4/5/2010 4:51:11 PM
deegeeman	$50.00	$50.00	4/5/2010 4:51:22 PM
unforgettable-order9	$25.00	$25.00	4/5/2010 4:51:52 PM
desertoasis	$25.00	$25.00	4/5/2010 4:52:15 PM
supreme-hope	$25.00	$25.00	4/5/2010 4:52:22 PM
intelligent-yield	$25.00	$25.00	4/5/2010 4:53:01 PM
thrifty-funds1	$25.00	$25.00	4/5/2010 4:53:09 PM
WHEREISTHEMOON	$25.00	$25.00	4/5/2010 4:53:15 PM
reward-adventure	$30.00	$30.00	4/5/2010 4:53:21 PM
oldmora	$50.00	$50.00	4/5/2010 4:53:26 PM
natecam	$25.00	$25.00	4/5/2010 4:53:40 PM
kid8549	$25.00	$25.00	4/5/2010 4:53:45 PM
xyzlmno	$25.00	$25.00	4/5/2010 4:53:54 PM
keynaples	$50.00	$50.00	4/5/2010 5:03:14 PM
irrelevant	$25.00	$25.00	4/5/2010 5:02:00 PM
cashhelp	$25.00	$25.00	4/5/2010 5:24:11 PM
SolarMoonshine	$25.00	$25.00	4/5/2010 5:36:32 PM
reflective-rupee	$25.00	$25.00	4/5/2010 11:25:19 PM
brilliant-balance	$25.00	$25.00	4/5/2010 9:22:12 PM
gunderstone	$25.00	$25.00	4/6/2010 7:35:15 AM
tonyscc	$50.00	$50.00	4/6/2010 2:31:32 PM
noble-revenue	$25.00	$25.00	4/7/2010 4:27:49 AM
silvercertificate	$25.00	$25.00	4/6/2010 8:05:46 PM
ChrisKwan	$25.00	$25.00	4/7/2010 10:43:19 AM
146 bids
Borrower Payment Dependent Notes Series 452624
This series of Notes was issued and sold upon the funding of the borrower loan #41727, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Apr-01-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$63.95
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$63.79

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	10 / 9	Length of status:	9y 10m
Credit score:	740-759 (Apr-2010)	Total credit lines:	21	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$6,974	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	36%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	JCEChicago	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
BOOK OPTION EXTENSION FOR SCRNPLAY
Purpose of loan:
I currently have the option on a novel for a film screenplay. I want to extend the option for 6 months while it is shopped, but don't want to dip into my business' funds as this has been a tough year for my business.

My financial situation:
I am a good candidate for this loan because?
I have a good credit score and have been able to pay off a business build-out? loan for more than $30k. I am extremely conscientious about paying my bills and have kept a small theatre running even during a tough economy. While I could put this amount on a credit card, I'm hoping to keep the interest low and have some time to pay it off.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Topaz_John	$50.00	$50.00	4/1/2010 4:05:28 PM
nickel-ferret	$25.00	$25.00	4/1/2010 4:07:24 PM
Emgolda	$25.00	$25.00	4/1/2010 4:07:57 PM
favorable-order8	$25.00	$25.00	4/1/2010 4:08:26 PM
investment-network	$25.00	$25.00	4/1/2010 4:08:41 PM
skvat	$25.00	$25.00	4/1/2010 4:16:18 PM
HHP	$25.00	$25.00	4/1/2010 4:16:41 PM
BMP	$25.00	$14.69	4/1/2010 4:17:04 PM
gain-seagull9	$25.00	$25.00	4/1/2010 4:16:47 PM
cash-merry-maker	$25.00	$25.00	4/1/2010 4:09:30 PM
kulender	$25.00	$25.00	4/1/2010 4:16:20 PM
IncomeTemple	$25.00	$25.00	4/1/2010 5:57:31 PM
SOBRO-FINANCE	$25.00	$25.00	4/2/2010 1:31:04 AM
enthralling-investment	$75.00	$75.00	4/3/2010 8:52:31 AM
petercat	$250.00	$250.00	4/3/2010 8:59:28 AM
proton346	$25.00	$25.00	4/4/2010 3:38:51 PM
Pickmar	$25.00	$25.00	4/5/2010 12:43:39 PM
birchbark86	$25.00	$25.00	4/6/2010 5:18:40 PM
planet613	$50.00	$50.00	4/7/2010 2:34:28 PM
Prairie-MN	$30.00	$30.00	4/7/2010 4:18:37 PM
PeacefulFlorida	$25.00	$25.00	4/7/2010 5:24:58 PM
jsnryn	$25.00	$25.00	4/8/2010 6:51:19 AM
persistent-bazaar	$50.00	$50.00	4/8/2010 8:11:00 AM
ernie10532	$50.00	$50.00	4/8/2010 10:58:05 AM
johnpmid	$25.00	$25.00	4/8/2010 11:23:46 AM
healingangel22	$25.00	$25.00	4/8/2010 1:20:33 PM
Lender0307	$25.00	$25.00	4/8/2010 2:02:18 PM
BipedalHominid	$25.00	$25.00	4/8/2010 11:48:02 AM
leverage-reaction	$25.00	$25.00	4/8/2010 4:00:23 PM
JaceSpade	$25.00	$25.00	4/8/2010 3:28:29 PM
Tai	$25.00	$25.00	4/1/2010 4:05:44 PM
supreme-hope	$25.00	$25.00	4/1/2010 4:06:16 PM
rustylix	$25.00	$25.00	4/1/2010 4:07:20 PM
KandKLegacyInvestments	$25.00	$25.00	4/1/2010 4:08:39 PM
kid8549	$25.00	$25.00	4/1/2010 4:12:55 PM
kenji4861	$25.00	$25.00	4/1/2010 4:11:58 PM
successful-euro	$50.00	$50.00	4/1/2010 4:12:14 PM
KrazyCelticKid	$28.96	$28.96	4/1/2010 4:16:10 PM
Nerdster1	$25.00	$25.00	4/1/2010 4:13:24 PM
Ivan2007	$25.00	$25.00	4/1/2010 4:16:15 PM
edgeofpdx	$25.00	$25.00	4/1/2010 4:16:31 PM
JJpeanut	$25.02	$25.02	4/2/2010 6:23:59 AM
SCD	$25.00	$25.00	4/2/2010 11:31:28 AM
interstellar	$50.00	$50.00	4/2/2010 11:43:15 AM
credit-coach118	$25.00	$25.00	4/3/2010 9:10:45 PM
value-rocket	$25.00	$25.00	4/4/2010 6:14:34 AM
tomjac2000	$25.00	$25.00	4/5/2010 7:49:23 PM
therodabides	$25.00	$25.00	4/6/2010 6:40:13 PM
loanman2007	$50.00	$50.00	4/7/2010 5:31:36 AM
hunterMG	$25.00	$25.00	4/6/2010 10:10:48 PM
eloop	$25.00	$25.00	4/7/2010 5:09:59 AM
SpotLending	$50.00	$50.00	4/7/2010 3:58:21 PM
improvman	$25.00	$25.00	4/7/2010 3:39:23 PM
KFB_Investments	$35.00	$35.00	4/7/2010 4:59:15 PM
JerryB96	$25.00	$25.00	4/7/2010 9:33:33 PM
PotBellyPete	$25.00	$25.00	4/8/2010 7:42:52 AM
Leshan	$33.33	$33.33	4/8/2010 8:53:29 AM
wild-orange	$25.00	$25.00	4/8/2010 9:44:19 AM
crazyinjun	$33.00	$33.00	4/8/2010 3:32:25 PM
ddog0224	$25.00	$25.00	4/8/2010 3:59:10 PM
60 bids
Borrower Payment Dependent Notes Series 452750
This series of Notes was issued and sold upon the funding of the borrower loan #41703, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Apr-02-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	33.30%	Final borrower rate/APR:	34.30% / 36.74%	Final monthly payment:	$112.10

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	16.24%
Lender servicing fee:	1.00%	Estimated return:	17.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2000	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 6	Length of status:	9y 3m
Credit score:	620-639 (Apr-2010)	Total credit lines:	15	Occupation:	Nurse (LPN)
Now delinquent:	0	Revolving credit balance:	$4,413	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	34%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	15
Screen name:	nicoleshannon73	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	620-639 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	620-639 (Feb-2010) 620-639 (Jan-2010) 620-639 (Aug-2009) 620-639 (Sep-2008)
Principal balance:	$1,558.35	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Help Me fix my auto
Purpose of loan: My car I have now is in need of some repairs and i will use this money to fix it all up.
My financial situation: I work fulltime as a nurse and have security at my job. I already have a loan with prosper which will be paid off by the end of this year and I have NEVER been late on a payment!! Please help me out and you wont be sorry:)? I have been paying off cards from my ex husband and I am getting those down to the last bit, thats why my score dropped. I didnt know he applied for these cards and with him not paying the debts, I had to.
Monthly net income: $ 2800

Monthly expenses: $
??Housing: $?250.00 My fiance and I split the mortgage
??Insurance: $ 60.00
??Car expenses: $ 200.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 60.00
??Food, entertainment: $ 30.00
??Clothing, household expenses $ 75.00
??Credit cards and other loans: $ 188.38
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

YoungTaxMan	$50.00	$50.00	4/2/2010 4:30:22 PM
UCLA4life	$25.00	$25.00	4/2/2010 4:47:06 PM
investment-daydream	$25.00	$25.00	4/5/2010 10:01:37 AM
DasMula	$25.00	$25.00	4/5/2010 11:48:40 PM
DasMula	$25.00	$25.00	4/5/2010 11:49:17 PM
lucrative-loan	$300.00	$300.00	4/6/2010 2:06:47 PM
return-grizzly	$100.00	$100.00	4/6/2010 1:58:06 PM
Aberdeen	$400.00	$400.00	4/7/2010 7:29:52 AM
chameleon125	$50.00	$50.00	4/7/2010 8:16:52 AM
special-finance4	$25.00	$25.00	4/7/2010 11:07:06 AM
fund-secret-agent	$25.00	$25.00	4/7/2010 11:33:02 AM
greenback-catapult3	$100.00	$100.00	4/7/2010 7:13:56 PM
EEasyMoney	$25.00	$25.00	4/7/2010 9:21:16 PM
amra	$25.00	$25.00	4/8/2010 11:39:23 AM
lostviajero	$25.00	$25.00	4/8/2010 10:57:04 AM
Evolver	$100.00	$100.00	4/8/2010 10:57:20 AM
Bob450	$75.00	$75.00	4/8/2010 4:41:14 PM
113121	$100.00	$100.00	4/8/2010 6:31:40 PM
hamster	$31.91	$31.91	4/8/2010 5:36:18 PM
exchange-cowbell5	$50.00	$50.00	4/8/2010 5:59:06 PM
113121	$100.00	$100.00	4/8/2010 6:31:52 PM
allbalooboy2	$25.00	$25.00	4/4/2010 6:57:17 PM
exchange-cowbell5	$25.00	$25.00	4/5/2010 7:55:49 PM
DasMula	$25.00	$25.00	4/5/2010 11:49:03 PM
DasMula	$25.00	$25.00	4/5/2010 11:48:52 PM
FASTIZIO_P	$25.00	$25.00	4/6/2010 12:58:34 PM
wealth-pipeline	$25.00	$25.00	4/6/2010 2:21:50 PM
selector568	$100.00	$88.25	4/6/2010 5:08:58 PM
SolarMoonshine	$25.00	$25.00	4/6/2010 5:40:04 PM
noble-revenue	$25.00	$25.00	4/7/2010 4:24:29 AM
KapitalX	$25.00	$25.00	4/7/2010 10:15:52 AM
five-star-note	$100.00	$100.00	4/7/2010 10:22:37 AM
Gregger	$25.00	$25.00	4/7/2010 1:24:35 PM
bold-direct-asset	$25.00	$25.00	4/7/2010 2:33:12 PM
sweety075	$25.00	$25.00	4/7/2010 7:51:30 PM
currency-bumblebee	$25.00	$25.00	4/8/2010 9:55:41 AM
JM245	$25.79	$25.79	4/8/2010 10:35:15 AM
twjh	$25.00	$25.00	4/8/2010 10:42:06 AM
best-listing-toro	$25.00	$25.00	4/8/2010 10:47:12 AM
twjh	$25.00	$25.00	4/8/2010 10:57:25 AM
Jordan1123	$25.00	$25.00	4/8/2010 3:10:32 PM
vmh20035	$29.05	$29.05	4/8/2010 4:28:02 PM
boo_hoo	$50.00	$50.00	4/8/2010 7:29:44 PM
brother_tam	$50.00	$50.00	4/8/2010 6:25:09 PM
113121	$50.00	$50.00	4/8/2010 6:32:16 PM
45 bids
Borrower Payment Dependent Notes Series 452870
This series of Notes was issued and sold upon the funding of the borrower loan #41690, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Apr-05-2010
				Auction end date:	Apr-05-2010

Starting lender yield:	29.12%	Starting borrower rate/APR:	30.12% / 32.77%	Starting monthly payment:	$63.78
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.84%	Final monthly payment:	$60.64

Auction yield range:	11.04% - 29.12%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1994	Debt/Income ratio:	1%
Basic (1-10):	8	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 9	Length of status:	10y 4m
Credit score:	660-679 (Apr-2010)	Total credit lines:	35	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$10,434	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	innocent-transaction3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay down credit card debt and make rent payments in the immediate future.

My financial situation:
I am a good candidate for this loan because I will be earning more than enough in both salary and bonus by August of this year to pay off my loan (including making regular payments on time until I can pay it off 100%).

Monthly net income: $ $4700

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 206
??Car expenses: $ 0
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 500
??Other expenses: $ 250
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IIP77	$25.00	$25.00	4/5/2010 4:34:13 PM
tearsnstone	$25.00	$25.00	4/5/2010 4:36:18 PM
mickeyroi	$25.00	$25.00	4/5/2010 4:37:08 PM
balance-hercules	$100.00	$100.00	4/5/2010 4:37:18 PM
KandKLegacyInvestments	$25.00	$25.00	4/5/2010 4:35:41 PM
cgkid	$25.00	$25.00	4/5/2010 4:38:06 PM
payment-piledriver	$25.00	$25.00	4/5/2010 4:36:17 PM
integrity-broker	$25.00	$25.00	4/5/2010 4:36:20 PM
MicroL	$25.00	$25.00	4/5/2010 4:38:41 PM
uprising35	$50.00	$50.00	4/5/2010 4:38:47 PM
murtaza	$25.00	$25.00	4/5/2010 4:38:56 PM
deal-hickory5	$25.00	$25.00	4/5/2010 4:37:14 PM
Dap2005	$25.00	$25.00	4/5/2010 4:37:26 PM
commitment-farm	$25.00	$25.00	4/5/2010 4:38:04 PM
purdue98	$25.00	$25.00	4/5/2010 4:38:37 PM
rhodylend	$25.00	$25.00	4/5/2010 4:37:07 PM
silver-armada	$50.00	$50.00	4/5/2010 4:37:11 PM
blooming-dedication	$50.00	$50.00	4/5/2010 4:37:16 PM
favorable-order8	$25.00	$25.00	4/5/2010 4:37:47 PM
silvercertificate	$25.00	$25.00	4/5/2010 4:38:01 PM
seisen	$100.00	$100.00	4/5/2010 4:38:27 PM
brutusbone	$25.00	$25.00	4/5/2010 4:34:20 PM
soulwork	$25.00	$25.00	4/5/2010 4:35:45 PM
capital-albatross	$25.00	$25.00	4/5/2010 4:33:36 PM
radforj22	$25.00	$25.00	4/5/2010 4:35:50 PM
balance6	$25.00	$25.00	4/5/2010 4:33:54 PM
Helenska11	$25.00	$25.00	4/5/2010 4:36:54 PM
WBB21	$25.00	$25.00	4/5/2010 4:37:19 PM
randsenterprise	$25.00	$25.00	4/5/2010 4:38:44 PM
AFairDeal	$25.00	$25.00	4/5/2010 4:39:03 PM
helping-out	$30.00	$30.00	4/5/2010 4:38:09 PM
lovelongandprosper	$50.00	$50.00	4/5/2010 4:39:01 PM
dime-neutron	$25.00	$25.00	4/5/2010 4:39:06 PM
TennSquire	$25.00	$25.00	4/5/2010 4:39:08 PM
mrrc7498	$25.00	$25.00	4/5/2010 4:39:15 PM
wise-courageous-social	$25.00	$25.00	4/5/2010 4:39:16 PM
Kerosene_Hat	$25.00	$11.58	4/5/2010 4:39:18 PM
likeable-openness	$25.00	$25.00	4/5/2010 4:33:48 PM
treasure-bliss	$58.42	$58.42	4/5/2010 4:35:38 PM
credit-puppy924	$25.00	$25.00	4/5/2010 4:36:16 PM
social-conductor4	$25.00	$25.00	4/5/2010 4:36:23 PM
attractive-rate	$25.00	$25.00	4/5/2010 4:37:21 PM
the-silver-blaster	$25.00	$25.00	4/5/2010 4:38:20 PM
Therapist	$25.00	$25.00	4/5/2010 4:38:48 PM
dedicated-diversification5	$100.00	$100.00	4/5/2010 4:38:52 PM
Banker7371	$25.00	$25.00	4/5/2010 4:39:13 PM
46 bids
Borrower Payment Dependent Notes Series 452946
This series of Notes was issued and sold upon the funding of the borrower loan #41800, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,700.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Apr-07-2010
				Auction end date:	Apr-09-2010

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$151.81
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$149.57

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2006	Debt/Income ratio:	21%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 5	Length of status:	4y 0m
Credit score:	700-719 (Apr-2010)	Total credit lines:	8	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$61	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	repayment-sensation	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchasing an older vehicle
Purpose of loan:
This loan will be used to purchase an older vehicle with over 100,000 miles. Because of this criteria, banks and credit unions would only lend me about 85% of?the vehicle's trade-in value. I was?very surprised to find this out because I could not understand why a bank would only give you money based on the trade-in value, seeing?as how no one?SELLS a?vehicle for that money.

My financial situation:
I am a good candidate for this loan because I have a great credit rating and I have always been reliable as far as making payments. I just sold a vehicle I was paying $270 a month for, plus $170 a month in insurance. With this loan and new insurance for this vehicle, I will be cutting these expensives by 50%! Thank you! I appreciate the opportunity!

Monthly net income: $ 1400

Monthly expenses: $
??Housing: $ 200
??Insurance: $ 0
??Car expenses: $?100 (gas a month)
??Utilities: $ 70
??Phone, cable, internet: $ 50?
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 160
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

topher515	$25.00	$25.00	4/7/2010 4:24:05 PM
KandKLegacyInvestments	$25.00	$25.00	4/7/2010 4:28:09 PM
r0b3m4n	$25.00	$25.00	4/7/2010 4:27:21 PM
GElender	$25.00	$25.00	4/7/2010 4:27:31 PM
social-conductor4	$25.00	$25.00	4/7/2010 4:28:05 PM
money-explorer3	$25.00	$25.00	4/7/2010 4:30:07 PM
deal-secret-agent	$25.00	$25.00	4/7/2010 4:32:28 PM
Buffer10	$100.00	$100.00	4/7/2010 4:34:34 PM
BlindJoeDeath	$25.00	$25.00	4/7/2010 4:35:21 PM
bigphish	$25.00	$25.00	4/7/2010 4:37:03 PM
Kaj	$25.00	$25.00	4/7/2010 4:30:23 PM
AF-Chief	$28.00	$28.00	4/7/2010 4:30:30 PM
innocent-loot	$25.00	$25.00	4/7/2010 4:37:00 PM
red-favorable-basis	$25.00	$25.00	4/7/2010 4:38:41 PM
unforgettable-order9	$25.00	$25.00	4/7/2010 4:39:09 PM
CarDealer3070	$30.00	$30.00	4/7/2010 4:37:58 PM
natural-greenback6	$25.00	$25.00	4/7/2010 4:39:39 PM
HHP	$25.00	$25.00	4/7/2010 4:39:42 PM
asiaratt	$100.00	$100.00	4/7/2010 4:40:19 PM
cablenews	$25.00	$25.00	4/7/2010 4:33:34 PM
martinnc	$25.00	$25.00	4/7/2010 4:39:00 PM
payment-gusto	$25.00	$25.00	4/7/2010 4:33:40 PM
Streetfighter	$50.00	$50.00	4/7/2010 4:39:05 PM
Craig_B	$25.00	$25.00	4/7/2010 4:35:36 PM
shrewd-deal	$25.00	$25.00	4/7/2010 4:35:46 PM
kmavm	$25.00	$25.00	4/7/2010 4:35:52 PM
yield-seeker	$25.00	$25.00	4/7/2010 4:36:53 PM
Patter256	$25.00	$25.00	4/7/2010 4:37:11 PM
elevated-platinum5	$25.00	$25.00	4/7/2010 4:37:52 PM
irrelevant	$25.00	$25.00	4/7/2010 4:43:50 PM
ukstevenhawaii	$50.00	$50.00	4/7/2010 4:38:10 PM
magnolia161	$25.00	$25.00	4/7/2010 4:38:50 PM
rooosta	$25.00	$25.00	4/7/2010 4:38:55 PM
integrity-doctor	$100.00	$100.00	4/7/2010 4:39:13 PM
desertoasis	$25.00	$25.00	4/7/2010 4:39:33 PM
first-upright-payout	$25.00	$25.00	4/7/2010 4:39:56 PM
reflective-rupee	$200.00	$200.00	4/7/2010 5:11:23 PM
SolarMoonshine	$25.00	$25.00	4/7/2010 5:32:54 PM
Bob450	$50.00	$50.00	4/8/2010 10:38:07 PM
frogperson	$100.00	$100.00	4/8/2010 10:14:02 PM
loan-fate	$25.00	$25.00	4/9/2010 10:12:08 AM
autonomous-truth	$25.00	$25.00	4/7/2010 4:30:34 PM
burrito6	$25.00	$25.00	4/7/2010 4:30:38 PM
upright-revenue7	$50.00	$50.00	4/7/2010 4:35:08 PM
bowdish1	$48.13	$48.13	4/7/2010 4:27:28 PM
Speculator	$100.00	$100.00	4/7/2010 4:34:41 PM
awesome-return0	$25.00	$25.00	4/7/2010 4:34:50 PM
Cai8899	$30.00	$30.00	4/7/2010 4:36:21 PM
inspiring-reward	$150.00	$150.00	4/7/2010 4:35:14 PM
head	$25.00	$25.00	4/7/2010 4:35:32 PM
secobarbital	$25.00	$25.00	4/7/2010 4:36:13 PM
sympathetic-asset	$25.00	$25.00	4/7/2010 4:38:06 PM
Purposeful	$50.00	$50.00	4/7/2010 4:30:45 PM
personal-lender	$25.00	$25.00	4/7/2010 4:36:29 PM
rhin0cerx	$50.00	$50.00	4/7/2010 4:38:14 PM
asset-professor	$35.00	$35.00	4/7/2010 4:38:18 PM
Midwestvalues	$100.00	$100.00	4/7/2010 4:36:43 PM
money-floret	$25.00	$25.00	4/7/2010 4:36:50 PM
visionary-fund	$25.00	$25.00	4/7/2010 4:37:08 PM
favorable-order8	$25.00	$25.00	4/7/2010 4:31:54 PM
likeable-openness	$25.00	$25.00	4/7/2010 4:32:10 PM
Dap2005	$25.00	$25.00	4/7/2010 4:32:40 PM
greenwell	$25.00	$25.00	4/7/2010 4:38:25 PM
deegeeman	$50.00	$50.00	4/7/2010 4:38:32 PM
listing-trapper3	$50.00	$50.00	4/7/2010 4:38:37 PM
harmonious-revenue7	$25.00	$25.00	4/7/2010 4:40:00 PM
unforgettable-fund2	$25.00	$25.00	4/7/2010 4:33:30 PM
cashonhand	$25.00	$25.00	4/7/2010 4:40:15 PM
kmfreymi	$25.00	$22.87	4/7/2010 4:40:23 PM
brother_tam	$50.00	$50.00	4/7/2010 4:39:23 PM
bnlforever	$25.00	$25.00	4/7/2010 4:39:50 PM
successful-euro	$30.00	$30.00	4/7/2010 4:34:58 PM
Nerdster1	$25.00	$25.00	4/7/2010 4:35:01 PM
bountiful-bazaar	$25.00	$25.00	4/7/2010 4:35:28 PM
zorg77	$25.00	$25.00	4/7/2010 4:35:41 PM
delivery	$25.00	$25.00	4/7/2010 4:35:58 PM
momoney2lend	$25.00	$25.00	4/7/2010 4:36:02 PM
Zolton	$200.00	$200.00	4/7/2010 4:36:37 PM
turbolozano	$25.00	$25.00	4/7/2010 4:37:06 PM
Rattlehead	$25.00	$25.00	4/7/2010 4:38:45 PM
InChicago	$25.00	$25.00	4/7/2010 4:43:45 PM
red_spade	$26.00	$26.00	4/7/2010 4:39:17 PM
visionary-currency	$50.00	$50.00	4/7/2010 4:40:09 PM
mercuriant	$25.00	$25.00	4/7/2010 5:00:56 PM
felicity-daydream	$50.00	$50.00	4/7/2010 5:45:26 PM
charming-point	$300.00	$300.00	4/8/2010 10:19:40 AM
Mr-Miracle	$25.00	$25.00	4/8/2010 12:53:54 PM
87 bids
Borrower Payment Dependent Notes Series 453296
This series of Notes was issued and sold upon the funding of the borrower loan #41715, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Apr-07-2010
				Auction end date:	Apr-08-2010

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$184.63
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$181.91

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2004	Debt/Income ratio:	28%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	2y 0m
Credit score:	660-679 (Apr-2010)	Total credit lines:	22	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,071	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	18%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	auction-dreams8	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Recent Grad Consolidating Debt
Purpose of loan:
The purpose of this loan is to consolidate my exisiting revolving debt with credit cards, pay off the balance on my student account, and get me out of the cycle of using direct deposit advances and payday loans so that I can spend my own money and be ready for my student loan payments which are coming in July.

My financial situation:
I am a good candidate for this loan because I am responsible with payments. I keep a Microsoft Exel spreadsheet of all my finances and update it weekly - I can send proof of this by request. In addition, I have realized the horror of credit cards, and have curbed my spending to a bare minimum. In fact, I have only bought one cart of groceries in the last two weeks - no dining out, no coffee, no nothing! I am determined to make my income work for me. As a single, 24-year-old, there should be no reason why I can't balance a $40k income.

Monthly net income: $ 2100

Monthly expenses: $
??Housing: $ 535
??Insurance: $ 120
??Car expenses: $?260/month
??Utilities: $?50
??Phone, cable, internet: $?130
??Food, entertainment: $ 50-100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 2600
??Other expenses: $ 2000 (Payday loan, student account balance, and medical bills)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What are the balances on your credit cards and payday loans? And why did you get into payday loans to begin with? - conductor146
A: Visa: $1000, American Express: $1000, Amazon Card: $840, Victoria Secret: $125, Care Credit: $50; Payday Loan: $442. I got the payday loan because someone hit my car and drove off - so I had to pay my $500 deductible. There was no other money to fix my car, so a payday loan was my only option. After I got it, it started a cycle because I never really had that $500 to begin with. (Apr-08-2010)
Q: Will you be allocating some savings in your budget to avoid another requirement for a payday loan or credit card cash advance? - integrity-broker
A: Yes, I have a savings account which I can begin to put money into once I have my debt paid off through this loan. Without all of these monthly payments, my income allows me to easily pay my monthly bills with room for spending and savings. (Apr-08-2010)
Q: I'm trying to understand your expenses... Under monthly expenses you list: Credit cards and other loans: $ 2600 and Other expenses: $ 2000. So, you're paying $2k/mo on your $440 payday loan? How are you dealing with $5795/mo with only $2100 income? - conductor146
A: Sorry, I didn't mean to put that under monthly payments. The $2600 and $2000 is my total debt. I don't pay that every month, but rather put payments towards all of that. The payment sizes vary. I do what I can, and make a lot of phone calls adjusting payments dates, etc. This loan would cover those costs, and I wouldn't have to make those monthly payments towards this amount of debt anymore. (Apr-08-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

a275ranger	$25.00	$25.00	4/7/2010 4:23:58 PM
deal-dojo	$25.00	$25.00	4/7/2010 4:24:19 PM
KandKLegacyInvestments	$25.00	$25.00	4/7/2010 4:24:41 PM
Savings_EQ_Dignity	$25.00	$25.00	4/7/2010 4:24:45 PM
janicewill	$25.00	$25.00	4/7/2010 4:25:06 PM
jonn834	$25.00	$25.00	4/7/2010 4:25:15 PM
Sixmil	$25.00	$25.00	4/7/2010 4:23:48 PM
james41	$25.00	$25.00	4/7/2010 4:25:56 PM
autonomous-basis	$25.00	$25.00	4/7/2010 4:24:31 PM
ScreaminLemur	$25.00	$25.00	4/7/2010 4:24:34 PM
NR	$25.00	$25.00	4/7/2010 4:25:26 PM
murlirao2002	$25.00	$25.00	4/7/2010 4:25:30 PM
jga516	$25.00	$25.00	4/7/2010 4:27:02 PM
orange-preeminant-bill	$85.12	$85.12	4/7/2010 4:26:03 PM
bowdish1	$50.00	$50.00	4/7/2010 4:27:25 PM
SDNLR	$25.00	$25.00	4/7/2010 4:27:33 PM
favorable-order8	$25.00	$25.00	4/7/2010 4:27:45 PM
LenderExtraordinaire	$25.00	$25.00	4/7/2010 4:28:00 PM
time4aloan	$30.00	$30.00	4/7/2010 4:26:57 PM
hopethisworks	$25.00	$25.00	4/7/2010 4:28:10 PM
rapid-power2	$25.00	$25.00	4/7/2010 4:27:45 PM
scottr	$25.00	$25.00	4/7/2010 4:29:04 PM
cberthiaume	$25.00	$25.00	4/7/2010 4:27:57 PM
Jonb6919	$25.00	$25.00	4/7/2010 4:29:11 PM
lucrative-deal5	$25.00	$25.00	4/7/2010 4:29:30 PM
mg6619	$25.00	$25.00	4/7/2010 4:28:12 PM
randsenterprise	$25.00	$25.00	4/7/2010 4:29:49 PM
next2	$25.00	$25.00	4/7/2010 4:30:03 PM
important-ore	$50.00	$50.00	4/7/2010 4:29:08 PM
shrewd-peace7	$25.00	$25.00	4/7/2010 4:30:14 PM
VPRLLC	$25.00	$25.00	4/7/2010 4:29:29 PM
Purposeful	$50.00	$50.00	4/7/2010 4:30:43 PM
wampum-chorus3	$25.00	$25.00	4/7/2010 4:30:15 PM
Kaj	$25.00	$25.00	4/7/2010 4:30:26 PM
likeable-openness	$25.00	$25.00	4/7/2010 4:32:08 PM
triumph329	$25.00	$25.00	4/7/2010 4:24:29 PM
treasure-generator	$25.00	$25.00	4/7/2010 4:25:09 PM
suomynona	$25.00	$25.00	4/7/2010 4:30:49 PM
Yomain	$40.00	$40.00	4/7/2010 4:31:01 PM
uprising35	$50.00	$50.00	4/7/2010 4:32:59 PM
lovelongandprosper	$50.00	$50.00	4/7/2010 4:33:07 PM
RMB-Investments	$25.00	$25.00	4/7/2010 4:33:12 PM
wdove511	$25.00	$25.00	4/7/2010 4:25:45 PM
nourishing-interest0	$25.00	$25.00	4/7/2010 4:33:15 PM
rks125	$25.00	$25.00	4/7/2010 4:33:17 PM
yield-lion	$25.00	$25.00	4/7/2010 4:26:13 PM
tallmon	$25.00	$25.00	4/7/2010 4:26:20 PM
radforj22	$25.00	$25.00	4/7/2010 4:32:20 PM
payment-gusto	$25.00	$25.00	4/7/2010 4:33:37 PM
persevering	$25.00	$25.00	4/7/2010 4:33:48 PM
KramericaIndustries	$25.00	$25.00	4/7/2010 4:34:20 PM
helping-out	$30.00	$30.00	4/7/2010 4:32:44 PM
alex13	$25.00	$25.00	4/7/2010 4:32:55 PM
Therapist	$25.00	$25.00	4/7/2010 4:33:01 PM
wise-courageous-social	$25.00	$25.00	4/7/2010 4:33:09 PM
KrazyCelticKid	$50.00	$50.00	4/7/2010 4:33:27 PM
Amanzidan	$25.00	$25.00	4/7/2010 4:27:44 PM
heatherwood	$50.00	$50.00	4/7/2010 4:34:03 PM
GracieLuLu04	$25.00	$25.00	4/7/2010 4:34:12 PM
Buffer10	$100.00	$63.07	4/7/2010 4:34:35 PM
Tikibarman	$50.00	$50.00	4/7/2010 4:28:46 PM
TruckerGuy	$25.00	$25.00	4/7/2010 4:28:54 PM
Turtlebear44	$25.00	$25.00	4/7/2010 4:29:40 PM
money-explorer3	$25.00	$25.00	4/7/2010 4:30:05 PM
deal-secret-agent	$25.00	$25.00	4/7/2010 4:32:26 PM
purdue98	$25.00	$25.00	4/7/2010 4:32:53 PM
TennSquire	$25.00	$25.00	4/7/2010 4:33:08 PM
srgriff	$25.00	$25.00	4/7/2010 4:33:14 PM
steely_dan34	$25.00	$25.00	4/7/2010 4:33:23 PM
rock-turner	$88.61	$88.61	4/7/2010 4:34:15 PM
InChicago	$25.00	$25.00	4/7/2010 4:43:43 PM
irrelevant	$25.00	$25.00	4/7/2010 4:43:53 PM
mercuriant	$25.00	$25.00	4/7/2010 5:00:59 PM
trevize	$25.00	$25.00	4/7/2010 5:09:24 PM
felicity-daydream	$32.00	$32.00	4/7/2010 5:46:51 PM
reflective-rupee	$225.00	$225.00	4/7/2010 5:14:30 PM
SolarMoonshine	$25.00	$25.00	4/7/2010 5:37:29 PM
Katherine12	$25.00	$25.00	4/7/2010 8:47:47 PM
one-midas	$25.00	$25.00	4/8/2010 1:11:19 PM
topher515	$25.00	$25.00	4/7/2010 4:24:07 PM
apostle901	$25.00	$25.00	4/7/2010 4:24:38 PM
brooklynjoe	$25.00	$25.00	4/7/2010 4:25:03 PM
fairhelper	$25.00	$25.00	4/7/2010 4:25:12 PM
JKEnterprises	$25.00	$25.00	4/7/2010 4:25:44 PM
enlightenment5	$25.00	$25.00	4/7/2010 4:25:49 PM
russm011	$25.00	$25.00	4/7/2010 4:24:09 PM
benjo	$25.00	$25.00	4/7/2010 4:24:27 PM
sintax	$25.00	$25.00	4/7/2010 4:24:32 PM
IIP77	$25.00	$25.00	4/7/2010 4:24:35 PM
order-boomerang	$25.00	$25.00	4/7/2010 4:26:56 PM
zjonathan	$25.00	$25.00	4/7/2010 4:28:53 PM
social-conductor4	$25.00	$25.00	4/7/2010 4:28:01 PM
gain-boomerang5	$25.00	$25.00	4/7/2010 4:28:14 PM
webappersn	$25.00	$25.00	4/7/2010 4:29:39 PM
jgold010	$25.00	$25.00	4/7/2010 4:30:00 PM
dextro	$25.00	$25.00	4/7/2010 4:29:32 PM
successful-euro	$40.00	$40.00	4/7/2010 4:30:47 PM
javajahn	$25.00	$25.00	4/7/2010 4:30:18 PM
AF-Chief	$28.00	$28.00	4/7/2010 4:30:27 PM
iLoaner	$25.00	$25.00	4/7/2010 4:24:51 PM
tearsnstone	$25.00	$25.00	4/7/2010 4:32:32 PM
junctionking	$25.00	$25.00	4/7/2010 4:25:13 PM
Dap2005	$25.00	$25.00	4/7/2010 4:32:38 PM
ryan23	$25.00	$25.00	4/7/2010 4:32:51 PM
Diamond_Jim	$25.00	$25.00	4/7/2010 4:33:10 PM
leodaguy	$25.00	$25.00	4/7/2010 4:33:13 PM
smart-gain	$25.00	$25.00	4/7/2010 4:25:51 PM
JustMee	$25.00	$25.00	4/7/2010 4:25:53 PM
unforgettable-fund2	$25.00	$25.00	4/7/2010 4:33:28 PM
cablenews	$25.00	$25.00	4/7/2010 4:33:32 PM
RebuildALife	$25.00	$25.00	4/7/2010 4:34:10 PM
GreenNotes	$36.00	$36.00	4/7/2010 4:32:43 PM
transparency-burger	$25.00	$25.00	4/7/2010 4:32:49 PM
DadWarbucks	$25.00	$25.00	4/7/2010 4:26:59 PM
DosPassos	$25.00	$25.00	4/7/2010 4:32:57 PM
deal-hickory5	$25.00	$25.00	4/7/2010 4:33:03 PM
nletunic	$25.00	$25.00	4/7/2010 4:33:11 PM
r0b3m4n	$25.00	$25.00	4/7/2010 4:27:19 PM
orange-courageous-dedication	$30.00	$30.00	4/7/2010 4:33:20 PM
greatwhiteninja	$25.00	$25.00	4/7/2010 4:33:24 PM
moola-man	$25.00	$25.00	4/7/2010 4:34:05 PM
investment-tempo	$25.00	$25.00	4/7/2010 4:34:14 PM
gimincorp	$25.00	$25.00	4/7/2010 4:34:25 PM
investment-oasis	$25.00	$25.00	4/7/2010 4:29:09 PM
orange-value-exec	$25.00	$25.00	4/7/2010 4:29:31 PM
lloyd_s	$25.00	$25.00	4/7/2010 4:29:45 PM
benefit-squirrel	$25.00	$25.00	4/7/2010 4:30:04 PM
autonomous-truth	$25.00	$25.00	4/7/2010 4:30:33 PM
burrito6	$25.00	$25.00	4/7/2010 4:30:36 PM
Lam0nt	$25.00	$25.00	4/7/2010 4:32:24 PM
integrity-broker	$25.00	$25.00	4/7/2010 4:32:34 PM
dedicated-diversification5	$100.00	$100.00	4/7/2010 4:33:06 PM
PaulHenry	$25.00	$25.00	4/7/2010 4:33:10 PM
tremendous-integrity	$25.00	$25.00	4/7/2010 4:33:18 PM
delicious-social132	$25.00	$25.00	4/7/2010 4:33:26 PM
capital-galaxy	$72.20	$72.20	4/7/2010 4:34:07 PM
beans53	$25.00	$25.00	4/8/2010 7:27:26 AM
Mr-Miracle	$25.00	$25.00	4/8/2010 10:20:59 AM
charming-point	$300.00	$300.00	4/8/2010 10:14:34 AM
139 bids